UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CBL & ASSOCIATES PROPERTIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 23, 2021

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders which will be held on Tuesday, May 25, 2021 at 4:00 p.m. (EDT). In light of the ongoing public health concerns regarding the coronavirus (COVID-19) pandemic, recommendations and guidelines from the CDC with respect to group gatherings as well as other orders from federal, state and local governmental authorities, and to support the health and well-being of our shareholders, this year’s annual meeting will be a completely “virtual meeting” of shareholders.  You will be able to attend the meeting, vote and submit your questions live via webcast by visiting www.virtualshareholdermeeting.com/CBL2021.

The Notice and Proxy Statement on the following pages contain details concerning the business to come before the meeting.  Please sign and return your proxy card in the enclosed envelope, or vote your shares by telephone or via the Internet, to ensure that your shares will be represented and voted at the meeting even if you cannot attend via the live webcast.  Even if you plan to attend the meeting via the live webcast, you are urged to sign and return the enclosed proxy card (or voting instruction form, as applicable), or to vote your shares by telephone or via the Internet in accordance with the instructions on the enclosed proxy card or voting instruction form.

Thank you for your support.

Sincerely,

Chairman of the Board

CBL & ASSOCIATES PROPERTIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 25, 2021

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CBL & Associates Properties, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, May 25, 2021 at 4:00 p.m. (EDT) via live webcast by visiting www.virtualshareholdermeeting.com/CBL2021. You will need the 16-digit control number included on your proxy card or voting instruction form.  The meeting will be held for the following purposes:

1.	To act on the re-election of the Board of Directors’ nine director nominees to serve for a term of one year and until their respective successors are elected and qualified (“Proposal 1”);
2.

To act upon a proposal to ratify the selection of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accountants for the Company’s fiscal year ending December 31, 2021 (“Proposal 2”);

3.	To act upon a proposal for the advisory approval of the compensation of our Named Executive Officers as set forth herein (“Proposal 3”); and
4.	To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

In light of ongoing public health concerns regarding the coronavirus (COVID-19) pandemic, recommendations and guidelines from the CDC with respect to group gatherings, as well as orders from other federal, state and local authorities, and to support the health and well‑being of our shareholders, this year’s meeting will be conducted virtually.  You are entitled to attend and participate in the Annual Meeting only if you were a shareholder of record as of the record date or hold a valid proxy for the meeting.  Those shareholders will be able to attend the virtual Annual Meeting, vote their shares and submit questions during the meeting via live audio webcast by visiting: www.virtualshareholdermeeting.com/CBL2021. To participate, you will need the 16-digit control number included in your proxy materials or on your proxy card.  Please note that there will be no in-person meeting for you to attend.

In accordance with the provisions of the Company’s Bylaws, the Board of Directors has fixed the close of business on Friday, March 26, 2021, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement.

Your vote is very important.  Whether or not you plan to attend the meeting via live webcast, we urge you to submit your Proxy.  To submit your Proxy by mail, please sign, date and promptly return the enclosed Proxy (or voting instruction form) in order to ensure representation of your shares.  An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose.  Alternatively, you may use the toll-free telephone number indicated on the enclosed Proxy (or voting instruction form) to vote by telephone or visit the website indicated thereon to vote via the Internet.  This will not prevent you from voting your shares during the meeting if you desire to do so.

By Order of the Board of Directors

Chief Executive Officer

Chattanooga, Tennessee

April 23, 2021

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement.  This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.  Page references are supplied in this summary to help you find further information in this Proxy Statement.

Our 2021 Annual Meeting

Time and Date	4:00 p.m. (EDT) on Tuesday, May 25, 2021

Location

The annual meeting will be held virtually via live webcast.

You can join the meeting by visiting www.virtualshareholdermeeting.com/CBL2021 and entering the 16-digit control number listed on your proxy card.

Record Date	March 26, 2021

Voting	Each share is entitled to one vote on each matter to be voted upon at our Annual Meeting. You can vote by proxy utilizing any of the following methods:

•Internet: Go to the website shown on your Proxy or voting instruction form until 11:59 p.m. Eastern Time, the day before our Annual Meeting.

•Telephone: As shown on the Proxy or voting instruction form you received until 11:59 p.m. Eastern Time, the day before our Annual Meeting.

•Mail: Mark, sign, date and promptly return your Proxy or voting instruction form.

•In Person at the Virtual Annual Meeting: You may vote in person during the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/CBL2021 and entering the 16-digit control number found on your proxy card or on the voting instruction form you received from your broker.

Internet Availability of Materials	This Notice of Annual Meeting and Proxy Statement, as well as our Annual Report for the Company’s fiscal year ended December 31, 2020, are also available via the internet at: www.proxyvote.com.

This Proxy Statement was first provided to shareholders on or about April 23, 2021.

Annual Meeting Proposals and Board Recommendations

Proposal	Board Recommendation	Page Reference
Proposal 1 – Election of Directors	For all nominees	6
Proposal 2 – Ratification of the selection of Deloitte as our independent registered public accounting firm for 2021	For	73
Proposal 3 – Advisory Vote to Approve Executive Compensation	For	75
Transaction of any other business that properly comes before our Annual Meeting

Director Nominees (Page 7)

Name	Age	Director Since	Occupation	Independent (Yes/No)	Board Committee Memberships	Other Public Company Boards
Charles B. Lebovitz	84	1993	Chairman of the Board of the Company	No	Executive*	None
Stephen D. Lebovitz	60	1993	Chief Executive Officer of the Company	No	Executive, Capital Allocation	None
A. Larry Chapman	74	2013	Retired Executive Vice President and Head of Commercial Real Estate, Wells Fargo & Co.	Yes	Audit ($)*, Compensation	Realty Income Corporation
Matthew S. Dominski	66	2005	Retired Chief Executive Officer, Urban Shopping Centers, Inc.	Yes	Audit ($), Compensation*	First Industrial Realty Trust
John D. Griffith	59	2015	Senior Vice President of Real Estate and Development of Life Time, Inc. Managing Partner of Griffith Real Estate LLC Former Executive Vice President of Property Development, Target Corporation	Yes	Compensation, Nominating/ Corporate Governance	None
Richard J. Lieb	61	2016	Managing Director and Chairman of Real Estate of Greenhill & Co., LLC	Yes	Nominating/ Corporate Governance, Capital Allocation	AvalonBay Communities, Inc.; iStar Inc.; VEREIT, Inc.
Kathleen M. Nelson	75	2009	President and Founder, KMN Associates LLC	Yes	Nominating/ Corporate Governance*, Executive	Apartment Investment and Management Company; Dime Community Bancshares, Inc.
Carolyn B. Tiffany	54	2019	Retired President of Winthrop Realty Trust	Yes	Audit ($), Compensation, Special Committee	None
Scott D. Vogel	45	2020	Managing Member of Vogel Partners LLC	Yes	Special Committee	Alpha Metallurgical Resources, Inc.; Avaya Holdings Corp.; Bonanza Creek Energy
*Denotes Committee Chairman ($)Audit Committee Financial Expert

Ratification of Auditors (Page 73)

We are asking our shareholders to ratify the appointment of Deloitte as the independent registered public accounting firm to serve as our auditors for the year ending December 31, 2021.

Say-on-Pay (Page 75)

Consistent with our shareholders’ preference, our Board of Directors is providing shareholders with an annual vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in our Proxy Statement.

Please review our Compensation Discussion and Analysis (beginning on page 29), which describes the principal components of our executive compensation program, the objectives and key features of each component and the compensation decisions made by our Compensation Committee for our named executive officers, and the accompanying executive compensation tables and related information (beginning on page 47) for additional details about our executive compensation programs, including information about our named executive officers’ fiscal year 2020 compensation.

PROXY STATEMENT

CBL & ASSOCIATES PROPERTIES, INC.

2030 Hamilton Place Blvd.

Suite 500

CBL Center

Chattanooga, Tennessee 37421

(423) 855-0001

ANNUAL MEETING OF SHAREHOLDERS

May 25, 2021

ANNUAL MEETING AND PROXIES

The enclosed proxy is solicited by and on behalf of the Board of Directors of CBL & Associates Properties, Inc., a Delaware corporation (the “Company” or “CBL”), for use at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held on Tuesday, May 25, 2021, at 4:00 p.m. (EDT) and at any and all postponements or adjournments thereof.  This year’s annual meeting will be an entirely “virtual meeting” of shareholders.  You will be able to attend the meeting as well as vote and submit your questions via live webcast by visiting www.virtualshareholdermeeting.com/CBL2021 and entering the 16-digit control number included on your proxy card or on the voting instruction form you received from your broker.  Any proxy given may be revoked at any time before it is voted by filing with the Secretary of the Company either an instrument revoking it or a duly executed proxy bearing a later date.  All expenses of the solicitation of proxies for the Annual Meeting, including the cost of mailing, will be borne by the Company.  In addition to solicitation by mail, Company officers and regular employees may solicit proxies from shareholders by telephone, telegram or personal interview but will not receive additional compensation for such services.  The Company also intends to request persons holding stock in their name or custody, or in the name of nominees, to send proxy materials to their principals and request authority for the execution of the proxies.  The Company will reimburse such persons for the associated expense.

In light of ongoing public health concerns regarding the coronavirus (COVID-19) pandemic, recommendations and guidance from the CDC with respect to group gatherings in addition to orders from other federal, state and local authorities, and to support the health and well-being of our shareholders, this year’s meeting will be conducted virtually.  You are entitled to attend and participate in the Annual Meeting only if you were a shareholder of record as of the record date or hold a valid proxy for the meeting.  Those shareholders will be able to attend the virtual Annual Meeting, vote their shares and submit questions during the meeting via live audio webcast by visiting: www.virtualshareholdermeeting.com/CBL2021. Please note that there will be no in-person meeting for you to attend.

Important Notice Regarding the of Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 25, 2021:

The Company’s Notice of Annual Meeting and Proxy Statement for the Annual Meeting, as well as our Annual Report for the Company’s fiscal year ended December 31, 2020, are also available at www.proxyvote.com.

VOTING AT THE ANNUAL MEETING

Record Date and Shares Entitled to Vote

Only shareholders of record at the close of business on March 26, 2021 are entitled to vote on the matters to be presented at the Annual Meeting.  The number of shares of the Company’s common stock, par value $.01 per share (“Common Stock”), outstanding on such date and entitled to vote was 196,458,778 shares.

Quorum Requirements

The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Annual Meeting with respect to those matters requiring approval by the holders of Common Stock, but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

Votes Necessary to Approve the Proposals

The vote required to approve each of the proposals at the Annual Meeting is as follows:

•

The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for the election of the Board of Directors’ nominees for re-election as directors under Proposal 1.

•	The affirmative vote of a majority of the votes cast by the holders of shares of Common Stock present or represented at the Annual Meeting is required for approval of:
o

Proposal 2, ratification of the selection of Deloitte as the independent registered public accountants (referred to herein as the “independent registered public accountants” or the “independent auditors”) for the Company’s fiscal year ending December 31, 2021; and

o	Proposal 3, the advisory resolution approving the compensation of our named executive officers.

Each share of Common Stock is entitled to one vote with respect to those matters upon which such share is to be voted.  No cumulative voting rights are authorized and dissenters’ rights are not applicable to these matters.

While the Company’s directors will be elected by plurality vote at the Annual Meeting, as further described below under “Corporate Governance Matters – Additional Policy Statements,” the Board of Directors has implemented a majority voting policy under our Corporate Governance Guidelines, which provides that a director who is nominated in an uncontested election, and who receives a greater number of votes “withheld” from his or her election than votes “for” such election, is required to immediately tender his or her resignation to the Board of Directors for consideration.

Special Note Regarding Shares Held in Broker Accounts

Under New York Stock Exchange (“NYSE”) Rule 452, NYSE member organizations are prohibited from giving a proxy to vote with respect to certain matters, including matters involving (i) an election of directors, (ii) any proposal related to executive compensation (including any shareholder advisory votes on the approval of executive compensation) or (iii) an authorization to implement an equity compensation plan, or any material revision to the terms of any existing equity compensation plan, without receiving voting instructions from a beneficial owner.  Therefore, brokers will not be entitled to vote shares at the Annual Meeting with respect to Proposal 1 or Proposal 3 without instructions by the beneficial owner of the shares. Beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with the election of directors (Proposal 1), or with taking action on Proposal 3.

Voting Procedures

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares and you are receiving a proxy card for the virtual Annual Meeting.  If your shares are held in an account at a broker, bank or other similar organization, you are the beneficial owner of shares held in “street name” and you are receiving a voting instruction form.  Holders of our Common Stock on the March 26, 2021 record date have three ways to vote: by mail, by phone and via the Internet using a computer:

By Mail: you may complete, sign and return your proxy card (or the voting instruction form received from your broker or bank, as applicable) by pre-paid mail.

By Telephone: you also may use the toll-free telephone number indicated on the proxy card or voting instruction form to vote by telephone until 11:59 p.m. Eastern Time the day before our Annual Meeting.

Via the Internet: you also may visit the website indicated on the proxy card or voting instruction form to vote via the Internet, until 11:59 p.m. Eastern Time the day before our Annual Meeting, or vote online during the virtual Annual Meeting, as describe below.

You must enter the 16-digit control number found on your proxy card (or voting instruction form) in order to vote in advance of the Annual Meeting as described above, and to vote and/or to participate during the Annual Meeting by visiting: www.virtualshareholdermeeting.com/CBL2021. (If you are a “street name” holder and previously requested a legal proxy from your broker, bank or other similar organization, you may also use such legal proxy to vote at and/or participate in the Annual Meeting.)  Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote in advance of the Annual Meeting by one of the methods described above.

As noted above, under the rules of the NYSE, on certain routine matters brokers may, at their discretion, vote shares they hold in “street name” on behalf of beneficial owners who have not returned voting instructions to the brokers.  Routine matters include the ratification of the selection of the independent registered public accountants (Proposal 2).  In instances – such as voting on Proposals 1 and 3 at the Annual Meeting – where brokers are prohibited from exercising discretionary authority (so-called “broker non-votes”), the shares for which they have not received voting instructions are counted as present for the purpose of determining whether or not a quorum exists at the Annual Meeting, but are not included in the vote totals.  Because broker non-votes are not included in the vote, they are not counted as votes cast “for” or “against” a proposal.  Accordingly, assuming the presence of a quorum at the Annual Meeting, abstentions and broker non-votes will have no effect on the election of any nominee for director under Proposal 1, so long as such nominee receives any affirmative votes, and also will have no effect on the ratification of the selection of the independent registered public accountants under Proposal 2, or on the advisory resolution approving compensation of our named executive officers under Proposal 3.

Unless contrary instructions are indicated on the accompanying form of proxy, the shares represented thereby will be voted by the persons named as proxies on such form FOR the election of the Board of Directors’ nominees for re-election as directors of the Company as described in Proposal 1; FOR ratification of the selection of Deloitte as the independent registered public accountants for the Company’s fiscal year ending December 31, 2021 as described in Proposal 2; and FOR the advisory resolution approving compensation of our Named Executive Officers as described in Proposal 3.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Company’s Board of Directors, upon the recommendation of our Nominating/Corporate Governance Committee, has nominated the Company’s nine current directors for re-election by shareholders at this year’s Annual Meeting.  Under our Certificate of Incorporation and Third Amended and Restated Bylaws, as amended (the “Bylaws”), a majority of our directors must be unaffiliated (“Independent Directors”) with the Company and its predecessor entity, CBL & Associates, Inc. and its affiliates (“CBL’s Predecessor”).  Since the Company’s 2014 Annual Meeting, following the declassification of our Board of Directors as approved by our shareholders, all directors have been elected on an annual basis.

Our Board of Directors has delegated to the Nominating/Corporate Governance Committee, pursuant to the provisions of such Committee’s Charter and our Company’s Corporate Governance Guidelines, the responsibility for evaluating and recommending to the Board candidates to be considered as nominees for election as directors of our Company.  In discharging these responsibilities, the

Nominating/Corporate Governance Committee may solicit recommendations from any or all of the following sources: the Independent Directors, the Chairman of the Board, the Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate.  The Nominating/Corporate Governance Committee’s criteria for the evaluation and selection of director candidates are described in more detail below under “Board of Directors’ Meetings and Committees – Nominating/Corporate Governance Committee.”

Impact of Our Voluntary Reorganization Under Chapter 11

Our financial and operating results during 2020 were heavily impacted by the temporary closure of our portfolio for a significant period due to government mandates and operating restrictions related to the COVID-19 pandemic. Beginning on November 1, 2020, the Company and CBL & Associates Limited Partnership, a Delaware limited partnership (the Company’s “Operating Partnership”), together with certain of its direct and indirect subsidiaries (collectively, the “Debtors”) commenced the filing of voluntary petitions (the “Chapter 11 Cases”) under chapter 11 of title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”). The Debtors are authorized to continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. Pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure, the Debtors’ Chapter 11 Cases are being jointly administered for procedural purposes only under the caption In re CBL & Associates Properties, Inc., et al., Case No. 20-35226. Documents filed on the docket of and other information related to the Chapter 11 Cases are available free of charge online at https://dm.epiq11.com/case/cblproperties/dockets.

Pursuant to a First Amended and Restated Restructuring Support Agreement (the “Amended RSA”) we entered into with certain owners and/or holders of our indebtedness on March 21, 2021, it is contemplated that a restructuring and recapitalization of the Debtors will occur through a joint plan of reorganization in the Chapter 11 Cases (the “Amended Plan”).  The Amended RSA requires that the Company file the Amended Plan and related disclosure statement no later than 25 days following the Amended RSA effective date, and we must have the Amended Plan confirmed no later than 180 days after the Amended RSA effective date and the effective date of the Amended Plan must occur no later than November 1, 2021.  Additional information concerning the terms of the Amended RSA, the Amended Plan and the Chapter 11 Cases is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC, that accompanies this Proxy Statement.

While the Company cannot predict the ultimate outcome of the Chapter 11 Cases at this time, we anticipate that, upon emergence from the Chapter 11 process, the composition of our Board of Directors may change significantly as a result of new directors chosen by the holders of new equity of the Company issued in connection with the Chapter 11 Cases and the related resignations of then-current directors.  Pursuant to the Amended RSA, upon emergence from the Chapter 11 process, the Board will consist of seven members, including the Chief Executive Officer, with five members to be chosen by the Required Consenting Noteholders (as defined in the Amended RSA) who will be new equity holders in consultation with the Company and one member to be chosen by the Company and reasonably acceptable to such Required Consenting Noteholders.  Accordingly, it is possible that certain of the directors nominated by our Board for re-election at the Annual Meeting will not serve out their full terms.

Director Nominees

Upon the recommendation of the Nominating/Corporate Governance Committee, our Board intends to present for action at the Annual Meeting the re-election of Charles B. Lebovitz, Stephen D. Lebovitz, A. Larry Chapman, Matthew S. Dominski, John D. Griffith, Richard J. Lieb Kathleen M. Nelson, Carolyn B. Tiffany and Scott D. Vogel, each to serve for a term of one year and until their successors are duly elected and shall qualify.  Charles B. Lebovitz and Stephen D. Lebovitz serve as Chairman of the Board and as Chief Executive Officer, respectively, of the Company.  Messrs. Chapman, Dominski, Griffith, Lieb and Vogel and Mses. Nelson and Tiffany are the Company’s seven Independent Directors.  Unless authority to vote for such nominees is withheld, the enclosed proxy will be voted for such nominees, except that the persons designated as proxies reserve discretion to cast their votes for other persons in the unanticipated event that any of such nominees is unable or declines to serve.

Ms. Tiffany, together with former Director Michael L. Ashner, was initially appointed to the Board in November 2019 in connection with a Standstill Agreement entered into effective November 1, 2019 (the “Exeter Standstill Agreement”) with Exeter Capital Investors, L.P., Exeter Capital GP LLC, WEM Exeter LLC, and Michael L. Ashner (collectively, the “Exeter Group”) with respect to the composition of our Board of Directors and certain additional matters as described in the Company’s proxy statement for the 2020 Annual Meeting of Shareholders and in the Company’s Current Report on Form 8-K filed with the SEC on November 1, 2019.  As previously disclosed, Mr. Ashner resigned from the Board of Directors effective September 29, 2020, and the Exeter Group did not exercise its right, pursuant to the Exeter Standstill Agreement, to designate an Exeter Replacement Director for consideration by the Board of Directors to fill the resulting vacancy.  Pursuant to its terms, the standstill period under the Exeter Standstill Agreement expired in January 2021.  Ms. Tiffany offered to tender her resignation from the Board in connection with the resignation of Mr. Ashner and subsequent expiration of the standstill under the Exeter Standstill Agreement; however, in light of her valuable contributions as a continuing director of the Company, the Board of Directors asked Ms. Tiffany to continue to serve and she agreed to do so.

Mr. Vogel, who was initially appointed to the Board as an additional director in October 2020 to fill the vacancy created by the resignation of Mr. Ashner, was recommended to the Nominating/Corporate Governance Committee for consideration by the Chief Executive Officer of the Company and by the Company’s Bankruptcy counsel, Weil Gotshal and Manges (“Weil”), based on his professional reputation and experience in serving as an independent director for other companies in the midst of comprehensive reorganizations. The Nominating/Corporate Governance Committee did not engage the services of any third-party search firm in connection with its selection of Mr. Vogel.

Summary of Board Experience  As a general matter, our Board believes that each of our directors has valuable individual qualifications, attributes and skills, including significant leadership and strategic planning expertise, gained through experience in one or more of the fields and capacities summarized below that, taken together, provide us with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of the management of a publicly traded real estate investment trust (“REIT”) in the shopping center industry such as our Company.  The following table highlights our directors’ experience, qualifications, attributes and skills:

	C. Lebovitz	S. Lebovitz	L. Chapman	M. Dominski	J. Griffith	R. Lieb	K. Nelson	C. Tiffany	S. Vogel
Chief Executive Officer/President/ Founder	X	X		X			X		X
Chief Operating Officer/Business Unit Chief Executive			X		X	X	X	X
Commercial Real Estate	X	X	X	X	X	X	X	X
Financial Services / Capital Markets		X	X	X		X	X	X	X
Investment Banking						X			X
Corporate Restructuring						X			X
Retail Operations					X
Financial Literacy	X	X	X	X	X	X	X	X	X
Risk Oversight / Management	X	X	X	X	X	X	X	X	X

Additional details concerning the senior executive management, professional, public company and philanthropic leadership experiences that our Board, with the advice of the Nominating/Corporate Governance Committee, has determined qualify each director for service on our Company’s Board of Directors are set forth in each individual’s biography presented below. For each of these individuals, the position(s) shown in the left column represents the individual’s position(s) with the Company and with CBL & Associates Management, Inc., a Delaware corporation (the “Management Company”), through which the Company’s property management and development activities are conducted.

DIRECTOR NOMINEE	BIOGRAPHICAL INFORMATION

Charles B. Lebovitz Chairman of the Board Director since 1993 Age – 84

Charles B. Lebovitz serves as Chairman of the Board of the Company and as Chairman of the Executive Committee of the Board of Directors.  He previously served as Chief Executive Officer of the Company from the completion of its initial public offering in November 1993 until 2010, and also served as President of the Company until February 1999.  Prior to the Company’s formation, he served in a similar capacity with CBL’s Predecessor.  Mr. Lebovitz has been involved in shopping center development since 1961 when he joined his family’s development business.  In 1970, he became affiliated with Arlen Realty & Development Corp. (“Arlen”) where he served as President of Arlen’s shopping center division, and, in 1978, he founded CBL’s Predecessor together with his associates.

Mr. Lebovitz is an Advisory Director of First Horizon Bank, N.A., Chattanooga, Tennessee and a member of the Urban Land Institute.  He is a past president of the B’nai Zion Congregation in Chattanooga, a member of the National Board of Directors of Maccabiah USA/Sports for Israel (Maccabiah Games), and a National Vice Chairman of the United Jewish Appeal.  He was the Campaign Chair for the Jewish Federation of Greater Chattanooga in 1989 and served as President in 1990-91.  Mr. Lebovitz also has previously served as Chairman of the International Council of Shopping Centers, Inc. (“ICSC”) and as a Trustee and Vice President (Southern Division) of the ICSC and is a former member of the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”).  He is a former member of the Chancellor’s Round Table for the University of Tennessee at Chattanooga, a Past President of the Alumni Council for The McCallie School, Chattanooga, and a past member of The McCallie School Board of Trustees, where he was named the recipient of the 1995 Distinguished Alumnus Award.  He also is a past member of the Board of Trustees for Girls’ Preparatory School in Chattanooga.  Mr. Lebovitz received the 2015 Leadership Fundraiser of the Year Award from the Association of Fundraising Professionals in conjunction with National Philanthropy Day.  Mr. Lebovitz received his Bachelor of Arts degree in Business from Vanderbilt University.  He is the father of Company executive officers Stephen D. Lebovitz, Michael I. Lebovitz and Alan L. Lebovitz.

Stephen D. Lebovitz Chief Executive Officer Director since 1993 Age – 60

Stephen D. Lebovitz serves as Chief Executive Officer of the Company, and also served as President of the Company prior to Michael I. Lebovitz being promoted to serve as President in June 2018.  He previously served as President and Secretary of the Company from February 1999 to January 1, 2010, when he became President and Chief Executive Officer, and has served as a director of the Company since the completion of its initial public offering in November 1993.  He also serves as a member of the Executive Committee and the Capital Allocation Committee of the Board of Directors.  Since joining CBL’s Predecessor in 1988, Mr. Lebovitz has also served as Executive Vice President – Development/Acquisitions, Executive Vice President – Development, Senior Vice President – New England Office, and as Senior Vice President – Community Center Development and Treasurer of the Company. Before joining CBL’s Predecessor, Mr. Lebovitz was affiliated with Goldman, Sachs & Co. from 1984 to 1986.

Mr. Lebovitz served as Chairman of the ICSC from May 2015 through May 2016. He is a past Trustee and Divisional Vice President of the ICSC (2002-08), and is a former member of the Advisory Board of Governors of Nareit. Mr. Lebovitz is a former Trustee of Milton Academy, Milton, Massachusetts, a former member of the Board of Trust of Children’s Hospital, Boston, and a past president of the Boston Jewish Family & Children’s Service. He received the 2014 Edwin N. Sidman Leadership Award for his philanthropic contributions to Boston’s Combined Jewish Philanthropies, including his service as a former Board member and annual campaign chair. Mr. Lebovitz holds a Bachelor’s degree in Political Science from Stanford University and a Master of Business Administration degree from Harvard University. Stephen D. Lebovitz is a son of Charles B. Lebovitz and a brother of Michael I. Lebovitz and Alan L. Lebovitz.

DIRECTOR NOMINEE	BIOGRAPHICAL INFORMATION

A. Larry Chapman Director since 2013 Age – 74

A. Larry Chapman joined the Company as a director on August 16, 2013.  Mr. Chapman is Chairman of the Audit Committee and a member of the Compensation Committee of the Company’s Board of Directors.  Mr. Chapman is a retired 37-year veteran of Wells Fargo & Co., serving as an executive officer of the company from 1987 to 2011.  He most recently served as Executive Vice President and the Head of Commercial Real Estate, and as a member of the Wells Fargo Management Committee, from 2006 until his retirement in June 2011.  Mr.  Chapman joined Wells Fargo in 1974 in its Houston Real Estate office.  In 1987, he was promoted to President of Wells Fargo Realty Advisors, a wholly owned subsidiary of Wells Fargo & Co.  As the Group Head of Wells Fargo’s Commercial Real Estate Lending business, Mr. Chapman was responsible for the group’s 75 nationally located real estate loan production offices and 1,500 full time employees.  At his retirement in 2011, Mr. Chapman managed the largest bank real estate lending portfolio in the United States, which totaled approximately $60 billion.

Mr. Chapman is a member of the Board of Directors of Realty Income Corporation, a triple net lease REIT, and also serves on its Audit Committee.  He is a former board member of the Fisher Center for Real Estate and Urban Economics at the University of California, Berkeley; past governor, council member, and trustee of the Urban Land Institute; a past member of Nareit; and a member and past trustee of the ICSC.  Mr. Chapman previously was appointed by the Governor of California to serve on the board of the California Science Center Museum. He also spent six years on the Los Angeles Memorial Coliseum Commission, serving as President in 2002. Mr. Chapman received his Bachelor of Business degree in finance and banking from Texas Tech University.

Matthew S. Dominski Director since 2005 Age – 66

Matthew S. Dominski joined the Company as a director on February 2, 2005.  Mr. Dominski serves as Lead Independent Director and is Chairman of the Compensation Committee and a member of the Audit Committee of the Company’s Board of Directors.  From 1993 through 2000, Mr. Dominski served as Chief Executive Officer of Urban Shopping Centers (“Urban”), formerly one of the largest regional mall property companies in the United States and a publicly traded REIT listed on the NYSE and the Chicago Exchange.  Previously, he also served in various management positions at JMB Realty Corporation.  Following the purchase of Urban by Rodamco North America in 2000, Mr. Dominski served as Urban’s President until 2002.

Mr. Dominski operated, as a joint owner, Polaris Capital, LLC, a Chicago, Illinois based real estate investment firm, from 2003 through 2013.  Mr. Dominski currently serves as a Chairman of the Board of Directors of First Industrial Realty Trust, a NYSE-listed REIT which buys, sells, leases, develops and manages industrial real estate, and also serves on its Investment, Compensation and Nominating/Corporate Governance Committees.  From 1998 until 2004, Mr. Dominski served as a member of the Board of Trustees of the ICSC.  Mr. Dominski received his Bachelor of Arts degree in Economics from Trinity College and a Master of Business Administration degree from the University of Chicago.

DIRECTOR NOMINEE	BIOGRAPHICAL INFORMATION

John D. Griffith Director since 2015 Age – 59

John D. Griffith joined the Company as a director on January 7, 2015.  Mr. Griffith is a member of the Compensation and Nominating/Corporate Governance Committees of the Company’s Board of Directors.  In February 2019, Mr. Griffith was appointed as Senior Vice President of Real Estate and Development for Life Time, Inc., which operates a chain of health clubs in the United States and Canada.  Mr. Griffith currently serves as Managing Partner of Griffith Real Estate LLC, a commercial real estate development firm.  He also served as Head of Global Operations for the American Refugee Committee, an international organization dedicated to serving refugees in fragile states, from July 2016 through July 2018.  Mr. Griffith retired from Target Corporation (“Target”) in May 2014, having served most recently as Executive Vice President of Property Development from 2005 until his retirement, and as a member of Target’s Executive Committee.  He started with Target in 1999 as the Vice President of Construction.  As the Executive Vice President of Property Development at Target, Mr. Griffith was responsible for the management of Target’s real estate, consisting of over 300 million square feet valued at $30 billion, and had responsibility for 3,500 full time employees.  During his time at Target, he doubled the retail footprint from approximately 900 locations to more than 1,900.

Mr. Griffith served as the Governor’s appointed Commissioner on the Minnesota Sports Facilities Authority to build a new NFL stadium for the Minnesota Vikings.  He is a past trustee of the ICSC, having served on the Executive Committee, and also is a past trustee of Bethel University.  Mr. Griffith holds a Bachelor of Arts degree in Business and Economics from Bethel College and a Master of Business Administration degree from the University of Minnesota, Carlson School of Management.

Richard J. Lieb Director since 2016 Age – 61

Richard J. Lieb joined the Company as a director on February 10, 2016.  Mr. Lieb is a member of the Nominating/Corporate Governance Committee of the Company’s Board of Directors, as well as a member of the Board’s Capital Allocation Committee.  Since January 1, 2019, Mr. Lieb has served as Senior Advisor at Greenhill & Co., LLC, a publicly traded independent investment banking firm he joined in 2005.  From 2005 through 2018, Mr. Lieb was a Managing Director and also served as Chairman of Real Estate of Greenhill.  He served as Greenhill’s Chief Financial Officer from 2008 to 2012 and also served as a member of the firm’s Management Committee from 2008 to 2015.  Mr. Lieb has also served at various times during his tenure at Greenhill as head of the firm’s Restructuring business and as head of North American Corporate Advisory services.  Prior to joining Greenhill, Mr. Lieb spent more than 20 years with Goldman Sachs, where he headed that firm’s Real Estate Investment Banking Department from 2000 to 2005.  Overall, Mr. Lieb has more than 30 years of experience as a strategic advisor to participants in the real estate industry, spanning nearly all property sectors.  Mr. Lieb is licensed with FINRA and holds Series 7/General Securities, Series 63 and Series 24 licenses.  Mr. Lieb serves as a director, and as Chairman of the Audit Committee and a member of the Compensation Committee, of VEREIT, Inc., a REIT with a diversified portfolio of retail, restaurant, office and industrial real estate assets.  Mr. Lieb also serves as a director and a member of the Audit Committee and the Compensation Committee of AvalonBay Communities, Inc., an apartment REIT.  He also serves as a director and a member of the Audit Committee and the chair of the Investment Committee of iStar Inc., a real estate investment company.

Mr. Lieb is an active member of the American Jewish Committee (AJC) and has served as a member of Wesleyan University’s Career Advisory Counsel.  He holds a Bachelor of Arts degree from Wesleyan University and a Master of Business Administration degree from Harvard Business School.

DIRECTOR NOMINEE	BIOGRAPHICAL INFORMATION

Kathleen M. Nelson Director since 2009 Age – 75

Kathleen M. Nelson joined the Company as a director on May 5, 2009.  Ms. Nelson is Chairman of the Nominating/Corporate Governance Committee and a member of the Executive Committee of the Company’s Board of Directors. She has an extensive background in commercial real estate and financial services with over 40 years of experience, including 36 years at TIAA-CREF. Ms. Nelson held the position of Managing Director/Group Leader and Chief Administrative Officer for TIAA-CREF’s Mortgage and Real Estate Division. TIAA-CREF’s mortgage and real estate portfolio totaled over $53.0 billion and was invested in all sectors of real estate, of which approximately 25% was invested in retail. Ms. Nelson developed and staffed TIAA-CREF’s Real Estate Research Department and created the pre-eminent commercial mortgage loan sales model for TIAA-CREF, generating over $10.0 billion in mortgage sales. She retired from this position in 2004 and currently serves as President and Founder of KMN Associates LLC (KMN), a commercial real estate investment advisory and consulting firm which advises clients in a variety of commercial real estate transactions including portfolio strategy and capital sourcing.

Ms. Nelson has previously served as Chairman of the ICSC, has been an ICSC Trustee since 1991, and served as the Treasurer and Chairman for the 1996 ICSC Annual Convention. Ms. Nelson is a director, Chairman of the Nominating and Corporate Governance Committee and a member of the Audit, Compensation and Nominating and Human Resources Committees of Apartment Income REIT (AIRC), a publicly held REIT that owns and manages multi-family residential properties.  Ms. Nelson formerly served as Lead Director, and as a member of the Compensation and Human Resources, Executive, Risk, and Strategic Planning Committees, of Dime Community Bancshares, Inc., a publicly traded bank holding company based in Brooklyn, New York. She also serves as an unaffiliated Director of the J.P. Morgan U.S. Real Estate Income & Growth Fund, the Beverly Willis Architectural Foundation Advisory Board and is a member of the Anglo American Real Property Institute. She has served on the Board of Advisors to the Rand Institute Center for Terrorism Risk Management Policy. Ms. Nelson is a graduate of Indiana University with a Bachelor of Science degree in Real Estate, the University of Chicago Executive Management Program, and the Aspen Institute Leadership Seminar.

Carolyn B. Tiffany Director since 2019 Age – 54

Carolyn B. Tiffany joined the Company as a director on November 1, 2019. Ms. Tiffany is a member of the Audit and Compensation Committees of the Company’s Board of Directors. Ms. Tiffany has been active in commercial real estate investment, operations and management for over 25 years. She was a member of the Board of Trustees and President of Winthrop Realty Trust, a New York Stock Exchange listed REIT with direct and indirect investments in over $1.0 billion of assets, from 2009 until her retirement in June 2017.  She also previously served as a trustee to its successor, Winthrop Realty Liquidating Trust, through the conclusion of that company’s orderly liquidation process by year-end 2019. Ms. Tiffany previously served as Winthrop’s Chief Operating Officer and Secretary from January 2004 to January 2007, during which period Winthrop had the highest total return of any real estate investment trust.

From 2009 until July 2017, Ms. Tiffany served as an executive officer for Winthrop Realty Partners, L.P., First Winthrop Corporation and related entities (the “Winthrop Group”), which owned, operated and managed real estate assets throughout the United States. From February 2017 to July 2017, Ms. Tiffany was integrally involved the Winthrop Group’s serving as the external advisor for New York REIT Inc., a NYSE listed real estate investment trust. From February 2007 through March 2008, Ms. Tiffany served as a principal and the Chief Operating Officer for High Street Equity Advisors, a private equity real estate firm specializing in institutional quality industrial assets that had acquired $863 million of industrial properties with over $300 million equity from both private and institutional investors. Ms. Tiffany was also a member of the Investment Committee, which directed the real estate acquisitions of the investment funds. Ms. Tiffany served as the Chief Operating Officer of Winthrop Financial Associates from 1996 to 2006, as well as Chief Operating Officer and

DIRECTOR NOMINEE	BIOGRAPHICAL INFORMATION

Carolyn B. Tiffany [Continued]

Secretary of NYSE listed REIT Newkirk Realty Trust Inc., where she had a significant role in the execution of its initial public offering. Newkirk Realty Trust was a leading owner of net leased properties which, in 2006, merged into Lexington Property Trust, another NYSE listed REIT. Prior to joining Winthrop in 1992, Ms. Tiffany was a certified public accountant with the firm Kenneth Leventhal & Co., a nationally recognized accounting firm specializing in real estate. In 1995 Kenneth Leventhal & Co. joined with E&Y to form the E&Y Kenneth Leventhal Real Estate Group. Ms. Tiffany holds a Bachelor of Arts degree from Emanuel College.

Scott D. Vogel Director since 2020 Age – 45

Scott D. Vogel joined the Company as a director on October 7, 2020. He has served as managing member of Vogel Partners, LLC, a private investment and advisory firm, since 2016. Before establishing his own firm, Mr. Vogel served for fourteen years as managing director at Davidson Kempner Capital Management. Mr. Vogel also worked at MPF Investors as well as the investment banking group at Chase Securities.

Mr. Vogel has served on numerous boards over the course of his career, and currently serves on the boards of directors and as a member of the Audit Committees and Compensation Committees of Avaya Holdings Corp. and Bonanza Creek Energy, Inc.  He also serves on the board of directors and as a member of the Audit Committee and Nomination and Governance Committee of Alpha Metallurgical Resources, Inc., and on the boards of directors of several private companies.  Mr. Vogel also previously served as a director of Arch Coal (now Arch Resources, Inc.), where he served on the Compensation Committee, through May 2019, as a director of Seadrill Limited, where he served on the Audit Committee, through February 2020, and as a director of American Addiction Centers through November 2020. Mr. Vogel received a bachelor’s degree from Washington University and a Master of Business Administration degree from The Wharton School at the University of Pennsylvania.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RE-ELECTION OF THE NINE DIRECTOR NOMINEES NAMED ABOVE

Additional Executive Officers

Set forth below is information with respect to those individuals serving as executive officers of the Company as of March 26, 2021 (other than Charles B. Lebovitz and Stephen D. Lebovitz):

Name	Age	Current Position (1)
Jeffery V. Curry	60	Chief Legal Officer and Secretary
Michael C. Harrison, Jr.	52	Executive Vice President – Operations
Farzana Khaleel	69	Executive Vice President – Chief Financial Officer and Treasurer
Alan L. Lebovitz	53	Executive Vice President – Management
Michael I. Lebovitz	57	President
Katie A. Reinsmidt	42	Executive Vice President – Chief Investment Officer

(1)	The position shown represents the individual’s position with the Company and with the Management Company.

Jeffery V. Curry serves as Chief Legal Officer and Secretary of the Company.  Mr. Curry initially was appointed to serve as Interim Chief Legal Officer of the Company simultaneously with the creation of the Chief Legal Officer position by the Board in February 2012, which appointment was made permanent effective April 3, 2012.  He was appointed Secretary of the Company effective September 10, 2012. Mr. Curry also serves as the Company’s Compliance Officer.  He previously had served since 1986 as a legal advisor to the Company.  Prior to joining the Company, Mr. Curry was a partner in the national law firm of Husch Blackwell LLP, counsel to the Company, a position he held since 2006 when he joined the local office of that firm along with a group of lawyers relocating from a firm that formerly provided legal services to the Company.  Mr. Curry received his Doctor of Jurisprudence degree in 1985 from the University of Memphis Cecil C. Humphreys School of Law, where he was on the Editorial Board of the Law Review, and received a LL.M. in Taxation from New York University School of Law in 1986.  Mr. Curry is a member of Nareit.  He also serves as a vice president and a member of the board of directors for Chattanooga Inner City Outreach, Inc., a local non-profit organization, and he is a member of the Chattanooga Bar Association and the Tennessee Bar Association.

Michael C. Harrison, Jr. serves as Executive Vice President – Operations of the Company.  Mr. Harrison joined the Company as Senior Vice President - Strategic and Technology Initiatives in October 2013, to provide leadership and oversight of new strategic initiatives and technology solutions, and served in that position through February 2018, when he was promoted to his current position.  Prior to joining CBL, Mr. Harrison served for two years as Senior Vice President Real Estate and Chief Financial Officer for a private real estate developer, owner and operator. Mr. Harrison’s prior experience also includes 18 years of senior level consulting practice focused on strategic management in the real estate industry at RealFoundations, Inc. as well as serving as a former principal and managing director at KPMG LLP. Mr. Harrison has served as a consultant for numerous public and private real estate companies evaluating and overseeing the execution of strategic operating and financial plans. He also served for five years as a controller for a publishing and distribution company. Mr. Harrison received his Accounting degree from Dallas Baptist University.

Farzana Khaleel serves as Executive Vice President – Chief Financial Officer and Treasurer of the Company and is an advisory member of the Board’s Capital Allocation Committee.  Ms. Khaleel served as Executive Vice President – Finance of the Company from January 2010 through September 10, 2012, when she was promoted to her current positions.  Previously, Ms. Khaleel served as Senior Vice President – Finance of the Company from September 2000 through January 1, 2010.  Prior to joining the Company, Ms. Khaleel was Vice President of Equitable Real Estate (successor to Lend Lease Real Estate

Investments prior to its acquisition by Morgan Stanley).  Ms. Khaleel served the Equitable and Lend Lease companies for 18 years in various senior financial positions and as Deputy Portfolio Manager for Equitable/AXA Financial’s mortgage portfolio.  From 1976 to 1982, she served as Assistant Treasurer of IRT Property Company, a former REIT.  Ms. Khaleel served as a commissioner from October 2010 to March 2020 on the Board of Commissioners of the Chattanooga Metropolitan Airport Authority (CMA) and served as a member of the Finance Committee of the CMA.  Ms. Khaleel received a Bachelor of Business Administration degree in Economics, a Master of Business Administration degree in Accounting and a Master of Science degree in Real Estate and Urban Affairs from Georgia State University.  She is a certified public accountant, licensed in the state of Georgia.

Alan L. Lebovitz serves as Executive Vice President – Management of the Company.  Mr. Lebovitz served as Senior Vice President - Asset Management of the Company from February 2009 to February 2018, when he was promoted to his current position. He previously served as Vice President - Asset Management having held that position from 2002 through February 2009, and had served in various positions in management, leasing and development since joining the Company in 1995.  Prior to joining CBL in 1995, Mr. Lebovitz received his B.A. from Northwestern University in 1990, was affiliated with Goldman, Sachs & Co. from 1990 to 1992 and obtained an M.B.A. from Vanderbilt University. He has been an active community volunteer for organizations that include: Alzheimer Association’s Mid‑South Chapter, B’nai Zion Synagogue, Chattanooga Area Chamber of Commerce - Leadership Chattanooga and Workforce Development Task Force, Chattanooga Public Education Foundation, Jewish Federation of Greater Chattanooga, The McCallie School, Normal Park Museum Magnet School, and United Way of Greater Chattanooga. Alan L. Lebovitz is a son of Charles B. Lebovitz and a brother of Stephen D. Lebovitz and Michael I. Lebovitz.

Michael I. Lebovitz serves as President of the Company.  Mr. Lebovitz served as Executive Vice President – Development and Administration of the Company from January 2010 through June 2018, when he was promoted to his current position.  Mr. Lebovitz also served as Senior Vice President – Chief Development Officer of the Company from June 2006 through January 1, 2010.  Previously, he served the Company as Senior Vice President – Mall Projects, having held that position since January 1997.  Prior to that time, Mr. Lebovitz served as Vice President - Development and as a project manager for the Company.  Mr. Lebovitz joined CBL’s Predecessor in 1988 as a project manager overseeing the development of CoolSprings Galleria in Nashville, Tennessee, and was promoted to Vice President in 1993.  Prior to joining CBL’s Predecessor, he was affiliated with Goldman, Sachs & Co. from 1986 to 1988.  He is past president of the Jewish Community Federation of Greater Chattanooga and a past member of the national board of Hillel.  Mr. Lebovitz currently serves on the national boards of Jewish Federations of North America and the United Israel Appeal.  He formerly served on the board of the United States Holocaust Memorial Council and was National Campaign Chair for the Jewish Federations of North America from 2010 – 2011.  He is also a member of the board of the United Way of Greater Chattanooga and formerly served on the board of The McCallie School in Chattanooga.  Michael I. Lebovitz is a son of Charles B. Lebovitz and a brother of Stephen D. Lebovitz and Alan L. Lebovitz.

Katie A. Reinsmidt serves as Executive Vice President – Chief Investment Officer of the Company and is an advisory member of the Board’s Capital Allocation Committee.  She also serves as Chairperson of the Company’s Benefits Committee.  Ms. Reinsmidt served as Senior Vice President – Investor Relations/Corporate Investments of the Company from September 2012 through February 2017, when she was promoted to her current position.  She joined the Company as Director of Investor Relations in 2004 and previously was promoted to Director – Corporate Communications and Investor Relations in 2008 and to Vice President – Corporate Communications and Investor Relations of the Company in 2010.  Prior to joining the Company, Ms. Reinsmidt served as an Associate Analyst at A.G. Edwards & Sons in St. Louis, Missouri, where she provided research coverage for retail, healthcare and lodging REITs.  Ms. Reinsmidt received her Bachelor of Science degree in Economics from the University of Missouri – St. Louis.  She also serves as a Trustee and Secretary of the City of Chattanooga General Pension Board, and served as its Vice Chairman from March 2011 through February 2017.

Involvement in Certain Legal Proceedings

As described above, our financial and operating results during 2020 were significantly impact by the temporary closure of our portfolio for a significant period due to government mandates and operating restrictions related to the COVID-19 pandemic and, on November 1, 2020, the Company, along with the Operating Partnership and certain of its direct and indirect subsidiaries, filed the Chapter 11 Cases, which are currently pending.  Each of our above-referenced executive officers (Charles B. Lebovitz, Stephen D. Lebovitz, Jeffery V. Curry, Michael C. Harrison, Jr., Farzana Khaleel, Alan L. Lebovitz, Michael I. Lebovitz and Katie A. Reinsmidt) were executive officers of the Company at the time of such filing.  The Board of Directors does not believe the filing of the Chapter 11 Cases is material to an evaluation of the ability or integrity of any of the Company’s executive officers.

Other Senior Officers

Set forth below is information with respect to those individuals serving as senior officers of the Company, in addition to our directors and executive officers, as of March 26, 2021:

Name	Age	Current Position (1)
Andrew F. Cobb	52	Senior Vice President – Director of Accounting
Howard B. Grody	60	Senior Vice President – Leasing
Stuart Smith	59	Senior Vice President – Redevelopment
Justice Wade	55	Senior Vice President – Development and Mixed-Use

(1)	The position shown represents the individual’s position with the Company and with the Management Company.

Andrew F. Cobb serves as Senior Vice President – Director of Accounting, a position to which he was promoted in February 2015.  He joined CBL in June 2002, as Vice President – Accounting.  In February 2007, he was promoted to Vice President and Director of Accounting.  Prior to joining the Company, Mr. Cobb was with Arthur Andersen LLP from 1991 to 2002, serving as an audit manager from 1996 to 2002. Mr. Cobb is a certified public accountant, licensed in the State of Tennessee and a member of the Tennessee Society of Certified Public Accountants.  Mr. Cobb received a Bachelor of Science in Accounting from Tennessee Technological University.

Howard B. Grody serves as Senior Vice President – Leasing of the Company.  He was promoted to that position in June 2008.  Previously, Mr. Grody had served as Vice President – Mall Leasing of the Company since 2000.  Mr. Grody joined CBL in 1991 as a Leasing Manager for the Turtle Creek Mall development in Hattiesburg, Mississippi, and subsequently was promoted to the position of Senior Leasing Manager, where he had leasing responsibility for many of the Company’s properties throughout the country.  Prior to joining CBL, Mr. Grody worked in the real estate industry with Sizeler Real Estate Properties.  Mr. Grody was awarded the designation of Certified Leasing Specialist as recognized by ICSC in 1994, the program’s inaugural year, and was awarded the designation of Senior Certified Leasing Specialist in 2008.  Mr. Grody has served two terms on the ICSC Certified Leasing Specialist Committee.  Mr. Grody received his Bachelor of Science in Management degree from Tulane University.

Stuart Smith serves as Senior Vice president – Redevelopment, a position to which he was promoted in February 2015. He joined CBL as Director of Tenant Coordination in January 2001, and then became Director – Tenant Design and Development in April 2003.  He was promoted to Vice President – Redevelopment in February 2007.  Mr. Smith is responsible for creating redevelopment opportunities and solutions throughout the portfolio.  This includes the initial vision along with securing new and existing anchor deals and approvals. Mr. Smith started his shopping center career as an Owner's Representative with U.S. Lend Lease in 1986 located in Tampa, Florida.  He subsequently served eight years with Dusco Property Management in Lancaster, Pennsylvania overseeing mall renovation projects throughout the country, and then four years with Arbor Property Trust in Philadelphia, Pennsylvania as Director of Construction.  He received his Business degree from Pennsylvania State University.

Justice Wade serves as Senior Vice President – Development and Mixed-Use of the Company, overseeing the development leasing, entertainment leasing and peripheral property divisions. He was promoted to that position in November 2019. Mr. Wade joined CBL in November 2002 as a Senior Leasing Manager, he was promoted to Regional Leasing Director in 2005, to Senior Director – Development Leasing in June 2006, and to Vice President - Development Leasing and Peripheral Property in 2008. Prior to joining CBL, Mr. Wade served as Vice President, Director of Leasing for Aronov Realty where he was responsible for leasing a regional mall and community center portfolio of more than 14 million square feet. Mr. Wade also spent 11 years as Vice President, Director of Retail for Peppermint Music, a regional chain based in the southeast.  Mr. Wade was awarded the designation of Certified Leasing Specialist as recognized by ICSC in 1998.

Operation of the Company’s Business; Certain Aspects of the Company’s Capital Structure

Our Company operates through its two wholly owned subsidiaries, CBL Holdings I, Inc., a Delaware corporation (“CBL Holdings I”), and CBL Holdings II, Inc., a Delaware corporation (“CBL Holdings II”).  As of the March 26, 2021, record date for the Annual Meeting, through the referenced subsidiaries, our Company currently holds a 1.0% sole general partner interest and a 96.5% limited partner interest in CBL & Associates Limited Partnership, a Delaware limited partnership (the “Operating Partnership”).  See “Certain Relationships and Related Person Transactions – Operating Partnership Agreement; CBL Rights”.  Our Company conducts substantially all of its business through the Operating Partnership.  Our Company conducts its property management and development activities through the Management Company, which is a taxable REIT subsidiary of the Operating Partnership, to comply with certain technical requirements of the Internal Revenue Code of 1986, as amended.

CORPORATE GOVERNANCE MATTERS

Our Board has adopted guidelines on corporate governance (including director independence criteria), committee charters, and a code of business conduct and ethics setting forth the Company’s corporate governance principles and practices.  Effective as of January 1, 2006, our Company adopted amended and restated guidelines on corporate governance incorporating all previous guidelines on corporate governance and including additional policy statements, which were further amended (i) effective January 1, 2012 with respect to minimum stock ownership levels for Non‑Employee Directors (directors who are not employees of the Company, currently, the Independent Directors), (ii) effective January 1, 2015 with respect to implementation of a majority vote policy for uncontested director elections, (iii) effective March 17, 2015 to increase the minimum stock ownership level for the Chief Executive Officer, (iv) effective November 2, 2018 to limit the minimum stock ownership requirements for officers to our policy-making executive officers, and provide alternatives for valuation and compliance testing and establish a procedure for handling exception requests with respect to minimum stock ownership requirements for non-employee directors and executive officers, and (v) effective August 7, 2019 to further revise the additional policy statements to eliminate the requirement that a director must tender his/her resignation on a change of principal occupation or business association and, in lieu thereof, require that a director, on the occurrence of such events, must notify the Chairperson of the Nominating/Corporate Governance Committee, which Committee will review whether it is appropriate and in the best interests of the Company for such Director to continue to serve on the Board and then make a recommendation to the Board (the guidelines, as amended and restated, collectively including the revisions described above, are referred to herein as the “Corporate Governance Guidelines”).  See “Corporate Governance Matters – Additional Policy Statements.”  These documents can be accessed in the “Invest – Investor Relations – Governance Documents” and “Invest – Investor Relations – Committee Charting” sections of the Company’s website at cblproperties.com.

Director Independence

Our Board has adopted a set of director independence standards (“Director Independence Standards”) for evaluating the independence of each of the directors in accordance with the requirements of the SEC and of the NYSE corporate governance standards.  The Director Independence Standards are included as an exhibit to our Company’s Corporate Governance Guidelines, which can be found in the “Invest – Investor Relations – Governance Documents” section of the Company’s website at cblproperties.com.  Pursuant to NYSE Rule 303A.02(a) and the provisions of our Company’s Director Independence Standards (as set forth below), our Board has reviewed whether any director has any relationship with the Company’s independent auditors that would preclude independence under SEC and NYSE rules, or any material relationship with our Company (either directly or as a partner, member, shareholder or officer of an organization that has a relationship with the Company) which could (directly or indirectly) materially impact the ability of such director or nominee to exert his or her independent judgment and analysis as a member of our Board.  As a result of this review, our Board affirmatively determined that seven of our Company’s nine current directors were independent under the standards of the SEC and NYSE and as set forth in our Company’s Director Independence Standards.  Messrs. Charles B. Lebovitz and Stephen D. Lebovitz, who are executive officers of our Company and employees of the Management Company, were deemed not independent.  In making the independence determinations with respect to the other seven directors, the Board considered (i) with respect to Ms. Tiffany, the terms of the Exeter Standstill Agreement as described above under “ELECTION OF DIRECTORS – Director Nominees” and determined that they did not interfere with the independence of Ms. Tiffany and (ii) with respect to Mr. Vogel, the terms of the individual cash compensation arrangement negotiated with Mr. Vogel in connection with his initial appointment as a director, as described herein under “DIRECTOR COMPENSATION – Compensation Arrangement for Scott D. Vogel,” and determined that they did not interfere with the independence of Mr. Vogel.

Additional Policy Statements

Effective as of January 1, 2006, and as further amended with regard to the matters described above effective January 1, 2012, January 1, 2015, March 17, 2015, November 2, 2018 and August 7, 2019, the Company has included additional policy statements as part of the Corporate Governance Guidelines.  A summary of these policy statements, as so amended and currently in effect, is as follows:

Director Resignation Policy – a policy statement that requires a director who is nominated in an uncontested election but does not receive a “majority vote” to immediately tender his or her resignation to the Board of Directors for consideration.  A “majority vote” means that the number of shares voted “for” a director must exceed the number of votes “withheld” with respect to the election of that director.  The policy provides that if a director does not receive a “majority vote” and tenders his or her resignation, the Nominating/Corporate Governance Committee will make a recommendation to our Board of Directors on whether to accept or reject the resignation. The Board will then consider the Nominating/Corporate Governance Committee’s recommendation and publicly disclose its decision to either accept or reject the resignation within 90 days from the date of certification of the election results. The director whose resignation is being considered will not participate in the recommendation of the Nominating/Corporate Governance Committee or the decision of the Board of Directors.

Limits on Other Board Participation – a policy statement that limits to four (4) the number of other public company boards (not counting the Company’s Board) upon which a director may serve at any given time.

Minimum Stock Ownership for Non-Employee Directors – as amended, a policy statement that provides that by five (5) years from the later of (i) January 1, 2012 or (ii) becoming a member of the Company’s Board, a Non‑Employee Director (a director that is not an employee of the Company, currently, the Independent Directors) must own at least an amount of shares of the Company’s common stock having a value, determined as set forth in the policy statement, equal to not less than three (3) times the amount of annual cash compensation that such Non‑Employee director shall receive from the Company.  This policy statement includes an exemption for any Non‑Employee director who is prohibited by law or by the regulations of his or her employer from having an ownership interest in the Company’s securities.

Minimum Stock Ownership for Executive Officers – a policy statement that provides that by five (5) years from the later of (i) the adoption of the policy or (ii) becoming an executive officer, such officer must own an amount of the Company’s Common Stock, determined as set forth in the policy statement, having a value at least equal to the following formula amounts:

Executive Officer	Level of Stock Ownership
Chief Executive Officer	10x prior calendar year’s annual base salary
President	2x prior calendar year’s annual base salary
Chief Financial Officer	2x prior calendar year’s annual base salary
Executive Vice President*	2x prior calendar year’s annual base salary

*The Company also applies this requirement to our Chief Legal Officer.

2018 Updates to Minimum Stock Ownership Requirements for Non-Employee Directors and Executive Officers – In November 2018, the Board of Directors, upon the recommendation of the Nominating/Corporate Governance Committee, approved the following updates to the stock ownership requirements described above: (i) since these requirements were originally meant to apply to executive officers and Non-Employee Directors of CBL, and the senior vice presidents no longer qualify as executive officers due to the policy making authority vested in our executive vice presidents, the ownership requirement for senior vice presidents was eliminated; (ii) a valuation formula was added for purposes of annual compliance testing under these policies that provides that shares of the Company’s Common Stock will be “valued” for such purpose at the greater of (A) their actual cost basis, for shares purchased by a Non-Employee Director or executive officer, (B) the tax basis for shares awarded to Non-Employee Directors and executive officers on a compensatory basis or (C) the average value of the Company’s Common Stock for the calendar year preceding the year in which such testing occurs, determined by using the average of the closing prices of the Company’s Common Stock on the NYSE on each trading day in the preceding calendar year; and (iii) a provision stating that any exceptions to the required minimum stock ownership levels for any Non-Employee Director or executive officer will be subject to review and discretionary approval by the Chairman of the Board’s Compensation Committee (or by the Chairman of the Nominating/Corporate Governance Committee, if such exception involves the Chairman of the Compensation Committee).

Changes in Director’s Principal Occupation or Business Association – as amended, a policy statement that provides that when the principal occupation or business association of a member of the Board of Directors changes substantially from the position he or she held when originally invited to join the Board of Directors, such director shall promptly notify, in writing, the Chairperson of the Nominating/Corporate Governance Committee (or the other members of the Nominating/Corporate Governance Committee, if such affected director is the Chairperson).  The Nominating/Corporate Governance Committee shall then review – with the affected director abstaining if he or she is a member – whether it is appropriate and in the best interests of the Company to allow the continued participation of such director as a member of the Board of Directors of the Company.  If the Nominating/Corporate Governance Committee recommends that such director should no longer serve as a member of the Board of Directors of the Company as a result of such change, and the full Board of Directors (excluding the director at issue) ratifies such recommendation, then the Board of Directors shall request that the affected director submit a letter of resignation.

Initial Term of Director Appointed to Fill a Board Vacancy – a policy statement that provides that any director appointed by the Board of Directors of the Company to fill a vacancy created by the departure of another director shall serve only until the next regularly scheduled annual meeting of the Company’s shareholders.  In order for such director to continue to serve thereafter, he or she must be nominated and duly elected for another full term.

Executive Sessions for Independent Directors

In accordance with the NYSE Rule 303A.03, the Independent Directors of the Company meet from time to time in scheduled executive sessions without management participation.  Matthew S. Dominski chairs these executive sessions in his capacity as the Company’s Lead Independent Director.  The Independent Directors met in nine executive sessions during 2020.

Board Leadership Structure

Our Board of Directors has no formal policy with respect to the separation of the offices of Chairman and Chief Executive Officer.  Prior to January 1, 2010, Charles B. Lebovitz had served as Chairman of the Board and Chief Executive Officer of the Company since the completion of its initial public offering in November 1993.  During the fourth quarter of 2009, the Board determined that Stephen D. Lebovitz should be promoted to serve as Chief Executive Officer of the Company effective January 1, 2010.  The Board determined that it was appropriate to separate these positions at that time.

Additionally, our Board of Directors believes that the leadership provided to the Company by the two current executive directors (Chairman Charles B. Lebovitz and Chief Executive Officer Stephen D. Lebovitz) is appropriately complemented by a strong leadership and oversight role played by the Company’s Independent Directors, which may be summarized as follows:

•

Both our Certificate of Incorporation and Bylaws require that a majority of our Board be comprised of Independent Directors; historically this requirement has been satisfied at all times, and seven of the nine current members of the Company’s Board satisfy this requirement as described above.

•

The Independent Directors are a sophisticated group of professionals, all of whom have significant experience in the commercial real estate industry in addition to possessing a variety of other expertise and skills, and many of whom either are currently, or have been, leaders of major companies or institutions.

•

Our Board has established three standing Committees composed solely of Independent Directors — the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee — each with a different Committee chair, and each with responsibility for overseeing key aspects of CBL’s corporate governance (see “Board of Directors Meetings and Committees” below).

•	As described above, the Independent Directors regularly meet in executive sessions without the presence of management, with the Lead Independent Director presiding over such sessions.
•

The Independent Directors, as well as our full Board, have complete access to the Company’s management team.  The Board and its committees receive regular reports from management on the business and affairs of the Company and related strategic planning considerations.

•

Under the Company’s Corporate Governance Guidelines, all Company directors are to have full access to the executive officers of the Company (including the Company’s Chief Legal Officer), the Company’s independent counsel, independent registered public accountants, and any other advisors that the Board or any director deems necessary or appropriate.

Board and Management Role in Risk Oversight

Assessing and managing risk is the responsibility of the management of our Company.  Our Board is responsible for overseeing our risk management.  The Board administers its risk oversight function through (1) the review and discussion of regular periodic reports to the Board and its committees on topics relating to the risks that the Company faces, including, among others, market conditions, tenant concentrations and credit worthiness, leasing activity, the status of current and anticipated development projects, compliance with debt covenants, management of debt maturities, access to debt and equity capital markets, environmental and social matters, cyber-security risks and threat mitigation related to our technology and information systems, existing and potential legal claims against the Company and various other matters relating to the Company’s business; (2) the required approval by the Board of Directors (or a committee thereof) of significant transactions that entail the expenditure of funds or incurrence of debt or liability in amounts in excess of certain threshold dollar amounts; (3) the review and discussion of regular periodic reports to the Board and its committees from the Company’s independent registered public accountants regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a REIT for tax purposes; and (4) the direct oversight of specific areas of the Company’s business by the Compensation, Audit and Nominating/Corporate Governance Committees.

In addition, under its charter, the Audit Committee is specifically responsible for reviewing and discussing management’s policies with respect to risk assessment and risk management.  The Company’s Director of Internal Audit meets regularly in executive sessions with the Audit Committee (at least quarterly and more frequently if necessary), for discussions of the Company’s oversight of risk through the internal audit function, including an annual review of the Company’s internal audit plan, which is focused on significant areas of financial, operating, and compliance risk, and periodic updates on the results of completed internal audits of these significant areas of risk.  The Audit Committee also monitors the Company’s SEC disclosure compliance, and any related reporting risks, and receives regular reports from the Company’s Compliance Committee which assists the Audit Committee in exercising certain oversight responsibilities concerning (i) the Company’s use of interest rate hedging instruments to manage our exposure to interest rate risk (including but not limited to entering swaps for such purpose and the exemption of any such swaps from applicable execution and clearing requirements) and (ii) compliance with the Company’s Related Party Transactions Policy as described herein under the section entitled “Certain Relationships and Related Person Transactions.”

Cybersecurity Risk Oversight and Mitigation

As part of its regular oversight of risk management, the Audit Committee also is responsible for cybersecurity risk and threat mitigation related to our information technology and information systems including protection and security of employee and customer data.  Management reports to the Audit Committee on the Company’s cybersecurity program and efforts to mitigate cybersecurity risk on a quarterly basis.

We contract with a third-party to perform a cybersecurity risk and vulnerability assessment annually.  Additionally, our cybersecurity and information security controls are regularly tested by our auditors.

We have a comprehensive program designed to mitigate cybersecurity risk.  We have adopted and require employees to abide by our Personally Identifiable Information Policy to help protect personal employee, vendor and tenant information.  Employees are required to complete regular cybersecurity training and education annually, which is followed-up with quarterly testing and re-training, as necessary.  We also maintain a business continuity and disaster recovery plan.  The Company also maintains cybersecurity risk insurance coverage.

Over the past three years, we have had five minor cybersecurity incidents, the latest of which occurred in November 2020.  All incidents were resolved promptly, had no material impact on the Company’s reputation, financial performance, customer or vendor relationships, and posed no material risk of potential litigation or regulatory investigations or actions.

Communicating With the Board of Directors

The Company provides a process for shareholders and other interested parties to send communications to the Board or any of our directors.  Such persons may send written communications to the Board or any of the directors c/o the Company’s Executive Vice President – Chief Investment Officer, CBL Properties, 2030 Hamilton Place Blvd., Suite 500, CBL Center, Chattanooga, Tennessee, 37421-6000.  All communications will be compiled by the Company’s Executive Vice President – Chief Investment Officer and submitted to the Board or to the individual director(s) to whom such communication is addressed.  It is the Company’s policy that all directors attend the Annual Meeting unless they are prevented from attending due to scheduling conflicts or important personal or business reasons; provided, however, it is the Company’s policy that a majority of the directors (including a majority of the Company’s Independent Directors) attend each Annual Meeting.  All of the Company’s current directors attended the virtual 2020 Annual Meeting of Shareholders.

Code of Business Conduct and Ethics

Our Board has adopted a Third Amended and Restated Code of Business Conduct and Ethics (the “Code of Business Conduct”) that applies to all directors, officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer.  The Code of Business Conduct is available in the “Invest – Investor Relations – Governance Documents” section of the Company’s website at cblproperties.com, or at no charge by directing a written request for a copy to the Company at CBL Properties, CBL Center, Suite 500, 2030 Hamilton Place Blvd., Chattanooga, Tennessee 37421-6000, Attention: Executive Vice President – Chief Investment Officer.  The purpose of the Code of Business Conduct is to provide a codification of standards that is reasonably designed to deter wrongdoing and to promote accountability for and adherence to the standards of the Code, including honest and ethical conduct, as well as the prompt internal reporting to an appropriate person or persons of violations of the Code; the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in the Company’s filings with the SEC and in other public communications by the Company; and compliance with all applicable rules and regulations that apply to the Company and to its directors, officers and employees.

Environmental and Social Governance Issues (ESG)

The Company is committed to reducing waste through the use of environmentally friendly materials, domestic products, and the implementation of green building practices in our new development projects, redevelopments and renovations. We have completed more than 60 energy efficiency projects across our portfolio that have resulted in more than 40 million kWh saved annually. We have active cardboard or plastic recycling programs at 30 centers across our portfolio and have building management systems at nearly every property. These programs are ongoing as we strive to find ways to enhance our commitment to being environmentally conscious.

CBL’s dedication to social responsibility is evident through our efforts to support the communities in which our properties operate. Since 2019, CBL’s team members have dedicated more than 1,300 hours through CBL’s community service program, to support charitable organizations in the communities it serves. The Company is committed to creating environments that reflect our respect for human rights, encourage community and stakeholder engagement and promote diversity, equity and inclusion in all its forms.

More information on our sustainability, social responsibility and community involvement initiatives is available on dedicated web pages at cblproperties.com/about.

Board of Directors’ Meetings and Committees

The Company’s Board of Directors met 32 times during 2020.  Each director attended more than 75% of the aggregate of (i) the total number of Board meetings and (ii) the total number of meetings of Board committees on which the director served at the time during 2020.

Our Board of Directors has established standing Executive, Audit, Compensation and Nominating/ Corporate Governance Committees, as described in more detail below.  Copies of each of the three committee charter documents referenced below are available and can be accessed in the “Invest – Investor Relations – Committee Charting” section of the Company’s website at cblproperties.com, or at no charge by written request to the Company’s Executive Vice President – Chief Investment Officer at the address provided above.  Additionally, as described above, in connection with entering into the Exeter Standstill Agreement, the Board of Directors established a Capital Allocation Committee, the function of which is to review and evaluate, and make advisory recommendations to the Board concerning, the Company’s capital structure, equity and debt sourcing, financial strategies, capital allocation plans and distribution policies.  The current members of this Committee are directors Stephen D. Lebovitz and Richard J. Lieb, with our Executive Vice President – Chief Financial Officer and Treasurer, and our Executive Vice President – Chief Investment Officer, serving as additional advisory members.

On October 14, 2020, the Board of Directors appointed a special committee (the “Special Committee”) of the Board consisting of two independent directors of the Board, Carolyn B. Tiffany and Scott D. Vogel.  The Special Committee is authorized to, among other things, review, approve, and act upon any transactions for and on behalf of the Company in which the Chief Legal Officer or outside counsel advises that a conflict exists between the Company and its equity holders, its affiliates, or its managers and officers in the context of the Chapter 11 Cases, and to oversee and determine whether to recommend that the Company grant releases in favor of members of the Board and Company officers in connection with any plan of reorganization adopted pursuant to the Chapter 11 Cases.  In carrying out its responsibilities, the Special Committee will coordinate and consult with the Board, management, and the Company’s professional advisors, as appropriate.

Additional information with respect to the four standing committees of the Company’s Board of Directors is as follows:

The Executive Committee
Members: Charles B. Lebovitz (Chair) Stephen D. Lebovitz Kathleen M. Nelson 2020 Committee Actions: 1 meeting 2 actions by unanimous written consent

The Executive Committee may exercise all the powers and authority of the Board of Directors of the Company in the management of the business and affairs of the Company as permitted by law; provided, however, unless specifically authorized by the Board of Directors, the Executive Committee may not exercise the power and authority of the Board of Directors with respect to (i) the declaration of dividends, (ii) issuance of stock, (iii) amendment to the Company’s Certificate of Incorporation or Bylaws, (iv) filling vacancies on the Board of Directors, (v) approval of borrowings in excess of $40 million per transaction or series of related transactions, (vi) hiring executive officers, (vii) approval of acquisitions or dispositions of property or assets in excess of $40 million per transaction and (viii) certain transactions between the Company and its directors and officers and certain sales of real estate and reductions of debt that produce disproportionate tax allocations to CBL’s Predecessor pursuant to the Company’s Bylaws.

The Audit Committee
Members: A. Larry Chapman (Chair) Matthew S. Dominski Carolyn B. Tiffany 2020 Committee Actions: 6 meetings Governing Document: Second Amended and Restated Charter adopted August 14, 2013

The Audit Committee is responsible for the engagement of the independent auditors and the plans and results of the audit engagement.  The Audit Committee approves audit and non-audit services provided by the independent auditors and the fees for such services and reviews the adequacy of the Company’s internal accounting controls as well as the Company’s accounting policies and results and management’s policies with respect to risk assessment and risk management.  The Audit Committee also exercises certain oversight responsibilities concerning the Company’s use of interest rate hedging instruments to manage our exposure to interest rate risk (including but not limited to entering swaps for such purpose and the exemption of any such swaps from applicable execution and clearing requirements), and under the Company’s Related Party Transactions Policy, as described herein under the section entitled “Certain Relationships and Related Person Transactions.”

The Board of Directors has determined that each member of the Audit Committee is an Independent Director pursuant to the independence requirements of Sections 303A.02 and 303A.07(b) of the listing standards of the NYSE as currently applicable, and also has determined that each of A. Larry Chapman, Matthew S. Dominski and Carolyn B. Tiffany qualify as an “audit committee financial expert” as such term is defined by the SEC.

The Compensation Committee
Members: Matthew S. Dominski (Chair) A. Larry Chapman John D. Griffith Carolyn B. Tiffany 2020 Committee Actions: 9 meetings Governing Document: Amended and Restated Charter adopted May 14, 2013

The Compensation Committee generally reviews and approves compensation programs and, specifically, reviews and approves salaries, bonuses, stock awards and stock options for officers of the Company of the level of senior vice president or higher.  The Compensation Committee administers the CBL & Associates Properties, Inc. 2012 Stock Incentive Plan, as amended (the “2012 Stock Incentive Plan”), but typically delegates the responsibility for routine, ministerial functions related to that plan, such as the documentation and record-keeping functions concerning awards issued under such plan, to employees in the Company’s accounting and finance departments, with assistance from Company counsel.  The Compensation Committee also approves and oversees the Annual Incentive Plan and Long-Term Incentive Program components of the Company’s current incentive programs for its Named Executive Officers, developed in 2015 in conjunction with the Compensation Committee’s initial engagement of the independent compensation consulting firm FPL Associates, L.P. (“FPL”).  In evaluating our current NEO compensation program following the first three years of its operation, the Compensation Committee, with the assistance of an evaluation it commissioned from FPL, determined to make certain changes to the program for 2018 as discussed herein under the section entitled “Executive Compensation – Compensation Discussion and Analysis” which, together with the section entitled “Director Compensation,” provides additional information concerning the Compensation Committee’s processes and procedures for setting director and executive officer compensation.  Additionally, following extensive consultation and review by FPL, the Compensation Committee approved a number of changes to the Company’s executive and director compensation programs during 2020 in connection with entering into a Restructuring Support Agreement (as subsequently amended) related to the Chapter 11 Cases, as discussed herein under the sections entitled “Executive Compensation – Compensation Discussion and Analysis – Reduction to Executive Compensation Related to the Economic Disruptions During 2020 and Impact of Our Chapter 11 Restructuring” and “Director Compensation – Additional Information Concerning Director Compensation.”

The Board of Directors has determined that each member of the Compensation Committee is an Independent Director pursuant to the independence requirements of Sections 303A.02 and 303A.05(a) of the listing standards of the NYSE as currently applicable.

The Nominating/Corporate Governance Committee
Members: Kathleen M. Nelson (Chair) John D. Griffith Richard J. Lieb 2020 Committee Actions: 2 meetings Governing Document: Amended and Restated Charter adopted August 14, 2013

The Nominating/Corporate Governance Committee reviews and makes recommendations to the Board of Directors regarding various aspects of the Board of Directors’ and the Company’s governance processes and procedures.  The Nominating/Corporate Governance Committee also evaluates and recommends candidates for election to fill vacancies on the Board, including consideration of the renominations of members whose terms are due to expire.

The Nominating/Corporate Governance Committee requires a majority of the Company’s directors to be “independent” in accordance with applicable requirements of the Company’s Certificate of Incorporation and Bylaws as well as rules of the SEC and NYSE (including certain additional independence requirements for Audit Committee and Compensation Committee members).  A set of uniform Director Independence Standards, which was used in making all such Independent Director determinations, is included in the Company’s Corporate Governance Guidelines, a copy of which is available in the “Invest – Investor Relations – Governance Documents” section of the Company’s website at cblproperties.com.  In addition and as part of the evaluation of potential candidates, the Nominating/Corporate Governance Committee considers the breadth of a candidate’s business and professional skills and experiences, reputation for personal integrity, and ability to devote sufficient time to Board service, as well as the Company’s needs for particular skills, insight and/or talents on the Board of Directors.  Neither the Nominating/Corporate Governance Committee nor the Board has a specific policy with regard to the consideration of diversity in identifying director nominees, although both may consider whether a director candidate, if elected, assists in achieving a mix of Board members that represents a diversity of perspective, background, gender and experience.  For incumbent directors, the Nominating/Corporate Governance Committee reviews such directors’ overall service during their term, including the number of meetings attended, level of participation and quality of performance.

The Nominating/Corporate Governance Committee will consider candidates for Board of Directors’ seats proposed by shareholders.  Any such proposals should be made in writing to CBL Properties, 2030 Hamilton Place Blvd., Suite 500, CBL Center, Chattanooga, Tennessee, 37421-6000, Attention:  Corporate Secretary, and must be received no later than December 24, 2021, in order to be considered for inclusion in the Company’s proxy statement for the 2022 Annual Meeting.  In order to be considered by the Nominating/Corporate Governance Committee, any candidate proposed by shareholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates, including consent to an initial background check.  The Nominating/Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates on the criteria set forth above regardless of whether the candidate was recommended by a shareholder or by the Company.  For deadlines applicable to the nomination of director candidates pursuant to the proxy access procedures adopted by the Company in February 2016 and set forth in 2.8 of our Bylaws, see the section of this Proxy Statement entitled “Date For Submission of Shareholder Proposals And Related Matters” below.

The Board of Directors has determined that each member of the Nominating/Corporate Governance Committee is an Independent Director pursuant to the independence requirements of Sections 303A.02 of the listing standards of the NYSE as currently applicable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information available to the Company as of March 26, 2021, with respect to the ownership of Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer of the Company, as defined below, and (iv) all directors and executive officers as a group.  Except as otherwise indicated, each person named below has sole investment and voting power with respect to the securities shown.  Except as otherwise indicated, the address of each beneficial owner of more than 5% of the outstanding Common Stock is the Company’s address.

	Number of Shares(1)	Rule 13d-3 Percentage(1)	Fully Diluted Percentage(2)
Exeter Capital Investors, L.P. (3) 7 Bulfinch Place, Suite 500 Boston, MA 02114	15,250,000	7.76%	7.57%
CBL & Associates, Inc. (“CBL’s Predecessor”) (4)	15,729,379	8.01%	7.80%
Charles B. Lebovitz (5)	17,257,639	8.78%	8.56%
Stephen D. Lebovitz (6)	1,756,437	*	*
Farzana Khaleel (7)	156,289	*	*
Michael I. Lebovitz (8)	794,628	*	*
Jeffery V. Curry (9)	256,420	*	*
A. Larry Chapman (10)	180,551	*	*
Matthew S. Dominski (11)	189,430	*	*
John D. Griffith (12)	184,238	*	*
Richard J. Lieb (13)	168,663	*	*
Kathleen M. Nelson (14)	187,085	*	*
Carolyn B. Tiffany (15)	33,091	*	*
Scott D. Vogel	0	*	*
All executive officers and directors and director nominees (15 persons) as a group (16)	21,417,161	10.90%	10.62%

* Less than 1%

(1)

The Company conducts all of its business activities through the Operating Partnership.  Pursuant to the Operating Partnership Agreement, each of the partners of the Operating Partnership has the right, pursuant to the exercise of CBL Rights as described above, to exchange all or a portion of such partner’s Common Units or Special Common Units (as applicable) in the Operating Partnership for shares of Common Stock or their cash equivalent, at the Company’s election.  Under the terms of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shares of Common Stock that may be acquired within 60 days are deemed outstanding for purposes of computing the percentage of Common Stock owned by a shareholder.  Therefore, for purposes of Rule 13d-3 of the Exchange Act, percentage ownership of the Common Stock is computed based on the sum of (i) 196,458,778 shares of Common Stock actually outstanding as of March 26, 2021 and (ii) as described in the accompanying footnotes, each individual’s or entity’s share of 5,117,856 shares of Common Stock that may be acquired upon exercise of CBL Rights by the individual or entity whose percentage of share ownership is being computed (but not taking account of the exercise of CBL Rights by any other person or entity).  Amounts shown were determined without regard to applicable ownership limits contained in the Company’s Certificate of Incorporation.

(2)

The Fully-Diluted Percentage calculation is based on (i) 196,458,778 shares of Common Stock outstanding and (ii) assumes the full exercise of all CBL Rights for shares of Common Stock by all holders of Common Units and Special Common Units of the Operating Partnership (in each case, without regard to applicable ownership limits), for an aggregate of 201,576,634 shares of Common Stock.

(3)

In a Schedule 13D/A filed on November 2, 2020 by Exeter Capital Investors, L.P. (“Exeter”) and a group of its affiliates (including former Company director Michael L. Ashner), Exeter reported that it beneficially owned 15,250,000 shares of Common Stock (including 15,216,809 shares held directly by Exeter and 33,091 shares held by Michael L. Ashner for the benefit of Exeter), or 7.76% of the total shares outstanding as of March 26, 2021.  Each of Exeter, Exeter Capital GP LLC (“GP”) (the general partner of Exeter), WEM Exeter LLC (the managing member of GP, and Mr. Ashner indicated they possessed shared voting and shared dispositive power with respect to all of such shares.

(4)

Includes (i) 15,520,704 shares of Common Stock owned directly and (ii) 208,675 shares of Common Stock owned by four entities controlled by CBL’s Predecessor (CBL Employees Partnership/Conway, Foothills Plaza Partnership, Girvin Road Partnership and Warehouse Partnership).

(5)

Includes (i) 832,369 shares of unrestricted Common Stock owned directly; (ii) 180,768 shares of restricted Common Stock that Charles B. Lebovitz received under the 2012 Stock Incentive Plan; (iii) 26,052 shares held in trusts for the benefit of his grandchildren (of which Mr. Lebovitz disclaims beneficial ownership), all as to which Mr. Lebovitz may be deemed to share voting and investment power; (iv) 15,729,379 shares of Common Stock beneficially owned by CBL’s Predecessor as described in Note (4) above, which Mr. Lebovitz may be deemed to beneficially own by virtue of his control of CBL’s Predecessor; and (v) 489,071 shares of Common Stock owned by College Station Associates, an entity controlled by Mr. Lebovitz.

(6)

Includes (i) 1,350,725 shares of unrestricted Common Stock owned directly, (ii) 351,557 shares of restricted Common Stock that Stephen D. Lebovitz received under the 2012 Stock Incentive Plan; and (iii) 54,155 shares of Common Stock owned by a trust, as to which Mr. Lebovitz serves as trustee, for the benefit of the children of one of his brothers (of which Mr. Lebovitz disclaims beneficial ownership).

(7)

Includes (i) 35,610 shares of unrestricted Common Stock owned directly, (ii) 9,073 shares of Common Stock owned by Ms. Khaleel’s individual retirement account, and (iii) 111,606 shares of restricted Common Stock that Ms. Khaleel received under the 2012 Stock Incentive Plan.

(8)

Includes (i) 578,847 shares of unrestricted Common Stock owned directly; (ii) 111,606 shares of restricted Common Stock that Mr. Lebovitz received under the 2012 Stock Incentive Plan; (iii) 1,830 shares owned by Mr. Lebovitz’ wife; and (iv) 102,345 shares owned by trusts, as to which Mr. Lebovitz serves as trustee, for the benefit of the children of two of his brothers (of which Mr. Lebovitz disclaims beneficial ownership).

(9)

Includes (i) 133,998 shares of unrestricted Common Stock owned directly (including 4,858 shares which Mr. Curry holds in a joint account with his wife and 7,511 shares held in Mr. Curry’s Individual Retirement Account) and (ii) 122,422 shares of restricted Common Stock that Mr. Curry received under the 2012 Stock Incentive Plan.

(10)	Includes 180,551 shares of restricted Common Stock granted to Mr. Chapman under the 2012 Stock Incentive Plan.

(11)	Includes (i) 129 shares of unrestricted Common Stock owned directly and (ii) 189,301 shares of restricted Common Stock granted to Mr. Dominski under the 2012 Stock Incentive Plan.

(12)	Includes (i) 11,687 shares of unrestricted Common Stock owned directly and (ii) 172,551 shares of restricted Common Stock granted to Mr. Griffith under the 2012 Stock Incentive Plan.

(13)	Includes (i) 112 shares of unrestricted Common Stock owned directly and (ii) 168,551 shares of restricted Common Stock granted to Mr. Lieb under the 2012 Stock Incentive Plan.

(14)	Includes (i) 34 shares of unrestricted Common Stock owned directly and (ii) 187,051 shares of restricted Common Stock granted to Ms. Nelson under the 2012 Stock Incentive Plan.

(15)	Includes 33,091 shares of restricted Common Stock granted to Ms. Tiffany under the 2012 Stock Incentive Plan.

(16)

Includes an aggregate of (i) 19,566,036 shares of unrestricted Common Stock beneficially owned directly or indirectly by members of such group and (ii) 1,851,125 shares of restricted Common Stock that members of such group received under the 2012 Stock Incentive Plan.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company.  Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon the Company’s review of copies of such reports furnished to it through the date hereof, or written representations that no other reports were required to be filed, the Company believes that during the fiscal year ended December 31, 2020 all officers, directors and ten percent shareholders complied with the filing requirements applicable to them, except for the following late filings for the following reporting persons: (i) due to a compliance error, one report concerning the annual stock grant to Independent Directors in January 2020 was filed late for each of Michael L. Ashner, A. Larry Chapman, Matthew S. Dominski, John D. Griffith, Richard J. Lieb, Kathleen M. Nelson and Carolyn B. Tiffany; (ii) for Alan L. Lebovitz, two amendments to his original Form 3 had to be filed to add depositary shares representing Series D Preferred Stock and Series E Preferred Stock, as well as additional Common Stock held in a separate brokerage account, that were inadvertently omitted from his original filing, and two additional Form 4s were filed late (one for Series D Preferred and one for Series E Preferred), each adding four quarterly dividend reinvestments on such preferred shares made through the broker’s synthetic DRIP; (iii) one report concerning two transactions was filed late for Charles B. Lebovitz; (iv) one report concerning a grant of restricted stock and related withholding of shares for taxes, as well as an additional report concerning shares withheld for taxes in connection with the vesting of a prior restricted stock award, were filed late for Stephen D. Lebovitz; and (v) one additional report was filed late for Stephen D. Lebovitz concerning shares re-deposited by his adult son into a Trust for the son’s benefit, as to which Mr. Lebovitz serves as Trustee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis reviews the factors, objectives and policies underlying each element of compensation paid for fiscal year 2020, and certain elements of our 2021 compensation program, for the following five individuals who are “named executive officers” as determined under SEC rules (the “Named Executive Officers” or “NEOs”):

•	Charles B. Lebovitz, Chairman of the Board
•	Stephen D. Lebovitz, Chief Executive Officer
•	Farzana Khaleel, Executive Vice President – Chief Financial Officer and Treasurer
•	Michael I. Lebovitz, President
•	Jeffery V. Curry, Chief Legal Officer and Secretary

Executive Compensation Design and “Say-on-Pay” Advisory Vote

We provide shareholders with an annual “say-on-pay” advisory vote on the Company’s compensation program for its Named Executive Officers.  Six years ago, after extensive shareholder feedback, the Compensation Committee worked with an independent compensation consulting firm, FPL Associates L.P. (“FPL”), to re-design the NEO base and incentive compensation program.  Since then, our shareholders have expressed strong support for the program with annual “say-on-pay” advisory vote approval ranging between 91-97%.

In recognition of the strong support demonstrated by this six-year average approval rating of 94%, which the Compensation Committee believes validates that our compensation programs over recent years have been well designed and aligned with performance, the Committee has maintained a generally consistent plan design prior to the disruptions of our executive compensation program that occurred during 2020, as summarized in the following table and discussed further below.

Components of Our 2020 Executive Compensation Program:

Element	Objectives	Key Features	Summary of Committee Adjustments Made in 2020
Base Salary	• Attract and retain high performing executives • Provide competitive fixed pay that takes into consideration each individual’s level of responsibility, experience, and tenure with the Company	• Fixed element of compensation	• Temporary base salary reductions between 10% - 50% were implemented in 2020
Annual Incentive Plan (AIP)

•      On an annual basis, motivates the achievement of company and individual strategic objectives

•      Balances objectivity with subjectivity to support the Company’s annual business plan and operating goals

•      Drives annual performance that ultimately creates shareholder value

		• Objective measures include Funds From Operations (“FFO”), as adjusted per share and Same-center Net Operating Income (“NOI”) growth[1] • Subjective goals vary per individual based on responsibilities	• The AIP program was canceled and any awards that would have been earned for 2020 were terminated
Long-Term Incentive Program (LTIP)	• Encourages executives to create shareholder value, aligning the interests of executives and shareholders over a longer-term • Provides a retention mechanism

•      A majority of the award is predicated on our TSR, with 1/3 of the quantitative component of the LTIP based on CBL’s absolute TSR performance and the remaining 2/3 based on our TSR vs. our closest peers (the FTSE Nareit Retail Index).
A portion (40%) of any award earned is subject to further vesting over an additional two‑year period.

•      A minority of the award is based on subjective performance reviews and continued service, vesting over 5 years to enhance retention (shares vest 20% on issuance following the year for which the award is earned and 20% per year thereafter).

• The LTIP program was canceled and any awards for 2020 that would have been earned were terminated
Key Employee Retention Program (KERP)	• To retain key executives during unprecedented time as a result of restructuring while working with fewer staff.	• Retention program that provided a payment to executives, subject to clawback if the executive voluntarily resigns or is terminated for cause on or before September 27, 2021.	• The KERP program replaced all other incentive programs for 2020

[1]

FFO, as adjusted, and same-center NOI are non-GAAP measures.  For a description of FFO, FFO, as adjusted, a reconciliation of these measures to GAAP net income and an explanation of why we believe they are useful performance measures, see “Non-GAAP Measure — Funds from Operations” beginning on page 76 within the “Liquidity and Capital Resources” section of Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2020, which accompanies this Proxy Statement.  For a description of same-center NOI, a reconciliation from GAAP net income to same-center NOI and an explanation of why we believe this is a useful performance measure, see “Non-GAAP Measure — Same–center Net Operating Income” beginning on page 58 within the “Results of Operations” section of Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2020, which accompanies this Proxy Statement.

Reduction to Executive Compensation Related to the Economic Disruptions During 2020 and Impact of Our Chapter 11 Restructuring

As noted above, our financial and operating results during 2020 were heavily impacted by the temporary closure of our portfolio for a significant period due to government mandates and operating restrictions related to the COVID-19 pandemic.  These mandated closures resulted in nearly all our tenants closing for a period of time and/or shortening operating hours. As a result, we experienced an increased level of requests for rent deferrals and abatements, as well as defaults on rent obligations, in addition to store closures and rent loss related to pre-pandemic tenant bankruptcies, rent abatements granted and lower percentage rent related to lower retail sales, all of which impacted revenues.

As detailed in our Annual Report on Form 10-K for the year ended December 31, 2020, which accompanies this Proxy Statement, the Company took a number of actions during 2020 to implement a full financial COVID-19 response to improve liquidity and reduce costs. The following timeline summarizes Compensation Committee actions taken during 2020 in connection with that effort, as detailed further below and under “Additional Information Concerning Director Compensation – Impact of 2020 COVID-19 Cost Reduction Program” elsewhere in this Proxy Statement:

November 2019	Compensation Committee approves 2020 base salaries at level consistent with 2019.
February 2020	Compensation Committee approves 2020 incentive compensation programs, setting target awards at levels consistent with the prior year
April 2020

Effective April 1, 2020, in response to the impact of the COVID-19 pandemic on the Company's business, the Compensation Committee approves 10% - 50% temporary reductions in NEO base salaries and Non-Employee Director fees.  Full salaries and fees resumed September 1, 2020.

June 2020	Commenced review of 2020 incentive compensation programs in light of the impact of the COVID-19 pandemic and the Company's reorganization efforts.
August 2020

Following review and market analysis by FPL, as well as advice from its legal advisors, and in connection with the Company entering into an RSA with certain of its debt holders, the Compensation Committee approves the termination of all existing cash and equity incentive compensation programs.  Concurrently, the Committee approves a KERP and the Company entering into employment agreements with certain executive officers.  The two-tiered KERP provides retention bonus awards intended to help incentivize and retain NEOs and other key personnel during the Company’s restructuring process.  Payout amounts for NEOs under the KERP are set at levels slightly below target payout levels for 2019.  The Compensation Committee also approved the Company entering into new executive employment agreements for four of the five NEOs.

November 2020	The Company and certain related subsidiaries commence the filing of voluntary bankruptcy petitions.
December 2020

Following review and marketing analysis by FPL and incorporating advice from its legal advisors, the Compensation Committee approves modifications to Non-Employee Director fees, including the termination of equity award grants to Non-Employee Directors for the year ended December 31, 2020 and future years, and approved an additional monthly cash service fee for Non-Employee Directors (other than Mr. Vogel) until the Company emerges from bankruptcy.

Base Salaries for the Named Executive Officers

Upon the recommendation of senior management and the Compensation Committee, effective April 1, 2020, we implemented a Company-wide salary reduction program which included the following reductions in our NEO’s base salaries from April 1, 2020 through September 1, 2020:

Named Executive Officer	April 1-15 Base Salary Reduction Percentage	April 16- June 16 Base Salary Reduction Percentage	June 17 – September 1 Base Salary Reduction Percentage
Stephen D. Lebovitz, Chief Executive Officer	10%	50%	10%
Farzana Khaleel, Executive Vice President – Chief Financial Officer	10%	20%	10%
Charles B. Lebovitz, Chairman of the Board	10%	50%	10%
Michael I Lebovitz, President	10%	50%	10%
Jeffery V. Curry Chief Legal Officer & Secretary	10%	20%	10%

Typically, in reviewing and establishing base salaries for NEOs, the Compensation Committee considers each Named Executive Officer’s level of responsibility, experience and tenure with the Company, as well as such officer’s performance in carrying out his or her responsibilities and overseeing those under his or her supervision.  For the base salaries set for 2019, in order to contain baseline executive compensation expense during a challenging period and in conjunction with a broader program to reduce general and administrative expenses, the Compensation Committee approved senior management’s prior recommendations to modify 2019 base salaries as detailed below (including accepting a recommendation from senior management with which our Executive Chairman, Charles B. Lebovitz, concurred, to reduce his base salary by 50% in light of the Company’s needs).  The Compensation Committee determined to maintain 2020 and 2021 base salaries at the same reduced levels, prior to the additional reductions in base salaries for 2020 outlined above, the effect of which is reflected in the chart below:

Named Executive Officer	2018 Base Salary	2019 Base Salary	2020 Base Salary as Originally Approved	Actual 2020 Base Salary Reflecting Approved Reductions	2021 Base Salary
Stephen D. Lebovitz	$707,000	$672,315	$672,315	$601,549	$672,315
Farzana Khaleel	$534,279	$507,565	$507,565	$477,959	$507,565
Charles B. Lebovitz	$681,750	$340,875	$340,875	$304,995	$340,875
Michael I. Lebovitz	$426,287	$404,973	$404,973	$362,347	$404,973
Jeffery V. Curry	$415,374	$394,605	$394,605	$371,588	$394,605

The base salaries reflected above took effect as of January 1 for each year (other than the “Actual Base Salary” for 2020, which reflects the mid-year adjustments discussed above).

In spite of these and other cost-saving measures, the impacts from the ongoing downturn in the retail shopping center industry culminated in the filing of the Chapter 11 Cases on November 1, 2020.  In August 2020, the Company and the Operating Partnership entered into a Restructuring Support Agreement (the “Original RSA”) with certain of its debt holders, as further described in the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2020.  As noted previously, the Original RSA was later amended on March 21, 2021.

In connection with entering into the Original RSA, the Company, following extensive consultation and review by FPL and the Company’s legal advisors: (i) entered into new Employment Agreements (the “Executive Employment Agreements”) as described below with certain executive officers of the Company, including four of the five NEOs identified above (Stephen D. Lebovitz, Farzana Khaleel, Michael I. Lebovitz and Jeffery V. Curry), and (ii) also implemented a Key Employee Retention Plan (“KERP”) for specified officers and non-executive employees of the Company, to provide retention bonus awards intended to help incentivize and retain key personnel during the Company’s restructuring process. The Company did not enter into an Executive Employment Agreement with Chairman of the Board Charles B. Lebovitz.

The Executive Employment Agreements and KERP were reviewed and evaluated by FPL and by the Company’s other professional advisors in connection with the Chapter 11 Cases. FPL completed a market review of severance terms and employment agreements and a market review of restructuring incentive programs and executive pay levels and advised that the key terms of the Executive Employment Agreements and the KERP both aligned with market-based practices.

In connection with these actions, which were taken pursuant to approval of the Compensation Committee (contingent upon entering into the Original RSA), the Company also terminated both the Annual Incentive Plan (“AIP”) and Long-Term Incentive Program (“LTIP”) components of the Company’s NEO Incentive Program for 2020, and made no further reductions to NEO base salaries for 2020.

Summary of New Executive Employment Agreements

In considering the design of the Retention Bonus Awards (as described more fully below), in consultation with FPL, the Compensation Committee evaluated employment agreement practice and structure, including term length, compensation terms, severance and restrictive covenants, relative to two peer groups including (i) an Asset-Based Executive Compensation Peer Group and (ii) a supplemental Size-Based Executive Compensation Peer Group.  Additional details, including constituent companies, of the Asset-Based Executive Compensation and Size-Based Executive Compensation Peer Groups is outlined in the section below titled – Summary of the KERP.

The new Executive Employment Agreements that the Company entered into with all of its NEOs, other than Charles B. Lebovitz, included the following key terms:

Term:	Initial 3-year term, with automatic renewal for successive 1-year terms if not terminated (including any such renewals, the “Term”).
Base Salary:

Initially equivalent to originally approved 2020 base salaries, with future increases or decreases at discretion of the Compensation Committee (but base salary shall not be decreased by more than 5% during the Term).

Annual Bonus:

Bonus compensation for 2020 will be pursuant to the KERP as described below.  Annual bonus opportunities for 2021 and future years to be determined by the Compensation Committee following emergence from the Chapter 11 process.

Other Incentives:

Participation and amounts applicable to future equity incentives under a new management incentive plan to be as determined by the Compensation Committee following emergence from the Chapter 11 process.

Insurance/Benefits:

Continuation of health insurance benefits for 18 months following termination (24 months for CEO), subject to longer continuation, if applicable, under the terms of the Company’s Tier I, Tier II and Tier III Legacy Retiree Programs as described herein under “Additional Compensation Policies and Practices – Retiree Insurance Programs.”

Severance:

If employment is terminated by the Company without Cause (as defined in the agreement) or upon a Change of Control, severance is twice (2x) the sum of (i) then-current annual base salary plus (ii) the Retention Bonus payable pursuant to the KERP (as described below).

Death/Disability:

If employment is terminated due to death or disability (other than for the CEO), severance is twice (2x) then-current annual base salary. In the case of the CEO, such severance would equal 1x then-current annual base salary plus the Retention Bonus payable pursuant to the KERP (as described below).

Non-Solicitation/ Non-Compete:	One year following termination, unless executive was terminated without Cause (as defined in the agreement).

In consultation with FPL and legal advisors and pursuant to ongoing negotiations with certain of our debt holders who are parties to the Amended RSA, we anticipate making additional modifications to the Executive Employment Agreements to be effective following emergence from the Chapter 11 process.

In connection with the Executive Employment Agreements and the KERP, we also terminated the following existing arrangements with Charles B. Lebovitz, Stephen D. Lebovitz and Jeffery V. Curry, the terms of which were superseded by the new arrangements:

•

The non-competition agreements entered into with Charles B. Lebovitz and Stephen D. Lebovitz at the time of the Company’s initial public offering in November 1993, as described in the Company’s 2020 Proxy Statement.

•

The limited severance arrangements approved for Jeffery V. Curry as an inducement to surrender his partnership in a national law firm to join the Company as its Chief Legal Officer in 2012, as described in the Company’s 2020 Proxy Statement.

Summary of the KERP

In order to incentivize and retain key personnel during the Company’s restructuring process, the Compensation Committee of the Board approved a two-tiered KERP, pursuant to which all officers of the Company of the level of Senior Vice President and above, as well as other key employees, were eligible to receive a Retention Bonus Award in lieu of the annual cash or other incentives that they otherwise would have been eligible for with respect to the Company’s 2020 fiscal year (including cash bonus awards under the AIP and LTIP awards for the NEOs as described in the Company’s 2020 Proxy Statement).

The Compensation Committee and Board considered the following circumstances in adopting the KERP:

•	termination of the existing short-term incentive compensation and long-term equity compensation programs;
•

uncertainty regarding Company performance during the COVID-19 pandemic and related disruptions in the retail industry may create a lack of confidence in employees’ ability to earn an annual bonus and/or to retain their jobs;

•

uncertainty surrounding the proposed restructuring and the future of the Company may decrease the retentive power of existing compensation programs and the Company’s ability to provide and/or pay compensation;

•	the significant effort and additional work required to restructure the Company made retaining existing key personnel even more critical;
•	difficulty in projecting how long the restructuring will take; and
•	key employees may find other employment opportunities more attractive.

In considering the design of the Retention Bonus Awards (as described more fully below), in consultation with the Company’s Compensation Consultant, the Compensation Committee evaluated the award design, including participation, award size, and clawback period, relative to the following four peer groups, as further outlined below:

Peer Groups Reviewed for Determining Plan Design	Peer Groups Reviewed for Determining Awards
NEO Peer Group	Asset-Based Executive Comp. Peer Group
KERP Peer Group	Size-Based Executive Comp. Peer Group

NEO Peer Group

The Committee reviewed the terms and magnitude of similar retention programs awarded to NEOs and other senior employees for the following companies that have recently filed voluntary bankruptcy petitions under Chapter 11:

•Chesapeake Energy Corp.	•Whiting Petroleum Corp.
•CEC Entertainment, Inc.	•J. C. Penney Company, Inc.
•GNC Holdings, Inc.	•Frontier Communications Corp.
•Pyxus International, Inc.	•Pier 1 Imports, Inc.
•Extraction Oil & Gas, Inc.	•McDermott International, Inc.
•Libbey, Inc.	•Approach Resources Inc.
•Tuesday Morning Corporation	•Dean Foods Company
•Hertz Global Holdings, Inc.	•Toys “R” Us, Inc.

KERP Peer Group

The Committee reviewed Prepetition retention programs and court-approved incentive programs (or KERPs) for the following companies that have recently filed a voluntary Chapter 11 case:

•Chesapeake Energy Corp.	•LSC Communications, Inc.
•Libbey, Inc.	•Bluestem Brands, Inc.
•Tuesday Morning Corporation	•McDermott International, Inc.
•Unit Corporation	•Dean Foods Company
•Hertz Global Holdings, Inc.	•Sears Holdings Corp.
•Exide Holdings, Inc.	•PHI, Inc.
•Ultra Petroleum Corp.	•Windstream Holdings, Inc.
•Diamond Offshore Drilling, Inc.	•EXCO Resources, Inc.

Asset-Based Executive Compensation Peer Group

The Compensation Committee reviewed the magnitude of the incentive programs in the context of CBL’s historical pay and peer group compensation levels for the following companies that include mall and shopping center REITs that generally are within 0.5x to 2.0x the size of CBL in terms of total capitalization:

•Acadia Realty Trust	•Urban Edge Properties
•Tanger Factory Outlet Centers	•Washington Prime Group, Inc.
•Kite Realty Group Trust	•Weingarten Realty Investors
•Taubman Centers, Inc.	•SITE Centers Corp.
•Macerich Company
•Pennsylvania Real Estate Investment Trust

Size-Based Executive Compensation Peer Group

The Compensation Committee reviewed the magnitude of the incentive programs in the context of CBL’s historical pay and peer group compensation levels for the following companies that include similarly sized REITs:

•Apple Hospitality REIT, Inc.	•Sabra Health Care REIT, Inc.
•Piedmont Office Realty Trust	•Sunstone Hotel Investors, Inc.
•Brandywine Realty Trust	•Mack-Cali Realty Corporation
•Retail Properties of America, Inc.	•Taubman Centers, Inc.
•Corporate Office Properties Trust	•National Health Investors, Inc.
•RLJ Lodging Trust	•Weingarten Realty Investors
•Healthcare Realty Trust

Based on a review of the peer group information and in consideration of CBL’s focus on cost-containment and reduction due to the impact of the pandemic on the Company’s business, for each NEO, the amounts of the Retention Bonus were set at slightly reduced levels compared with the cash bonus received by each NEO under the AIP for 2019.  Effective October 29, 2020, after further consultation and review with FPL and the Company’s legal advisors, the Compensation Committee and Board of Directors jointly approved amendments to the payment terms and clawback period.

Final key terms, reflecting the effect of the amendment, of the Retention Bonus Awards applicable to the NEOs may be summarized as follows:

Payment Terms:	KERP Retention Bonus payable to each NEO effective as of October 29, 2020, so long as the RSA entered on August 18, 2020 is in effect at the time of payment.
Amount of KERP Retention Bonus for Each NEO:	Stephen D. Lebovitz, Chief Executive Officer	$953,000
	Farzana Khaleel, Executive Vice President – Chief Financial Officer	$313,000
	Charles B. Lebovitz, Chairman of the Board	$414,000
	Michael I. Lebovitz, President	$313,000
	Jeffery V. Curry, Chief Legal Officer and Secretary	$201,000
Clawback:

KERP Retention Bonus payment to be returned to the Company if the executive voluntarily resigns or is terminated for Cause (as defined in the Retention Bonus Agreement) on or before September 27, 2021.

Death/Disability:	If employment is terminated without Cause or due to death or disability, the executive will be entitled to retain the Retention Bonus payment.

For purposes of the Executive Employment Agreements and the KERP, “cause” with respect to any termination means an act of fraud or willful malfeasance by the executive, criminal convictions (or equivalent pleas) involving fraud, misappropriation or moral turpitude, willful violations of the Company’s Code of Business Conduct, or specified failures of executive performance not cured as provided in the agreements.

2020 Executive Compensation Decisions Prior to Cancellation of Certain Awards

•

As described more fully below, the Company’s existing short and long-term incentive compensation programs for 2020 were terminated in connection with the implementation of the KERP, with no payouts to the NEOs.

•

Prior to the disruptions experienced in 2020 the Compensation Committee had structured the incentive program for our NEOs around the key principles outlined below.  NEO restricted stock awards for 2019 performance were awarded in February 2020, but all 2020 AIP and LTIP awards to NEOs were cancelled in August in connection with implementation of the KERP as discussed above, with no payouts to the NEOs.

•

While we expect our Compensation Committee to continue to consider the outcome of say‑on‑pay votes, including this year’s vote, when making future executive compensation decisions, we also expect any NEO incentive program for 2021 and future years to be administered by the then-current members of the Board’s Compensation Committee, following the Company’s emergence from our current Chapter 11 reorganization process.

Compensation Elements for CBL’s Named Executive Officers:  What We Pay and Why

The Compensation Committee established the overall compensation program for our Named Executive Officers, including our NEO incentive program, to appropriately balance (i) compensation based on short-term vs. long-term performance and (ii) compensation based on operational goals vs. compensation based on stock price performance, while providing an appropriate level of objectivity and retaining some subjectivity to support the Company’s business plans and strategy.

Historically, our Named Executive Officers have been compensated separately for short-term performance through cash awards under an Annual Incentive Plan (“AIP”), and rewarded for value creation over a multi-year period through a Long-Term Incentive Plan (“LTIP”) that maintains accountability for the achievement of longer-term, sustained performance.  We believe these programs have allowed us to attract and retain highly qualified personnel, while also serving our overall objective of linking senior management’s long-term economic interests with those of CBL’s shareholders.

To provide direct alignment with investors, a majority of the NEO equity awards under our LTIP has been predicated on our three‑year total shareholder return, or “TSR” (stock price change plus dividends paid, assuming dividend reinvestment).  Beginning with the 2018 LTIP awards, the majority (or two-thirds (2/3)) of this quantitative component of the LTIP is based on the Company outperforming our closest peers in the public REIT retail sector (the “FTSE Nareit Retail Index”) and one-third (1/3) is based on absolute TSR targets for the Company.  In each case, once earned, 40% of the awards are subject to vesting over an additional two-year period.

Design and Structure of 2020 Annual Incentive Program for Named Executive Officers Prior to Cancellation

In February 2020, the Compensation Committee approved a 2020 AIP, the terms of which were designed, as in prior years, to reward the Named Executive Officers for the achievement of two annual quantitative operational goals, and for the achievement of qualitative individual performance objectives as assessed by the Compensation Committee. For our Chief Executive Officer, 70% of his total AIP opportunity is based on the quantitative portion and the remaining 30% is based on individual performance objectives.  For the other Named Executive Officers, 60% of the total award is based on the quantitative portion and the remaining 40% is based on individual performance objectives.

In setting the terms of the 2020 AIP, the Compensation Committee elected to maintain from 2019 a 5% reduction as compared to 2018 AIP compensation targets (50% in the case of our Executive Chairman of the Board), other than with respect to Mr. Curry, who entered the program for the first time in 2019.  This reduction in AIP cash bonus targets was coupled with maintaining the Compensation Committee’s decision to maintain the 2019 reductions to NEO base salaries, thereby helping the Company reduce cash executive compensation expense and maintaining the same proportional relationship between the NEO’s base salaries and AIP bonus opportunities for 2020.

As in prior years, the quantitative portion of the award was allocated between two performance measures, each with a 50% weighting: (1) FFO, as adjusted per diluted share, as reported in the Company’s periodic reports (Forms 10-K and 10-Q) filed with the SEC (the “Periodic Reports”) and (2) Same-center NOI growth, as reported in the Periodic Reports.  The remaining portion of awards under the AIP was again to be based on specific individual performance goals under the qualitative portion, with each NEO’s goals for 2020 having been previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2020.  A visual overview of the structure of the AIP for the CEO and the other named executive officers is provided below:

		Other
	CEO	NEO	Quantitative Measures • FFO, as adjusted, per share • Same-center NOI Growth

	70%	60%

AIP Opportunity

			Qualitative Measures • Individual Goals
	30%	40%

For cash bonus awards based on performance in relation to the quantitative metrics under the AIP:

➣	Performance that meets threshold requirements will result in a 50% (of target) payout of the quantitative portion of the award based on that performance metric.
➣	Achievement of target performance for a metric will result in a 100% (of target) payout of the quantitative portion of the award based on that performance metric.
➣	Achievement of the maximum performance for a metric will result in a 150% (of target) payout of the quantitative portion of the award based on that performance metric.
➣	Performance achieved between threshold and maximum level for either metric will result in a prorated bonus payout.
➣	There will be no payout for the portion of any award that is based on a performance metric for which less than the threshold level of performance is achieved.

The target cash bonus awards the Compensation Committee set for each NEO under the 2020 AIP, granted February 10, 2020 and subsequently cancelled effective August 18, 2020, were as follows:

Named Executive Officer	Total 2020 Target Cash Bonus Award ($)	Quantitative Allocation(1)	Qualitative/ Individual Allocation
Stephen D. Lebovitz, Chief Executive Officer	965,081	70%	30%
Farzana Khaleel, Executive Vice President – Chief Financial Officer and Treasurer	321,694	60%	40%
Charles B. Lebovitz, Chairman of the Board	423,282	60%	40%
Michael I. Lebovitz, President	321,694	60%	40%
Jeffery V. Curry, Chief Legal Officer and Secretary	209,475	60%	40%

(1)

The cash bonus awards ultimately received by each Named Executive Officer based on quantitative metrics under the 2020 AIP were to be determined in relation to the threshold, target and maximum performance levels established for each metric by the Compensation Committee, as described above for prior years.

Impact of Restructuring on AIP Awards

As discussed above, in August 2020 the Compensation Committee cancelled the cash bonus structure originally approved for the NEOs under the 2020 Annual Incentive Plan, in connection with the adoption of new Executive Employment Agreements and the establishment of the KERP retention bonuses related to the Company’s ongoing financial restructuring and subsequent filing of the Chapter 11 Cases.  Additionally, due to our pending Chapter 11 reorganization, the Compensation Committee has not granted any Annual Incentive Plan awards for 2021.

Design and Structure of the Long-Term Incentive Program Prior to Cancellation

When the LTIP program was established for our Named Executive Officers beginning with the Company’s 2015 fiscal year, it was designed to reward them for the achievement of long-term relative Total Shareholder Return (“TSR”) performance versus the FTSE Nareit Retail Index.

Since 2018, one third of the quantitative portion of the LTIP awards has been linked to the achievement of absolute TSR metrics specified for the Company, while two thirds remained linked to the same relative TSR metric.  The LTIP also has carved out a limited portion for time-based vesting restricted stock awards that may be granted based on the Compensation Committee’s subjective review of performance.  For our Chief Executive Officer, 65% of his total LTIP opportunity each year has been based on the TSR criteria with the remaining 35% being time-based.  For the other Named Executive Officers, 60% of the total award has been based on the TSR criteria with the remaining 40% being time-based.

A visual overview of the LTIP structure for the CEO and the other NEOs is provided below:

The target value of the performance-based portion of the LTIP is translated into an award of performance stock units (“PSUs”) under the 2012 Stock Incentive Plan based on the market price for the Company’s Common Stock at the date of grant.  At the end of the applicable three-year performance period, one share of the Company’s Common Stock will be issued for each PSU earned by the Named Executive Officers. Subject to additional changes described below to maintain the incentive compensation value of the LTIP awards while also maintaining compliance with applicable annual equity grant limits, the number of PSUs earned with respect to achievement of each of the performance levels specified above will be determined as illustrated below:

PSUs Allocated to Relative TSR vs. Nareit Retail Index Metric (66.67% of Total PSU Opportunity)	Threshold Performance Level Achieved	Target Performance Level Achieved	Maximum Performance Level Achieved
	50% of Allocated PSUs Earned	100% of Allocated PSUs Earned	200% of Allocated PSUs Earned

PSUs Allocated to 3-Year Absolute Cumulative CBL TSR Metric (33.33% of Total PSU Opportunity)	Threshold Performance Level Achieved	Target Performance Level Achieved	High Performance Level Achieved	Maximum Performance Level Achieved
	50% of Allocated PSUs Earned	100% of Allocated PSUs Earned	150% of Allocated PSUs Earned	200% of Allocated PSUs Earned

Each allocated portion of the PSU awards described in the preceding tables is also subject to scaled pro-ration for performance that falls between the threshold and maximum levels designated by the Compensation Committee.  The LTIP awards provide no payout for that portion of the PSU award based on either such criteria where less than the threshold level of performance is achieved, and any shares of Common Stock issued based upon PSUs earned vest 60% at the conclusion of the three-year performance period, while the remaining 40% of any such shares vest 20% on each of the first two anniversaries thereafter.

Vesting Conditions Applicable to Performance-Based and Time-Based LTIP Awards

Shares earned pursuant to the PSUs vest 60% at the conclusion of the performance period while the remaining 40% of such shares vest in two equal installments on each of the first two anniversaries thereafter.  In total, the performance-based awards, inclusive of the three-year performance period plus subsequent vesting over two additional years, span a five-year period, as follows:

Shares of Common Stock subject to the time-vested stock awards have been issued pursuant to the Compensation Committee’s determination that a Named Executive Officer earned such shares based upon the performance of such officer and the Company during the prior year.  Accordingly, such shares vest 20% on the date that the Compensation Committee determines how much of the value of each such award has been earned, as described above, with the remainder vesting in four equal annual installments.

The LTIP has provided that dividends will be paid, and voting rights will apply, only with respect to shares of Common Stock constituting the time-vested portion of these LTIP awards (including the 40% of shares issued pursuant to any performance-based award that vest over two additional years).  Shares potentially issuable pursuant to the performance-based portion of these awards do not have any voting rights, and are not subject to the payment of any dividends, until such shares are earned and issued pursuant to the award.

Impact of Grant Limits on LTIP Awards for Named Executive Officers

PSU awards granted in 2020 and prior years have also included the following terms to ensure compliance with applicable annual equity grant limits:

•

Beginning with the 2018 grant, the Compensation Committee altered the PSUs to maintain their intended incentive compensation value while also maintaining compliance with a 200,000 share annual equity grant limit (the “Section 162(m) Grant Limit”) that was included in the 2012 Stock Incentive Plan to satisfy the “qualified performance-based compensation” exception to the deduction limits for certain executive compensation under Section 162(m) of the Code.  This change provided that, if a grant of PSUs could result in the issuance of a number of shares to the NEO at the conclusion of the performance period that, when coupled with the number of shares of time-vesting restricted stock approved for issuance under the LTIP in the same year the PSUs were granted, would exceed the Section 162(m) Grant Limit, any such excess will be instead converted to a cash bonus award.

•

In conjunction with the February 2020 approval of the 2020 LTIP grants, the Compensation Committee recommended (and our Board approved) an amendment to the 2012 Stock Incentive Plan to remove the Section 162(m) Grant Limit, which no longer served its original purpose because the “qualified performance-based compensation” exception to the Section 162(m) deduction limits was repealed by the 2017 tax reform legislation. The Compensation Committee made this change to increase the effective proportion of NEO compensation delivered in the form of performance-based equity grants, as opposed to cash payments, to further align the economic interests of our NEOs with our investors. However, NYSE rules also include an annual equity grant limit which effectively limits the number of shares that can be subject to stock awards to any individual NEO, without additional shareholder approval, to one percent (1%) of the total number of outstanding shares of the Company’s Common Stock (the “NYSE Annual Grant Limit”).  To maintain NYSE compliance following elimination of the Section 162(m) Grant Limit, the Compensation Committee revised PSU awards under the LTIP, beginning in 2020, to provide that if a grant of PSUs could result in the issuance of a number of shares to a NEO at the conclusion of the 3-year performance period that would exceed the NYSE Annual Grant Limit, when coupled with the number of shares subject to other stock awards (e.g., the time-vesting restricted stock component of the LTIP) issued in the same year that such PSUs were issued, any such excess will instead be converted to a cash bonus award, while remaining subject to vesting conditions as described below.

While the NYSE Annual Grant Limit would permit a much greater proportion of the value of any PSUs earned to be delivered in stock as compared to the prior Section 162(m) Grant Limit, they both operate in a similar manner.  In each case, the amount of any applicable cash bonus would be determined by multiplying the number of shares of Common Stock otherwise earned in excess of the applicable limit by the average of the high and low trading prices reported for our Common Stock on the NYSE on the date such shares would have been issuable.  Any such portion of the value of the PSUs earned that is payable as a cash bonus would be subject to the same vesting provisions as the issuance of Common Stock pursuant to the PSUs.  In addition, to the extent any such cash is to be paid, the cash would be paid first relative to the above-referenced vesting schedule, ahead of the issuance of shares of Common Stock with respect to the balance of any such PSUs earned.

2020 LTIP Award Decisions for the Named Executive Officers and Tracked PSU Values

The Company’s cumulative TSR performance relative to the FTSE Nareit Retail Index, as well as the Company’s absolute TSR performance, over the 2018-2020 performance period, resulted in no PSUs being earned by the Named Executive Officers pursuant to the LTIP awards granted in 2018.

The table below reflects the targeted levels of absolute cumulative TSR for holders of the Company’s Common Stock that were set to determine one third (33.33%) of the number of PSUs earned by the Named Executive Officers for the 2020-2022 performance cycle.  Based on information received from the independent compensation consulting firm FPL, the Compensation Committee had concluded that these targets would appropriately challenge the Company’s NEOs to generate significant absolute TSR for our shareholders over the performance period before any of such PSUs would be earned:

3-Year Absolute Cumulative CBL TSR Metric for 2019-2021 Performance Period (33.33% of Total PSU Opportunity)	Threshold	Target	High	Maximum
	30%	45%	55%	65%

The performance targets that were set to determine the remaining two thirds (66.67%) of the PSUs earned by the Named Executive Officers for the 2020-2022 performance cycle, based on the Company’s TSR performance relative to the first, second and third quartiles of the Nareit Retail Index as described above, were as follows:

Relative TSR vs. Nareit Retail Index Metric	Threshold	Target	Maximum
	3rd Quartile No less than 26th Percentile	2nd Quartile No less than 51st Percentile	1st Quartile At least 76th Percentile

As in the case of targeted cash bonus amounts under the AIP, the Compensation Committee agreed with senior management’s recommendation that, in the interest of helping to contain executive compensation expense in light of the challenges faced by the Company, the targeted value of the 2020 LTIP awards for each Named Executive Officer – other than Mr. Curry, who entered the program for the first time in 2019 – should continue to reflect the 5% reduction that had been implemented in 2019 as compared to their 2018 targets (a 50% reduction in the case of our Executive Chairman of the Board).

Further, in light of the significant declines in the Company’s Common Stock price, and in an effort to further contain near-term executive compensation expenses, the Compensation Committee (in line with management’s recommendation) decided in February 2020 to follow the same approach it had taken in February 2019 to paying out the time-based vesting component of the LTIP awards with respect to the prior year’s performance, and issue shares with a value equal to only 50% of the targeted value for the award.

The Compensation Committee’s resulting decisions in February 2020 with regard to (i) new LTIP awards granted to the Company’s NEO’s each year and (ii) the number of shares of Common Stock issued in relation to each time-vested component of the LTIP based on each NEO’s performance during the prior year, may be summarized as follows:

Named Executive Officer	Grant Date for 2020 LTIP Awards	Cancellation Date for 2020 LTIP Awards	Target Value of Long-Term Incentive Award ($)	Target Value of Performance Based Award ($)(1)(2)	Target Value of Time-Vested Award ($)(3)
Stephen D. Lebovitz, Chief Executive Officer	2/10/2020	8/18/2020	1,930,163	1,254,606	675,557
Farzana Khaleel, Executive Vice President – Chief Financial Officer and Treasurer	2/10/2020	8/18/2020	536,156	321,694	214,462
Charles B. Lebovitz, Executive Chairman of the Board	2/10/2020	8/18/2020	705,469	423,281	282,188
Michael I. Lebovitz, President	2/10/2020	8/18/2020	536,156	321,694	214,462
Jeffery V. Curry, Chief Legal Officer and Secretary	2/10/2020	8/18/2020	536,156	321,694	214,462

(1)

The number of PSUs granted in relation to the target value of the performance-based award is determined by dividing such value by the average of the high and low prices reported for the Company’s Common Stock on the NYSE on the initial date of grant.  For 2020 awards, the number of PSUs issued was determined by dividing the Target Value of the Performance Based LTIP Award by $0.7755, the average of the high and low prices reported for the Company’s Common Stock on the NYSE on February 10, 2020.

(2)

Pursuant to the terms incorporated in the PSU awards granted in 2020 to preserve their incentive value while also maintaining compliance with the NYSE Annual Grant Limit as discussed above, the maximum number of shares of Common Stock that could be issued to Stephen D. Lebovitz based on PSUs he was granted in 2020 is 1,321,140 shares (valued at $1,024,544 as of February 10, 2020). To the extent that Mr. Lebovitz should have earned PSUs in excess of such amount at the conclusion of the three-year performance period applicable to the 2020 grants, he would be entitled to receive the value of any such excess PSUs in cash as described above.

(3)

The number of shares of Common Stock issued in relation to each time-vested stock award is determined by dividing the amount of the targeted value of each such award that the Compensation Committee ultimately determines that each Named Executive Officer has earned, based on the Compensation Committee’s subjective evaluation of the Company’s and the officer’s performance during the just completed fiscal year, by the average of the high and low prices reported for the Company’s Common Stock on the NYSE on the date that the Compensation Committee makes such determination.

Based on consideration of the Company’s overall performance, as well as consideration of each Named Executive Officer’s individual performance and of the stock price performance and executive compensation expense issues described above, the Compensation Committee determined on February 10, 2020, that each Named Executive Officer should receive 50% of the Target Value of the time-vested component of the LTIP stock award for 2019 performance.  Accordingly, the number and then-current market value of shares issued to each of our continuing Named Executive Officers for his or her time-vested award was as follows, determined by dividing such reduced Target Value by $0.7755, the average of the high and low prices reported for the Company’s Common Stock on the NYSE on February 10, 2020:

Named Executive Officer	Time-Vested Shares Issued in February 2020 Under 2019 LTIP Based on 2019 Performance*
Stephen D. Lebovitz	Shares issued	435,563
	Market Value on 2/10/2020	$337,779
Farzana Khaleel	Shares issued	138,274
	Market Value on 2/10/2020	$107,231
Charles B. Lebovitz	Shares issued	181,940
	Market Value on 2/10/2020	$141,094
Michael I. Lebovitz	Shares issued	138,274
	Market Value on 2/10/2020	$107,231
Jeffery V. Curry	Shares issued	138,274
	Market Value on 2/10/2020	$107,231

*These stock awards related to the 2019 LTIP were not cancelled in August 2020, when 2020 LTIP awards were cancelled.

Impact of Restructuring on LTIP Awards

As discussed above, in August 2020 the Compensation Committee cancelled the new LTIP awards originally granted in February 2020 (including both the PSUs issued for the 2020-2022 performance cycle and the opportunity to earn an additional time-vesting restricted stock awards based on the Compensation Committee’s evaluation of each NEO’s performance during 2020), in connection with the adoption of new Executive Employment Agreements and the establishment of KERP retention bonuses related to the Company’s financial restructuring and subsequent Chapter 11 Cases.  Additionally, the Compensation Committee has not granted any new LTIP awards for

2021.  We anticipate that the shares of our Common Stock representing the remaining unvested portion of prior years’ LTIP time-vested restricted stock awards will, in connection with the confirmation of the Plan and implementation of the reorganization of the Company pursuant to the Chapter 11 Cases, be cancelled as part of an exchange for unrestricted shares of the Company’s new equity under the Plan on the same basis as all other outstanding shares of Common Stock.

Additional Compensation Policies and Practices

Role of Senior Management in Compensation Decisions

The Compensation Committee receives recommendations from CBL’s senior management as to all elements of NEO compensation and considers such recommendations in establishing base salary levels, as well as both the targeted award levels and the performance criteria utilized in determining AIP and LTIP awards under the incentive compensation programs.  Stephen D. Lebovitz has the primary responsibility for presenting management’s recommendations as well as evaluating performance of the other executive officers (other than evaluation of his own performance), and regularly participates in the Compensation Committee meetings to provide this information.  In making compensation decisions for the Named Executive Officers, the Compensation Committee gives significant weight to the recommendations made by the Company’s senior management, but the Compensation Committee is not bound by management’s recommendations and makes its own determinations as to these matters. The Compensation Committee also considers management’s recommendations in light of such issues as historical compensation levels for each officer, the relationship of each officer’s compensation to the overall compensation of the Company’s officers and the performance of the Company’s business for the year in question.

Clawback Policy

In 2015, the Company’s Board of Directors and Compensation Committee implemented a clawback policy applicable to the Company’s Named Executive Officers.  This policy requires reimbursement to the Company of any incentive compensation paid to a Named Executive Officer where:  (i) the incentive compensation was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of the Company’s financial statements filed with the SEC; (ii) the Board determines, after a thorough investigation involving, if necessary, independent legal counsel, and after considering the totality of the circumstances and the information gleaned from such investigation, that the Named Executive Officer engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (iii) a lower amount of incentive compensation would have been paid to the Named Executive Officer based upon the restated financial results.  In each such instance, the Company will, to the extent practicable, seek to recover from the Named Executive Officer the amount by which his or her incentive compensation for the relevant period exceeded the lower amount of incentive compensation that would have been paid to such Named Executive Officer based on the restated financial results.

Anti-Hedging Policy

In February 2016, the Company’s Board of Directors adopted a policy prohibiting CBL’s officers and directors from engaging in “hedging” transactions involving any stock or securities of the Company.  Specifically, except for indirect transactions not effectively under the control of a covered officer or director (such as transactions carried out by a mutual fund or similar vehicle in which an officer or director may invest, pursuant to investment decisions made by an independent third party manager), the policy prohibits the Company’s directors and officers of the Company or any of its subsidiaries of the level of vice president or above from engaging in hedging or monetization activities through transactions in Company securities or through the use of financial instruments designed for such purposes (including without limitation short-sales, options, puts, calls, and sales against the box, as well as derivative transactions including swaps, forwards, futures, collars and exchange funds).  Under the policy, such individuals are generally prohibited from (i) owning financial instruments or participating in investment strategies that represent a direct or indirect hedge of the economic risk of owning Company securities or (ii) owning or participating in any other securities, instruments, contracts, arrangements or understandings that give the holder any rights to acquire any such Company securities.

Corporate Aircraft Usage

Pursuant to a policy adopted by the Company’s Board of Directors, upon approval by the Independent Directors (including the members of the Compensation Committee), and subject to the requirements and limitations of the Federal Aviation Regulations as currently interpreted by the Federal Aviation Administration’s Chief Counsel, Company executives who utilize a private aircraft owned and/or leased by the Management Company for personal transportation (as specified in such policy) reimburse the Company in connection with such usage.  Prior to 2018, such reimbursement was in an amount equal to the pro rata cost of owning, operating, and maintaining the aircraft (including fixed and variable costs).  In an effort to better align the Company’s policy with SEC guidance and current industry practice, since February 12, 2018, such reimbursement has been in an amount equal to aggregate incremental cost to the Company of such flights (including the variable direct costs of each flight, such as fuel, airport and landing fees, supplies and catering, direct crew costs, and a proportionate share of operating costs for airframe and engines and the cost of repositioning or “deadhead” flights, but excluding costs that do not vary with each flight, such as pilots’ salaries and training, insurance, hangar expense at home base and depreciation, capital and leasing costs associated with the aircraft).  As such, the Company was reimbursed for the cost of all trips that were of a personal nature taken by a Named Executive Officer.  This policy, however, does not require such reimbursement in certain instances, including but not limited to travel between Company offices, where the trip is primarily for a business purpose that benefits the Company.  In these instances, allowing the use of aircraft owned or leased by the Company for executive travel serves the Company’s business purposes by enhancing the executive’s security and ability to attend to business matters while in transit, notwithstanding the fact that current SEC rules may require disclosure of the aggregate incremental cost attributable to such trips as additional “perquisite” compensation for the Named Executive Officers.  As detailed in the Summary Compensation Table below, for 2020 Stephen D. Lebovitz received $178,336 of compensation attributable to such aircraft usage.

Retiree Insurance Programs

The Company has three programs in place for providing limited post-retirement coverage under the Company’s group medical insurance plan for certain eligible employees – (1) the Tier I Legacy Retiree Program, which applies to Company employees who retire with 30 or more years of service with the Company and/or its affiliates or predecessors; (2) the Tier II Legacy Retiree Program, which applies to Company employees who retire at age 60, but less than age 65, with a total of 20 or more (but less than 30) years of service; and (3) the Tier III Post-65 Retiree Program, which applies to Company officers at the level of senior vice president and above who retire at age 65 or above with 40 or more years of service to the Company and/or its affiliates or predecessors. Details of the Tier I and Tier III programs, which are the only two levels applicable to at least one of the Company’s NEOs for purposes of the disclosures herein under the heading “Executive Compensation – Potential Payments Upon Termination,” are further described in that section of this Proxy Statement.

Effect of Regulatory Requirements on Executive Compensation

Accounting Treatment and Tax Deductibility of Executive Compensation.  The Committee generally considers the accounting treatment and tax implications of the compensation awarded or paid to our executives. Grants of equity compensation awards under our long-term incentive program are accounted for under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) imposes a $1,000,000 ceiling on a publicly traded corporation’s federal income tax deduction for compensation paid in a taxable year to the corporation’s chief executive officer and certain other executive officers.  Prior to passage of the Tax Cuts and Jobs Act in December 2017 (the “2017 Tax Act”), this limitation did not apply to any compensation that satisfies certain requirements to be treated as “performance-based compensation” under Section 162(m) and the related regulations.  Following the 2017 Tax Act, this

“performance-based” exclusion only applies to certain contracts in effect on November 2, 2017 and not materially modified thereafter.

Because substantially all services performed by the Company’s executive officers are rendered on behalf of our Operating Partnership and/or the Management Company, our executive officers receive all of their compensation as employees of the Management Company.  We believe the compensation paid to our executive officers is not subject to Section 162(m) of the Code to the extent such compensation is attributable to services rendered for the Operating Partnership and/or the Management Company.  Further, since we have elected to qualify as a REIT under the Code, we generally will not be subject to federal income tax.  Thus, the deduction limit contained in Section 162(m) of the Code for compensation paid to CEOs and certain other public company executive officers is not material to the design and structure of our executive compensation program.

Section 409A.  Section 409A of the Code generally affects the federal income tax treatment of most forms of deferred compensation (subject to limited grandfathering for certain deferred compensation arrangements in place on or prior to October 3, 2004) by accelerating the timing of the inclusion of the deferred compensation to the recipient for federal income tax purposes and imposing an additional federal income tax on the recipient equal to 20% of the amount of the accelerated income.  Management and the Compensation Committee consider the potential adverse federal income tax impact of Section 409A of the Code in determining the form and timing of compensation paid to the Company’s executive officers and other employees.

Summary Compensation Table

The following table sets forth information regarding the compensation of the Company’s Named Executive Officers (as determined pursuant to SEC rules) for the Company’s fiscal years ended December 31, 2018, 2019 and 2020:

Importantly, pursuant to SEC rules, the table below includes amounts related to the LTIP awards made to each NEO in February 2020, that were later canceled.  Total Compensation for 2020 excluding these canceled awards for each NEO would have been $2,102,035 for Stephen D. Lebovitz, $905,315 for Farzana Khaleel, $871,400 for Charles B. Lebovitz, $796,169 for Michael I. Lebovitz and $686,944 for Jeffery V. Curry.

Summary Compensation Table (1)
Name and Principal Position(2)	Year	Salary($) (3)	Bonus($) (4)	Stock Award(s) ($) (5)	Non-equity Incentive Plan Compensation ($) (6)	All Other Compensation ($) (7)	Total Compensation ($)
Stephen D. Lebovitz, Director, Chief Executive Officer	2020	601,549	953,000	1,709,128	—	191,927	3,455,604
	2019	672,315	277,943	1,611,066	675,557	196,471	3,433,352
	2018	707,000	292,572	1,471,139	675,557	326,120	3,472,388
Farzana Khaleel, Executive Vice President – Chief Financial Officer and Treasurer	2020	477,959	313,000	454,300	—	7,125	1,252,384
	2019	507,565	120,957	434,795	193,016	7,000	1,263,333
	2018	534,279	131,387	417,600	193,016	6,875	1,283,157
Charles B. Lebovitz, Chairman of the Board	2020	304,995	414,000	597,763	—	11,311	1,328,069
	2019	340,875	160,847	705,777	253,969	10,946	1,472,414
	2018	681,750	325,080	1,044,001	482,541	6,875	2,540,247
Michael I. Lebovitz, President	2020	362.347	313,000	454,300	—	13,591	1,143,238
	2019	404,973	120,957	434,795	193,016	13,184	1,166,925
	2018	426,287	130,032	417,600	193,016	6,875	1,173,810
Jeffery V. Curry, Chief Legal Officer and Secretary	2020	371,588	201,000	454,300	—	7,125	1,034,013
	2019	394,605	75,411	434,795	125,685	7,000	1,037,496
	2018	415,374	220,500	85,800	—	6,875	728,549

(1)	All compensation cost resulting from amounts paid to the Named Executive Officers as shown in this table is recognized by the Management Company, which is a taxable REIT subsidiary of the Company.

(2)	The position shown represents the individual’s position with the Company and the Management Company.

(3)

For 2020, reflects the impacts of temporary executive base salary reductions in effect from April 1, 2020 through September 1, 2020, prior to commencing salary payments under new Executive Employment Agreements with each NEO (other than Charles B. Lebovitz) in connection with the Company’s financial reorganization and subsequent Chapter 11 Cases.  For additional information, refer to the discussion under “Economic Disruptions During 2020 and Impact of Our Chapter 11 Restructuring” in the “Compensation Discussion and Analysis” section above.  Each of the Named Executive Officers also elected to contribute a portion of his or her salary to the CBL

& Associates Management, Inc. 401(k) Profit Sharing Plan and Trust (the “401(k) Plan”) during 2018, 2019 and 2020.

(4)

For 2020, represents KERP Retention Bonus amounts paid to each NEO effective October 29, 2020, subject to clawback if the executive voluntarily resigns or is terminated for Cause (as defined in his or her Retention Bonus Agreement) on or before September 27, 2021. For additional information, refer to the discussion under “Economic Disruptions During 2020 and Impact of Our Chapter 11 Restructuring” in the “Compensation Discussion and Analysis” section above. For 2019 and 2018, represents the qualitative component of each Named Executive Officer’s cash bonus paid under the NEO Annual Incentive Plan in place for each of such years (as described above in the “Compensation Discussion and Analysis” section).  Since Mr. Curry qualified as a Named Executive Officer for the first time in conjunction with the 2019 proxy statement, his 2018 qualitative bonus was determined based on the Compensation Committee’s subjective evaluation of his performance outside of the terms of the 2018 Annual Incentive Plan.

(5)

We report all equity awards at their full grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718.  For the time-vested restricted Common Stock component of awards under the Company’s LTIP, such value is calculated based on the NYSE market price for shares of our Common Stock subject to the award on the grant date for the award.  For PSUs awarded under the Company’s LTIP, the fair value was estimated on the date of grant using a Monte Carlo Simulation model.  Such valuation consisted of computing the fair value using the Company’s simulated stock price as well as TSR over the performance period (i) from January 1, 2018 through December 31, 2020, for awards made in 2018; (ii) from January 1, 2019 through December 31, 2021, for awards made in 2019 and (iii) from January 1, 2020 through December 31, 2022, for awards made in 2020.  For the PSUs granted on February 12, 2018, this resulted in a weighted average grant-date fair value (based on the fact that 2/3 of the PSUs granted in 2018 will vest based on the relative TSR metric and 1/3 of the PSUs granted in 2018 were set to vest based on the absolute cumulative CBL TSR metric) of $2.63 per PSU for each Named Executive Officer.  For the PSUs granted on February 11, 2019, this resulted in a weighted average grant-date fair value (based on the fact that 2/3 of the PSUs granted in 2019 will vest based on the relative TSR metric and 1/3 of the PSUs granted in 2019 were set to vest based on the absolute cumulative CBL TSR metric) of $2.40 per PSU for each Named Executive Officer.  For the PSUs granted on February 10, 2020, this resulted in a weighted average grant-date fair value (based on the fact that 2/3 of the PSUs granted in 2020 will vest based on the relative TSR metric and 1/3 of the PSUs granted in 2020 were set to vest based on the absolute cumulative CBL TSR metric) of $0.84 per PSU for each Named Executive Officer.  Generally, the aggregate grant date fair value represents the amount that the Company expects to expense in its financial statements over the award’s vesting schedule and does not correspond to the actual value that will be realized by each Named Executive Officer.  For additional information, refer to Note 18 – Share-Based Compensation in the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC, that accompanies this Proxy Statement.

(6)

For 2018 and 2019, amounts shown include annual incentive compensation to the Named Executive Officers pursuant to the quantitative bonus portion of the Annual Incentive Plan award for each respective year.  Since Mr. Curry qualified as a Named Executive Officer for the first time in conjunction with the 2019 proxy statement, he did not participate in the 2018 Annual Incentive Plan.  For 2020, none of the NEOs received such bonus payments due to the cancellation of the 2020 AIP in connection with implementing the KERP, as discussed under “Economic Disruptions During 2020 and Impact of Our Chapter 11 Restructuring” in the “Compensation Discussion and Analysis” section above.

(7)

For 2020, amounts shown include matching contributions by the Management Company under the 401(k) Plan for each of the Named Executive Officers.  Also includes the following amounts for three of the Named Executive Officers, representing the value of an incremental portion of his health insurance premiums that are paid by the Management Company, rather than by each such officer, pursuant to an arrangement put in place in a prior year that effectively grandfathered the total cost of health insurance premiums for a broad group of both officer and non-officer employees: $6,466 for Stephen D. Lebovitz; $4,186 for Charles B. Lebovitz; and $6,466 for Michael I. Lebovitz.  For Stephen D. Lebovitz, also includes $178,336 reflecting the incremental cost to the Company of his personal use (including use by family members accompanying the executive) of a private aircraft owned by the Management Company.  For the Management Company owned aircraft, the incremental cost is determined by estimating the variable portion of the Company’s per hour cost of owning, operating and maintaining such aircraft (including those items listed above for the chartered aircraft), less any portion reimbursed by the executives.  Since the Management Company owned aircraft is used primarily for business travel, our Company does not include the fixed costs that do not change based on usage, such as management fees and acquisition costs.  Depending on availability, family members of executive officers also are permitted to ride along on the corporate aircraft when it is already going to a specific destination for a business purpose.  We consider this use to have no incremental cost to the Company, since the business flight would have occurred regardless of the additional passengers.

2020 Grants of Plan-Based Awards

Name of Executive	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)				All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(3)	Target (#)(3)	High (#)(3)	Maximum (#)(3)
Stephen D. Lebovitz	2/10/2020	337,779	675,557	1,013,336	808,902	1,617,803	1,887,410	3,235,606	435,563	337,779
Farzana Khaleel	2/10/2020	96,508	193,016	289,524	207,411	414,821	483,951	829,642	138,274	107,231
Charles B. Lebovitz	2/10/2020	126,985	253,969	380,954	272,909	545,817	636,778	1,091,634	181,940	141,094
Michael I. Lebovitz	2/10/2020	96,508	193,016	289,524	207,411	414,821	483,951	829,642	138,274	107,231
Jeffery V. Curry	2/10/2020	62,843	125,685	188,528	207,411	414,821	483,951	829,642	138,274	107,231

(1)

These columns represent the potential value of the payout for each Named Executive Officer if the threshold, target or maximum goals were satisfied under the quantitative bonus components of the 2020 Annual Incentive Plan, as described above in the “Compensation Discussion and Analysis” section.  There were no payouts actually earned under the 2020 AIP, since it was cancelled in August 2020 in connection with the adoption of new Executive Employment Agreements and a Key Employee Retention Plan, as discussed under the heading “Reduction to Executive Compensation Related to the Economic Disruptions During 2020 and Impact of Our Chapter 11 Restructuring” in the “Compensation Discussion and Analysis” section above.

(2)

These columns represent the potential number of shares that could have been earned by each Named Executive Officer with respect to the PSUs granted in 2020 under the LTIP, prior to the cancellation of such PSUs in August 2020, as follows:

•

The “Threshold” column assumes achievement of Threshold level performance for both the two-thirds of the potential PSU shares earned based on the “Relative TSR vs. Nareit Retail Index Metric” and the one-third of the potential PSU shares earned based on the “3-Year Absolute Cumulative CBL TSR Metric.”

•

The “Target” column assumes achievement of Target level performance for both the two-thirds of the potential PSU shares earned based on the “Relative TSR vs. Nareit Retail Index Metric” and the one-third of the potential PSU shares earned based on the “3-Year Absolute Cumulative CBL TSR Metric.”

•

The “High” column assumes achievement of (i) Target level performance for the two-thirds of the potential PSU shares earned based on the “Relative TSR vs. Nareit Retail Index Metric” and (ii) High level performance for the one-third of the potential PSU shares earned based on the “3-Year Absolute Cumulative CBL TSR Metric.”

•

The “Maximum” column assumes achievement of Maximum level performance for both the two-thirds of the potential PSU shares earned based on the “Relative TSR vs. Nareit Retail Index Metric” and the one-third of the potential PSU shares earned based on the “3-Year Absolute Cumulative CBL TSR Metric.”

The actual number of shares of Common Stock issued pursuant to these PSUs would have been determined as of December 31, 2022 based on the Company’s relative TSR performance over the 2020-2022 performance period, and would have vested 60% at such time, with the remaining 40% of any such shares vesting 20% on each of December 31, 2023 and December 31, 2024, all as described above in the “Compensation Discussion and Analysis” section.  However, due to the cancellation of these PSUs in August 2020, as discussed under the heading “Reduction to Executive Compensation Related to the Economic Disruptions During 2020 and Impact of Our Chapter 11 Restructuring” in the “Compensation Discussion and Analysis” section above, the NEOs will not receive any Common Stock pursuant to the 2020 PSU grants.

(3)

Due to the impact of the annual NYSE 1% of outstanding shares annual grant limit in effect for 2020 stock awards under the 2012 Stock Incentive Plan, the maximum number of shares of Common Stock that could be issued based on the PSU performance criteria to Stephen D. Lebovitz pursuant to the 2020 LTIP grants would have been 1,321,140 shares (as opposed to the table values shown above for achievement of the Target, High and Maximum levels of performance).

If these PSUs had not been cancelled in August 2020 as discussed above, to the extent that Mr. Lebovitz should have earned PSUs in excess of those amounts at the conclusion of the three year performance period applicable to the 2020 grants, he would have been entitled to receive the economic value of any such excess PSUs, payable as a cash bonus award with a value equivalent to the number of shares of Common Stock constituting such excess times the average of the high and low trading prices reported for the Company’s Common Stock on the NYSE on the date such shares would have otherwise been issuable.

(4)

Represents the number of shares of restricted stock awarded to each such officer under the 2012 Stock Incentive Plan in February 2020, pursuant to the Compensation Committee’s subjective evaluation of the officer’s performance during 2019 under the time-vested component of such officer’s LTIP opportunity for the Named Executive Officers.  Such awards have the additional terms and conditions described in the narrative presented below.

(5)

Represents the grant date fair value of the February 2020 time-vested stock awards, granted based on 2019 performance as described above, calculated as described in footnote (5) to the Summary Compensation Table above.

Additional Information Concerning Executive Compensation

The following discussion presents additional information relevant to the compensation reported above for each of the Named Executive Officers in the Summary Compensation Table and the 2020 Grants of Plan-Based Awards Table.

Annual Bonus Arrangements for Named Executive Officers

The terms of both the quantitative and qualitative components of the bonus arrangements for the Named Executive Officers under the 2020 Annual Incentive Plan are described above in the “Compensation Discussion and Analysis” section.

Terms of Performance Stock Unit Grants to the Named Executive Officers Under the LTIP

The terms of the PSUs granted to the Named Executive Officers during 2020 pursuant to the performance-based component of stock awards under the LTIP are detailed above in the “Compensation Discussion and Analysis” section.  As described therein, any shares of Common Stock issued pursuant to such PSUs at the conclusion of the applicable three-year performance period will vest 60% at such date, with the remaining 40% of such shares vesting in two equal installments on each of the first two anniversaries of such date.  During such two-year period, the additional shares that have not yet vested will be subject to the same terms described below for shares of restricted stock issued pursuant to the time-vested component of LTIP awards (other than the five-year vesting schedule).

Terms of Restricted Stock Grants to NEOs Under the Time-Vested Component of the LTIP

Each time-vested award of restricted shares of Common Stock granted to the Named Executive Officers under the 2012 Stock Incentive Plan pursuant to the LTIP provides for the following terms:

•

The recipient of the award generally has all of the rights of a shareholder during the vesting/restricted period, including the right to receive dividends on the same basis and at the same rate as all other outstanding shares of Common Stock and the right to vote such shares on any matter on which holders of the Company’s Common Stock are entitled to vote.

•	The shares generally are not transferable during the restricted period, except for any transfers which may be required by law (such as pursuant to a domestic relations order).
•

If the Named Executive Officer’s employment terminates during the restricted period for any reason other than death or disability, the award agreements provide that any non-vested portion of the restricted stock award is immediately forfeited by such Named Executive Officer.

•

If employment terminates during the restricted period due to death or disability (as defined in the award), any portion of the restricted stock award that is not vested as of such date shall immediately become fully vested in the Named Executive Officer or his or her estate, as applicable.

•

The shares vest as follows: 20% of the shares granted to each Named Executive Officer are fully vested on the date of grant, and restrictions expire on an additional 20% of the shares granted annually over the next four (4) years beginning on the first anniversary of the date of grant, except that, in the event of a Change of Control of the Company (as defined in the 2012 Stock Incentive Plan), any remaining unvested portion of such shares would immediately vest.

Risks Arising From Design of Compensation Programs

Both senior management and the Compensation Committee believe that the design of the Company’s compensation programs, including our executive compensation program, does not encourage our executives or employees to take unnecessary and excessive risks, and that the risks arising from these programs are not reasonably likely to have a material adverse effect on the Company.  Factors supporting these conclusions include, among others, the following:

•

Both annual performance bonuses and grants of restricted stock awards under our 2012 Stock Incentive Plan are not automatic, but are granted in the discretion of senior management and the Compensation Committee and are subject to downward adjustment as the Compensation Committee or management may deem appropriate.

•

As noted above, our Board of Directors requires approval by the Board (or a committee thereof) of significant transactions that entail the expenditure of funds or incurrence of debt or liability in amounts in excess of certain threshold dollar amounts, thereby limiting the risks to which employees, or even senior management, may expose the Company without higher-level Board review.  Company policy also provides similar checks against the creation of risk by compensation-based incentives at the operational level – such as a procedure that employees compensated based in part on leasing results may have the authority to negotiate new and renewal lease terms, but the authority to approve and execute the leases rests with a higher level of management whose compensation is not subject to the same incentives.

•

Due to the scope of their authority, risk-related decisions concerning the Company’s business are primarily under the control of our executive officers.  As discussed above, we maintain stock ownership guidelines for all executive officers – supported by the features of our compensation programs that encourage our executives to achieve and maintain a significant proprietary interest in the Company.  These guidelines tend to align our senior executives’ long-term interests with those of our shareholders and serve as a disincentive to behavior that is focused only on the short-term and risks material harm to the Company.

Additionally, as discussed on page 44 above in the Compensation Discussion and Analysis, effective March 24, 2015 in conjunction with the implementation of new annual and long-term incentive programs for the Company’s Named Executive Officers, the Company’s Board of Directors and Compensation Committee implemented a compensation clawback policy applicable to the Company’s Named Executive Officers as described therein.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following reasonable estimate of the ratio of the annual total compensation of our Chief Executive Officer (our “CEO”) to the median of the annual total compensation of our other employees.

For 2020, our last completed fiscal year:

•	the annual total compensation for our median employee was $71,828; and
•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $3,455,604.

Based on this information, for 2020 the ratio of annual total compensation of our CEO to the median of the annual total compensation of all employees was 48 to 1.

To identify the median employee, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

1.	We identified the median employee using our employee population as of December 31, 2020, which consisted of approximately 474 individuals, all located in the United States.

2.

To identify the “median employee” from our employee population, we examined the amount of total compensation (annual salary/wages as of December 31 2020, plus bonus compensation in 2020) of each employee (other than the CEO) as reflected in payroll records.  Salaries/wages were annualized for all permanent employees who were employees for less than the full year. We did not make any cost-of-living adjustments in identifying the “median employee”.

3.	We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.

4.

Once we identified our median employee, we calculated annual total compensation for this employee of $71,828 using the same methodology we use for our CEO in the Summary Compensation Table as set forth in this Proxy Statement.

5.	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table included in this Proxy Statement.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above.  The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2020 Outstanding Equity Awards at Fiscal Year-End

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
Stephen D. Lebovitz	510,677 (2)	20,427	261,922	10,477
Farzana Khaleel	162,224 (3)	6,489	67,159	2,686
Charles B. Lebovitz	274,564 (4)	10,983	88,368	3,535
Michael I. Lebovitz	162,224 (5)	6,489	67,159	2,686
Jeffery V. Curry	169,708 (6)	6,788	67,159	2,686

(1)

Where noted below, certain of these shares were issued as part of the Company’s annual restricted stock grants to officers and other key employees under the 2012 Stock Incentive Plan, prior to the changes made to equity awards to Named Executive Officers in March 2015 pursuant to the adoption of the LTIP.  Shares issued pursuant to each such annual restricted stock grant vest in 20% increments on each of the first through fifth anniversaries of their date of grant.  Market value shown for all unvested shares of restricted stock is calculated based on the closing price for the Company’s Common Stock on the NYSE on the last trading day of fiscal year 2020 (December 31) of $0.04 per share.

(2)

Such shares were issued under the discretionary time‑vested component of LTIP awards as follows: (A) 11,476 shares granted to Mr. Lebovitz in February 2017, (B) 61,678 shares granted to Mr. Lebovitz in February 2018, (C) 89,074 shares granted to Mr. Lebovitz in February 2019 and (D) 348,449 shares granted to Mr. Lebovitz in February 2020.  Subject to any changes related to the outcome of the pending Chapter 11 Cases, the shares are scheduled to vest as follows: 11,476 shares vested on February 7, 2021; 30,839 shares vested on February 12, 2021, and 30,839 additional shares will vest on February 12, 2022; 29,692 shares vested on February 11, 2021, and 29,691 additional shares will vest on February 11 in each of the years 2022 and 2023; and 87,113 shares vested on February 10, 2021, and 87,112 additional shares will vest on February 11 in each of the years 2022, 2023 and 2024.

(3)

Such shares were issued under the discretionary time‑vested component of LTIP awards as follows: (A) 3,747 shares granted to Ms. Khaleel in February 2017, (B) 19,580 shares granted to Ms. Khaleel in February 2018, (C) 28,278 shares granted to Ms. Khaleel in February 2019 and (D) 110,619 shares granted to Ms. Khaleel in February 2020.  Subject to any changes related to the outcome of the pending Chapter 11 Cases, the shares are scheduled to vest as follows: 3,747 shares vested on February 7, 2021; 9,790 shares vested on February 12, 2021, and 9,790 additional shares will vest on February 12, 2022; 9,426 shares vested on February 11, 2021, and 9,426 additional shares will vest on February 11 in each of the years 2022 and 2023; and 27,655 shares vested on February 10, 2021, and 27,655 additional shares will vest on February 10 in each of the years 2022 and 2023, with 27,654 additional shares vesting on February 10, 2024.

(4)

Such shares were issued under the discretionary time‑vested component of LTIP awards as follows: (A) 9,368 shares were granted to Mr. Lebovitz in February 2017, (B) 48,950 shares granted to Mr. Lebovitz in February 2018, (C) 70,694 shares granted to Mr. Lebovitz in February 2019 and (D) 145,552 shares were granted to Mr. Lebovitz in February 2020.  Subject to any changes related to the outcome of the pending Chapter 11 Cases, the shares are scheduled to vest as follows: 9,368 shares vested on February 7, 2021; 24,475 shares vested on February 12, 2021 and 24,475 additional shares will vest on February 12, 2022; 23,565 shares vested on February 11, 2021 and 23,565 additional shares will vest on February 11, 2022, with 23,564 additional shares vesting on February 11, 2023; and 36,388 shares vested on February 10, 2021 and 36,388 additional shares will vest on February 10 in each of the years 2022, 2023 and 2024.

(5)

Such shares were issued under the discretionary time‑vested component of LTIP awards as follows: (A) 3,747 shares granted to Mr. Lebovitz in February 2017, (B) 19,580 shares granted to Mr. Lebovitz in February 2018, (C) 28,278 shares granted to Mr. Lebovitz in February 2019 and (D) 110,619 shares granted to Mr. Lebovitz in

February 2020.  Subject to any changes related to the outcome of the pending Chapter 11 Cases, the shares are scheduled to vest as follows: 3,747 shares vested on February 7, 2021; 9,790 shares vested on February 12, 2021, and 9,790 additional shares will vest on February 12, 2022; 9,426 shares vested on February 11, 2021, and 9,426 additional shares will vest on February 11 in each of the years 2022 and 2023; and 27,655 shares vested on February 10, 2021, and 27,655 additional shares will vest on February 10 in each of the years 2022 and 2023, with 27,654 additional shares vesting on February 10, 2024.

(6)

The following shares were issued as part of annual restricted stock grants to Mr. Curry under the 2012 Stock Incentive Plan, as described in Note 1, prior to his becoming a Named Executive Officer: (A) 3,025 shares granted to Mr. Curry in February 2016, (B) 6,360 shares granted to Mr. Curry in February 2017, (C) 12,000 shares granted to Mr. Curry in February 2018, and (D) 37,704 shares granted to Mr. Curry in February 2019.  Shares issued under the discretionary time‑vested component of subsequent LTIP awards include 110,619 shares granted to Mr. Curry in February 2020.  Subject to any changes related to the outcome of the pending Chapter 11 Cases, the shares are scheduled to vest as follows: 3,025 shares vested on February 10, 2021; 3,180 shares vested on February 7, 2021, and 3,180 additional shares will vest on February 7, 2022; 4,000 shares vested on February 12, 2021 and 4,000 additional shares will vest on February 12 in each of the years 2022 and 2023; 9,426 shares vested on February 11, 2021 and 9,426 additional shares will vest on February 11 in each of the years 2022, 2023 and 2024; and 27,655 shares vested on February 10, 2021, and 27,655 additional shares will vest on February 10 in each of the years 2022 and 2023, with 27,654 additional shares vesting on February 10, 2024.

(7)

Assumes performance at the Threshold level for PSUs issued under the LTIP for the 2019-2021 performance period.  Does not include any PSUs issued under the LTIP for the 2020-2022 performance period, because those awards were cancelled in August 2020 in connection with the adoption of new Executive Employment Agreements and a Key Employee Retention Plan, as discussed under the heading “Reduction to Executive Compensation Related to the Economic Disruptions During 2020 and Impact of Our Chapter 11 Restructuring” in the “Compensation Discussion and Analysis” section above.  As a result of the 200,000 share Section 162(m) Grant Limit in effect for the 2019 LTIP Awards, the maximum amount of Common Stock that could be issued as a result of PSUs actually earned for these periods would be as follows:

•	Stephen D. Lebovitz – 51,542 shares
•	Farzana Khaleel – 152,870 shares
•	Charles B. Lebovitz – 82,176 shares
•	Michael I. Lebovitz – 152,870 shares
•	Jeffery V. Curry – 152,870 shares

Any PSUs earned in excess of these limits would instead be converted to a cash bonus award, subject to the same additional vesting conditions as any shares of Common Stock earned (provided that any such excess cash earned would be paid first relative to such vesting schedule, ahead of the issuance of any shares of Common Stock earned).

(8)

Market value of shares of Common Stock underlying PSUs that had not vested at December 31, 2020 is calculated based on the closing price for the Company’s Common Stock on the NYSE on the last trading day of fiscal year 2020 (December 31) of $0.04 per share.

2020 Option Exercises and Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Stephen D. Lebovitz	179,806	136,643
Farzana Khaleel	57,704	43,890
Charles B. Lebovitz	103,949	78,155
Michael I. Lebovitz	57,704	43,890
Jeffery V. Curry	50,311	38,470

(1)	All of such shares were received pursuant to time-vested restricted stock awards which vested during fiscal 2020.

(2)

Amounts shown are based on the closing market price for the Company’s Common Stock on the NYSE on the respective dates when each installment vested (or on the immediately preceding trading day, if such date was not a business day).  As each installment vests, the officer may choose either (A) to sell all (or some portion) of the underlying shares immediately following the vesting date or (B) to hold all (or some portion) of the underlying shares indefinitely or for sale at a later date.  Accordingly, such amounts do not correspond to the actual value that will be realized by each Named Executive Officer.

Potential Payments Upon Termination or Change in Control

Except for (i) the non-solicitation and non-competition arrangements included in the Executive Employment Agreements described under the heading “Reduction to Executive Compensation Related to the Economic Disruptions During 2020 and Impact of Our Chapter 11 Restructuring” in the Compensation Discussion and Analysis above, (ii) the automatic vesting of any unvested shares subject to restricted stock awards upon the occurrence of a Change in Control as defined in the 2012 Stock Incentive Plan, (iii) the provisions allowing payout of the full Target Cash Bonus Award under the AIP, or a partial payout of shares subject to a performance-based LTIP award, in the event of an officer’s death, disability or (under the circumstances described below) termination following a Change of Control (as defined in the 2012 Stock Incentive Plan); (iv) the severance and continuation of insurance benefits provided under the Executive Employment Agreements and KERP Amended and Restated Retention Bonus Agreements described under the heading “Reduction to Executive Compensation Related to the Economic Disruptions During 2020 and Impact of Our Chapter 11 Restructuring” in the Compensation Discussion and Analysis above and (v) the Tier I Legacy Retiree Program and the Tier III Post-65 Retiree Program described below, the Company’s Named Executive Officers do not have any employment, severance or change of control agreements with the Company.

Accordingly, except for any benefits for which they are eligible under either the Tier I Legacy Retiree Program the Tier III Post-65 Retiree Program, benefits pursuant to the Executive Employment Agreements and KERP Amended and Restated Retention Bonus Agreements, and certain impacts on outstanding AIP and equity awards, such officers will not receive compensation in connection with any termination of employment due to a change in control of the Company, death, disability, retirement or any other reason, except for such benefits as are available generally to all employees under the Company’s 401(k) Plan, insurance and other benefits programs.  As of December 31, 2020, the end of the Company’s most recently completed fiscal year, the Named Executive Officers who are not eligible for either the Tier I Legacy Retiree Program or the Tier III Post-65 Retiree Program also did not meet the age and service requirements for continuation of medical benefits under the Company’s Tier II Retiree program, which is generally available to all employees who retire at age 60, but less than age 65, and have been employed by the Company and/or its affiliates or predecessors for a total of 20 or more (but less than 30) years of service.

Impact of Executive Employment Agreements and the KERP

As discussed above in the Compensation Discussion and Analysis section under the heading “Reduction to Executive Compensation Related to the Economic Disruptions During 2020 and Impact of Our Chapter 11 Restructuring,” in connection with entering into the RSA in anticipation of the filing of the Chapter 11 Cases, in August 2020 the Company (i) entered into new Executive Employment Agreements with each of the NEOs other than Charles B. Lebovitz and (ii) entered into Retention Bonus Agreements (as subsequently amended and restated October 29, 2020) with each of the NEOs, including Charles B. Lebovitz.  The impact of these agreements on potential payments to the NEOs in the event of termination or a change in control of the Company may be summarized as follows:

Continuation of Insurance/Benefits:

Pursuant to the Executive Employment Agreements, each NEO (other than Charles B Lebovitz) will be entitled to continuation of health insurance benefits for 18 months following any termination of employment (24 months for CEO Stephen D. Lebovitz), subject to longer continuation, if applicable, under the terms of the Company’s Tier I, Tier II and Tier III Legacy Retiree Programs as described below.

NEO Severance Upon Termination Without Cause or in Connection With Change of Control:

If employment is terminated by the Company without Cause (as defined in the agreement) or upon a Change of Control, each NEO (other than Charles B. Lebovitz) will receive severance equal to twice (2x) the sum of (i) then-current annual base salary plus (ii) the amount of such NEO’s Retention Bonus payable pursuant to the KERP.

Death/Disability:

If employment is terminated due to death or disability, each NEO (other than for Charles B. Lebovitz or for the CEO), will receive severance equal to twice (2x) such NEO’s then-current annual base salary. In the case of CEO Stephen D. Lebovitz, such severance would be an amount equal to the sum of (i) 1x his then-current annual base salary plus (ii) the amount of his Retention Bonus payable pursuant to the KERP.

Non-Solicitation/ Non-Compete:

Under the Executive Employment Agreements entered into with each NEO other than Charles B. Lebovitz, each such NEO has agreed not to (i) engage in any competing solicitation of employees, customers, clients or suppliers of the Company or (ii) otherwise, directly or indirectly, engage in business in competition with the Company for a period of one (1) year following termination, unless such NEO was terminated by the Company without Cause (as defined in the agreement).

For purposes of the above-described provisions of these agreements:

•

“Cause” is defined to include an act of fraud or willful malfeasance by the executive, criminal convictions (or equivalent pleas) involving fraud, misappropriation or moral turpitude, willful violations of the Company’s Code of Business Conduct, or specified failures of executive performance not cured as provided in the agreements;

•	“Disability” is defined to mean the NEO’s complete and permanent disability as defined by the Company’s health insurance plans or as otherwise defined by the Company from time to time; and
•

“Change of Control” will mean a “change of control” as such term may be defined in a future Management Incentive Program to be adopted for the Company, as contemplated by the Executive Employment Agreements.

Impact of Change in Control Under 2012 Stock Incentive Plan

The 2012 Stock Incentive Plan generally provides that, except to the extent the Compensation Committee otherwise provides, in the event of any Change in Control of the Company (a) any outstanding option shall become fully exercisable, (b) the restrictions expire immediately with respect to 100% of the shares subject to any award of restricted stock and (c) other outstanding awards shall become fully vested and or payable and any restrictions with respect thereto shall expire.  The effect of this provision with respect to currently outstanding awards of restricted stock under such plan is that all remaining unvested shares subject to restricted stock awards held by any employee (including any time-vested shares held by a Named

Executive Officer pursuant to either an award under the new LTIP or a prior restricted stock grant) would immediately vest in full.

The 2012 Stock Incentive Plan defines a “Change in Control” for this purpose to include (i) any acquisition by a person or group of 20% or more of the outstanding shares of the Company's Common Stock (other than an acquisition from the Company or by the Company or by the Company's management, an acquisition through the exercise of the rights to exchange limited partnership interests in the Operating Partnership for shares of Common Stock or an acquisition by a Company-sponsored employee benefit plan), (ii) a change in the majority of the Company's directors (subject to certain exceptions for changes in the ordinary course of the Company's business), or (iii) the occurrence of a Corporate Event (as defined below), but excluding any Corporate Event pursuant to which:

(A)

all or substantially all of the beneficial owners of the Company's voting securities immediately prior thereto will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of Common Stock, and (as applicable) the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Event in substantially the same proportions as their ownership immediately prior to such Corporate Event;

(B)

no person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Event) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of Common Stock of the corporation resulting from such Corporate Event or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the Corporate Event; and

(C)	individuals who were members of the Company's incumbent Board prior thereto will constitute at least a majority of the directors of the corporation resulting from such Corporate Event.

A “Corporate Event” is defined under the 2012 Stock Incentive Plan as an event pursuant to which: (i) the Company is merged or consolidated with another corporation or entity, (ii) all or substantially all of the Company's assets or Common Stock is acquired by another person or entity or (iii) the Company is liquidated or reorganized.

We currently anticipate that, pursuant to the terms of the Amended Plan, a “Change of Control,” as defined above for purposes of the 2012 Stock Incentive Plan, will not occur in connection with the Company’s emergence from its current reorganization pursuant to the Chapter 11 Cases.

Impact of Death, Retirement or Change in Control Under the NEO Annual Incentive Plan

A Named Executive Officer who terminates employment with the Company prior to the conclusion of any applicable performance period under the AIP would not receive an AIP bonus payment for such period, except that an otherwise eligible Named Executive Officer would receive, had the 2020 AIP not been terminated as described in the “Compensation Discussion and Analysis” section above, an AIP bonus payment in the amount of his or her full Target Cash Bonus Award, as determined by the Compensation Committee, in either of the following circumstances:

•

In the event of death or disability (generally defined as the complete and permanent disability of the participant under the Company’s benefit insurance plans) prior to the end of the annual performance period; or

•

If a Named Executive Officer’s employment is terminated, other than voluntarily or for Cause (as defined in the 2012 Stock Incentive Plan), following a Change of Control (defined as described above in the Company’s 2012 Stock Incentive Plan), but prior to end of the annual performance period.

Impact of Death, Retirement or Change in Control on Performance Stock Units Under the LTIP

Whether a Named Executive Officer whose employment is terminated prior to the conclusion of the three-year performance period applicable to any LTIP award of PSUs will be deemed to have earned any of the PSUs to such award will be determined as follows:

•

a Named Executive Officer whose employment terminates, other than for Cause (as defined in the 2012 Stock Incentive Plan), either (i) due to death or disability (generally defined as the complete and permanent disability of the participant under the Company’s benefit insurance plans) or (ii) within 24 months following a Change of Control (defined as described above in the 2012 Stock Incentive Plan) prior to the end of the applicable performance period will be deemed to have earned a pro-rated number of PSUs, calculated based on the Company’s TSR performance over the proportion of the performance period that had been completed to, and including, the date of such event, as compared to the TSR performance of the Nareit Retail Index over such period (or, beginning with the February 2018 LTIP awards, based on the Company’s TSR performance over such period both in absolute terms and as compared to the TSR performance of the Nareit Retail Index).

•

a Named Executive Officer whose employment terminates voluntarily (other than within 24 months following a Change of Control) or for Cause (as defined in the 2012 Stock Incentive Plan) prior to the end of the applicable performance period will not be deemed to have earned any of the PSUs subject to such award.

Tier I Legacy Retiree Program and Tier III Post-65 Retiree Program

The Company’s Tier I Legacy Retiree Program and its Tier III Post-65 Retiree Program each provide certain benefits concerning the continuation of health insurance coverage to certain employees (and, in the case of the Tier III program, to certain corporate officers) who meet their respective requirements.  The “Tier I Retirees” covered by the Tier I Retiree Legacy Program include any Company employee who retires after the program’s effective date and:

•	has been employed by CBL and/or its affiliates or predecessors for a total of 30 or more years prior to their date of retirement;
•	is participating in the CBL group medical insurance plan on the date of their retirement; and
•	is not eligible for health benefit coverage pursuant to any other group insurance plan or Medicare.

The “Tier III Retirees” covered by Tier III Post-65 Retiree Program include Company officers of the level of Senior Vice President and above, who retire at age 65 or above after the program’s effective date and:

•	have been employed by CBL and/or its affiliates or predecessors for a total of 40 or more years prior to their date of retirement;
•	are participating in the CBL group medical insurance plan on the date of their retirement; and
•	no longer have a “current employment status” with CBL.

For purposes of the third requirement listed above, in addition to including retirees who are no longer providing services to the Company in any capacity, retired officers will be considered to no longer have a “current employment status” for purposes of program eligibility notwithstanding the fact that they (i) may continue in any part-time capacity with the Company or (ii) may continue to provide services to the Company under any consulting agreement or similar agreement.

Program benefits for each eligible Tier I Retiree (and his or her spouse who is insured by CBL’s health insurance plan on the date of the retirement of the Tier I Retiree) are as follows:

•

for an initial period of 24 months (two years) from the date of the Tier I Retiree’s retirement, the Tier I Retiree and his or her covered spouse will be entitled to continue to participate in the CBL group medical insurance plan at no cost to the Tier I Retiree and/or his or her covered spouse;

•

the Tier I Retiree and his or her covered spouse will be entitled to continue participation in the CBL group medical insurance plan (as such may be amended, revised or modified from time to time and as available to then-active employees of CBL) following his or her retirement, but with the Tier I Retiree and his or her covered spouse paying the full cost for such coverage (i.e., equivalent to the then-prevailing COBRA rate) following the expiration of 24 months from the date of the Tier I Retiree’s retirement; and

•

upon reaching the age of Medicare eligibility or becoming eligible for other group medical coverage, the Tier I Legacy Retiree (and spouse if applicable), would cease to be eligible for the CBL group medical insurance plan.

Program benefits for each eligible Tier III Retiree (and his or her spouse who is insured by CBL’s health insurance plan on the date of the retirement of the Tier III Retiree) are as follows:

•

for an initial period of five (5) years from the date of the Tier III Retiree’s retirement, the Tier III Retiree and his or her covered spouse will be entitled to continue to participate in the CBL group medical insurance plan at no cost to the Tier III Retiree and/or his or her covered spouse; and

•

the Tier III Retiree and his or her covered spouse will be entitled to continue participation in the CBL group medical insurance plan (as such may be amended, revised or modified from time to time and as available to then-active employees of CBL) following his or her retirement, but with the Tier III Retiree and his or her covered spouse paying the full cost for such coverage (i.e., equivalent to the then-prevailing COBRA rate) following the expiration of five (5) years from the date of the Tier III Retiree’s retirement.

Any tax obligations imposed on a Tier I Retiree or a Tier III Retiree as a result of the benefit under this program will be the sole responsibility of such retiree (and his or her spouse, if applicable).  The Company may elect to discontinue the Tier I Legacy Retiree benefit on a prospective basis on each annual renewal of the Company’s overall group health insurance plan and, subject to certain requirements for advance notice to participants, may terminate the Tier III Post-65 Retiree Program at any time.

Currently, should they retire from the Company, both Stephen D. Lebovitz and Michael I. Lebovitz would meet the criteria to be covered under the Tier I Legacy Retiree Program, and Charles B. Lebovitz would meet the criteria to be covered under the Tier III Post-65 Retiree Program.  The projected benefit to any covered Tier I Retiree or Tier III Retiree under those respective programs will depend on the then-current costs of participation in CBL’s group medical insurance plan on the date of his or her retirement from CBL.

Impact of Death, Disability or Retirement on Outstanding Awards Under the 2012 Stock Incentive Plan

Time vesting restricted stock awards made to the Named Executive Officers, pursuant to either an award under the new LTIP or under a prior restricted stock grant, provide that if the grantee’s employment terminates by reason of death or disability, any portion of the award that is not vested on the date of such termination shall immediately vest in the grantee or the grantee’s estate.  “Disability” for these purposes generally means the employee’s complete and permanent disability as defined by the Company’s health insurance plans or as otherwise defined by the Company from time to time.  All shares of restricted stock held by the Named Executive Officers pursuant to such awards as of December 31, 2020, would have been forfeited by any such officer who retired from his or her employment with the Company.

Potential Payments Upon Termination or Change in Control for Named Executive Officers

Based on the foregoing, the following table summarizes potential payments pursuant to the Executive Employment Agreements entered into in August 2020 with each NEO other than Charles B. Lebovitz, assuming in each case that the applicable triggering event occurred as of December 31, 2020:

•	the estimated value of the continuation of health insurance benefits for 18 months in the event of any termination of employment;
•	the value of cash severance payable in the event of a termination of the NEO’s employment without Cause or upon a Change of Control; and
•	the value of cash severance payable in the event of a termination of the NEO’s employment due to death or disability.

Named Executive Officer	Termination of Employment Without Cause or Upon a Change in Control Under Executive Employment Agreements (1)		Termination of Employment Due to Retirement Under Executive Employment Agreements		Termination of Employment Due to Death/Disability Under Executive Employment Agreements
	Value of 18 Month Continuation of Health Insurance Benefits ($)(2)	Value of Cash Severance Payable ($)	Value of 18 Month Continuation of Health Insurance Benefits ($)(2)	Value of Cash Severance Payable ($)	Value of 18 Month Continuation of Health Insurance Benefits ($)(2)	Value of Cash Severance Payable ($)
Stephen D. Lebovitz	45,388	3,250,630	45,388	—	45,388	1,625,315
Farzana Khaleel	11,738	1,641,130	11,738	—	11,738	1,015,130
Michael I. Lebovitz	34,040	1,435,946	34,040	—	34,040	809,946
Jeffery V. Curry	24,650	1,191,210	24,650	—	24,650	789,210

(1)

Under the terms of the Executive Employment Agreements, the nature of the “Change of Control” triggering event for purposes of these payments will be defined pursuant to the terms of a future Management Incentive Program to be adopted for the Company, as contemplated by such agreements.

(2)

Under the terms of the Executive Employment Agreements, the 18-month continuation of health insurance benefits is applicable following any termination of the employment of one of the NEOs listed above, regardless of the cause.

The following table summarizes the additional potential payments to each NEO (including Charles B. Lebovitz) pursuant to the Company’s programs in existence prior to the adoption of the new Executive Employment Agreements during 2020, assuming in each case that the applicable triggering event occurred as of December 31, 2020:

•	the estimated value of any applicable benefits under either the Tier I Legacy Retiree Program or the Tier III Post-65 Retiree Program;
•

the value of cash bonus payments under the AIP in the event of a termination of the NEO’s employment due to death or disability, or termination (other than voluntarily or for Cause, as defined in the 2012 Stock Incentive Plan) following a Change of Control;

•

the intrinsic value (that is, the value based on the Company’s stock price) of all LTIP Performance Stock Units or time-vested restricted stock awards that each of our NEOs would have been entitled to receive or retain if (A) a Change in Control (as defined under the 2012 Stock Incentive Plan) had occurred or (B) he or she had retired, died or become disabled, assuming in each case that such event occurred as of December 31, 2020 (and using the NYSE closing price of $0.04 per share on December 31, 2020, the last trading day of the year).

Name	Occurrence of a Change in Control (1)		Termination Due to Retirement			Termination Due to Death/Disability
	Restricted Stock/ LTIP Awards ($)(2)	Cash Bonus Payments Under AIP ($)(3)	Value of Tier I or Tier III Retiree Benefits ($)(4)	Restricted Stock/ LTIP Awards ($)(2)	Cash Bonus Payments Under AIP ($)	Value of Tier I or Tier III Retiree Benefits ($)(4)(5)	Restricted Stock/ LTIP Awards ($)(2)	Cash Bonus Payments Under AIP ($)(3)
Stephen D. Lebovitz	20,427	—	26,294	—	—	26,294	20,427	—
Farzana Khaleel	6,489	—	—	—	—	—	6,489	—
Charles B. Lebovitz	10,983	—	82,166	—	—	82,166	10,983	—
Michael I. Lebovitz	6,489	—	26,294	—	—	26,294	6,489	—
Jeffery V. Curry	6,788	—	—	—	—	—	6,788	—

(1)

Neither the Tier I Legacy Retiree Program nor the Tier III Post-65 Retiree Program provide for any benefits upon the occurrence of a Change in Control in the absence of an eligible employee retiring/ ceasing to have a “current employment status” with the Company and otherwise satisfying its respective requirements (as described above).  Accordingly, for purposes of the foregoing table, the only consequences of a Change in Control (as defined in the 2012 Stock Incentive Plan) would be (A) the immediate vesting of any outstanding, unvested shares of restricted stock subject to awards granted under such plan and (B) in the event a Named Executive Officer were terminated, other than voluntarily or for Cause (as defined in the 2012 Stock Incentive Plan) following such event, an AIP bonus payment equal to such officer’s full Target Cash Bonus Award for the period.

(2)

This value is calculated based on (i) the number of unvested shares of restricted stock each Named Executive Officer would retain and (ii) the pro-rated number of shares each Named Executive Officer would have received pursuant to PSUs awarded under the LTIP, in the event of death, disability or termination other than for Cause (as defined in the 2012 Stock Incentive Plan) within 24 months following a Change of Control and prior to the end of the applicable restricted period or PSU performance period (as applicable), had such contingency occurred on December 31, 2020, as follows:

Named Executive Officer	Number of Shares of Time-Vested Restricted Stock Retained	Pro-Rated Shares Awarded Under PSUs for 2019-2021 LTIP Performance Period
Stephen D. Lebovitz	510,677	0
Farzana Khaleel	162,224	0
Charles B. Lebovitz	274,564	0
Michael I. Lebovitz	162,224	0
Jeffery V. Curry	169,708	0

Since the PSUs granted for the 2018-2020 performance period expired without value on December 31, 2020, and the PSUs originally granted for the 2020-2022 performance period were cancelled in August 2020 as discussed in the Compensation Discussion and Analysis section above, the only PSUs that remained outstanding as of December 31, 2020 were those granted for the 2019-2021 performance period. No such pro-rated payout under a PSU would be triggered in the event of the retirement of any of these Named Executive Officers, nor would any such Named Executive Officer retain unvested shares of restricted stock if he or she should retire.

(3)

Since 2020 AIP grants made in February 2020 were cancelled in August 2020 as discussed in the Compensation Discussion and Analysis section above, there would have been no additional cash bonus payable pursuant to the 2020 AIP if any of the events summarized in the table had occurred as of December 31, 2020.

(4)

Estimated based on current premiums payable under CBL’s group medical insurance plan as of December 31, 2020.  Stephen D. Lebovitz and Michael I. Lebovitz are the only Named Executive Officers eligible for the Tier I Legacy Retiree Program with 30 years of continuous employment with the Company as of December 31, 2020, and Charles B. Lebovitz is the only Named Executive Officer to have attained age 65 with 40 years of continuous employment with the Company as of December 31, 2020.  Neither Farzana Khaleel nor Jeffery V. Curry is currently eligible for benefits under either the Tier I Legacy Retiree Program or the Tier III Post-65 Retiree Program.

(5)

Retirement due to disability by any Named Executive Officer who otherwise satisfies the requirements of either the Tier I Legacy Retiree Program or the Tier III Post-65 Retiree Program would result in the same benefits as retirement for any other reason; however, there would be no benefits under either such program in the event of the death of a Named Executive Officer.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation of each Non‑Employee Director for the Company’s fiscal year ended December 31, 2020.  Directors who are employees of the Company do not receive any separate compensation for service in their capacity as a director.

2020 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
A. Larry Chapman	71,333	100,000	171,333
Matthew S. Dominski	93,626	100,000	193,626
John D. Griffith	62,417	100,000	162,417
Richard J. Lieb	70,667	100,000	170,667
Kathleen M. Nelson	66,876	100,000	166,876
Michael L. Ashner (3)(4)	48,126	16,667	64,793
Carolyn B. Tiffany (4)	66,876	16,667	83,543
Scott D. Vogel	133,226	—	133,226

(1)

This column reports the aggregate amount of all cash compensation earned by each Non-Employee Director during 2020 for Board and committee service, determined as described below under “Additional Information Concerning Director Compensation” for directors other than Scott D. Vogel, who is compensated as described below under “Cash Compensation Arrangements for Director Scott D. Vogel.”

(2)

This column represents the grant date fair value of annual stock awards granted to the Non-Employee Directors during 2020 under the 2012 Stock Incentive Plan, calculated in accordance with Financial Accounting Standards Board ASC Topic 718.  During 2020, each Non-Employee Director serving at the beginning of the year, other than Mr. Ashner and Ms. Tiffany, was granted additional restricted Common Stock under the 2012 Stock Incentive Plan having a market value equal to $100,000 (96,154 shares, having a grant date fair value of $1.04 per share based on the average of the high and low price of the Company’s Common Stock as reported on the NYSE on the grant date of January 6, 2020).  Each of Mr. Ashner and Ms. Tiffany was granted an award of Common Stock under the 2012 Stock Incentive Plan having a market value equal to $16,667, pro-rated due to the fact that they each served as Non-Employee Directors for only two months during 2019 (16,026 shares, having a grant date fair value of $1.04 per share, calculated as described above for awards to the other Non-Employee Directors).  As described below, the terms of Mr. Vogel’s compensation arrangements in connection with his October 7, 2020 appointment to the Board provided that he would not receive any of the equity grants normally provided for Non-Employee Directors.  For more information, refer to Note 18 – Share-Based Compensation in the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC, that accompanies this Proxy Statement.  The grant date fair value represents the amount that the Company expects to expense in its financial statements over the vesting schedule for these awards and does not correspond to the actual value that will be realized by each Non-Employee Director.  The aggregate number of outstanding shares of Common Stock held by each Non-Employee Director subject to restrictions prescribed by the 2012 Stock Incentive Plan as of December 31, 2020 was as follows: Michael L. Ashner – 0 shares; A. Larry Chapman – 180,551 shares; Matthew S. Dominski – 189,301 shares; John D. Griffith – 172,551 shares; Richard J. Lieb – 168,551 shares; Kathleen M. Nelson – 187,051 shares; Carolyn B. Tiffany – 33,091 shares and Scott D. Vogel – 0 shares.

(3)

Amounts reported for Michael L. Ashner reflect compensation for his service as a director from January 1, 2020 through the effective date of his resignation from the Board, September 29, 2020.  As described below, transfer restrictions applicable under the 2012 Stock Incentive Plan with respect to shares of Common Stock previously granted to Mr. Ashner as a portion of his Independent Director compensation expired in connection with his resignation from the Board.

(4)

Michael L. Ashner and Carolyn B. Tiffany each were appointed as new directors of the Company effective November 1, 2019, pursuant to the terms of the Exeter Standstill Agreement as described above under “ELECTION OF DIRECTORS – Director Nominees.”  In accordance with the Company’s compensation arrangements for Non-Employee Directors as described herein, each of Mr. Ashner and Ms. Tiffany received an initial grant of 17,065 shares of restricted Common Stock of the Company, having a value of $25,000 on the grant date of November 1, 2019.

Additional Information Concerning Director Compensation

Both the Company’s senior management and the Compensation Committee intend for the compensation of the Company’s Non-Employee Directors to be competitive and reasonable in relation to the directors’ responsibilities for supervising the overall management and policies of the Company, and in relation to the compensation of Non-Employee Directors at the same group of peer companies reviewed by the Compensation Committee in setting base salaries for the Named Executive Officers (taking into account differences in size and scope of operations between the Company and certain of its peers).

While senior management and the Compensation Committee periodically review the compensation paid to the Non-Employee Directors, the Company typically has not adjusted such compensation on an annual basis, but only when senior management and the Compensation Committee decide that such review indicates that adjustments may be warranted.  As in the case of the Compensation Committee’s review of executive salaries at the peer companies discussed above, such review is only intended to provide the Compensation Committee with a general understanding of whether the Company’s compensation of its outside directors is competitive for purposes of attracting and retaining well-qualified individuals to serve as Non-Employee Directors of the Company.  As in the case of executive officer compensation, the Compensation Committee does not engage in any formal “benchmarking” comparisons of the compensation of the Company’s directors against that of directors of the peer companies considered.  The historical equity component of director compensation, as described under “Director Compensation” herein, in conjunction with the Company’s stock ownership guidelines for Non-Employee Directors, has been intended by the Compensation Committee to align the interests of the Non-Employee Directors with those of the Company’s shareholders by ensuring that they attain and maintain a significant proprietary interest in the Company.

In December 2020, upon the recommendation of the Compensation Committee in connection with the additional director workload related to the Chapter 11 Cases, the Board of Directors added a Monthly Service Fee to the schedule of fees that had been in effect since January 1, 2017 governing the cash portion of the Company’s compensation arrangements for each Non-Employee Director (other than Scott D. Vogel).  FPL completed a related market review and determined that the total compensation for CBL’s Non-Employee Directors following the addition of the new monthly service fee, which went into effect November 1, 2020, remained in-line with Non-Employee director compensation for the Asset-Based Peer Group outlined under “Summary of the KERP” in the Compensation Discussion and Analysis section above.

Additionally, in December 2020, upon recommendation of the Compensation Committee, the Board of Directors voted to eliminate payment of the annual award of shares of restricted Common Stock pursuant to the Company’s 2012 Stock Incentive Plan, as amended, that otherwise would have continued to be awarded each Non-Employee Director of the Company (other than Scott D. Vogel) at the conclusion of each year having a value of $100,000, beginning with the year ended December 31, 2020.  Non-Employee Director Compensation Fees in effect as of November 1, 2020 are as follows:

Description	Non-Employee Director Fees(1)
Annual Fee for each Non-Employee Director	$40,000
Monthly Service Fee for each Non-Employee Director	$10,000
Annual Audit Committee Member Fee	$20,000
Annual Committee Member Fee (Compensation Committee; Nominating/Corporate Governance Committee; Executive Committee; Capital Allocation Committee) (2)	$15,000
Annual Fee – Audit Committee Chairman (2)	$25,000
Annual Fee – Compensation Committee Chairman (2)	$20,000
Annual Fee – Nominating/Corporate Governance Committee Chairman (2)	$20,000
Annual Fee – Capital Allocation Committee Chairman (2)	$20,000
Annual Fee – Lead Independent Director	$25,000

(1)	All Non-Employee Directors receive these fees except for Scott D. Vogel, who is compensated as described under “Cash Compensation Arrangements for Director Scott D. Vogel” below.
(2)

Each Committee Chair receives the stated annual fee in lieu of the applicable annual Committee Member fee.  The Capital Allocation Committee was added in November 2019.  Only Non-Employee Director members of the Capital Allocation Committee and the Executive Committee receive the fees reflected in table; Company employees receive no additional compensation for Board or Committee service.

Each Non-Employee Director also receives reimbursement of expenses incurred in attending meetings.

Impact of 2020 COVID-19 Cost Reduction Program

In April 2020, as part of a comprehensive cost reduction program put in place by the Company to help mitigate the effect the COVID-19 pandemic had on the Company and its operations, the Board of Directors voted to temporarily reduce Non-Employee Director compensation.  The temporary fee reduction was in place from April 1, 2020 through August 31, 2020.  Non-Employee Director fees were reduced by 50% for two months and 10% for the remainder of the program.  Full Non-Employee Director fees resumed September 1, 2020.

Prior to the changes made in December 2020, effective January 1, 2017, pursuant to the terms of the Company’s 2012 Stock Incentive Plan, as amended, each Non-Employee Director received an annual award of shares of restricted Common Stock of the Company at the conclusion of each year (which may be payable on the first trading day of the next succeeding calendar year) having a value of $100,000, with the number of shares granted to be based on the average of the high and low trading prices for the Company’s Common Stock on the grant date.

Additionally, effective as of January 1, 2017, any Non-Employee Director that may join the Company in the future will, upon joining the Board of Directors, receive an initial grant of shares of restricted Common Stock of the Company pursuant to the 2012 Stock Incentive Plan, as amended, having a value of $25,000, with the number of shares granted to be based on the average of the high and low trading prices for the Company’s Common Stock on the grant date.

The restrictions on shares of Common Stock received by the Non-Employee Directors set forth in the 2012 Stock Incentive Plan, as amended, provide that such shares may not be transferred during the Non-Employee Director’s term and, upon a Non-Employee Director ceasing to be a member of the Board, all transfer restrictions concerning such Non-Employee Director Shares shall immediately be removed, and such shares shall thereupon be freely transferrable by the Non-Employee Director or by his or her estate or legal representative, as applicable. Each holder of a Non-Employee Director option granted pursuant to the above-stated arrangement has the same rights as other holders of options in the event of a change in control. Options granted to the Non-Employee Directors (i) shall have a term of 10 years from date of grant, (ii) are 100% vested upon grant, (iii) are non-forfeitable prior to the expiration of the term except upon the Non-Employee Director’s conviction for any criminal activity involving the Company or, if non-exercised, within one year following the date the Non-Employee Director ceases to be a director of the Company, and (iv) are non-transferable.

Cash Compensation Arrangements for Director Scott D. Vogel

In connection with the appointment of Scott D. Vogel to the Board of Directors, effective October 7, 2020, the Compensation Committee and the Board of Directors determined that Mr. Vogel would be compensated through cash payments of $35,000 per month made to Vogel Enterprises, LLC, a limited liability company of which Mr. Vogel is the sole member, in lieu of the Company’s standard cash compensation arrangements for Non-Employee Directors.  Mr. Vogel will receive a minimum of six month’s cash compensation ($210,000), unless he voluntarily resigns from the Company’s Board of Directors prior to April 7, 2021.  It also was determined at that time that Mr. Vogel would not receive any of the equity grants normally provided for Non-Employee Directors pursuant to the terms of the Company’s 2012 Stock Incentive Plan, as amended.

Equity Compensation Plan Information as of December 31, 2020

The following table sets forth information as to the Company’s equity compensation plans as of the end of the Company’s 2020 fiscal year:

Plan Category	(a) Number of securities to be issued upon exercise of the outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	None	N/A	6,072,835
Equity compensation plans not approved by security holders	None	N/A	N/A
TOTAL	None	N/A	6,072,835

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors consists of Matthew S. Dominski (Chairman), A. Larry Chapman, John D. Griffith and Carolyn B. Tiffany.  None of the members of the Compensation Committee are or have been officers or employees of the Company or any of its subsidiaries and each member of the Compensation Committee is an Independent Director.

No executive officer of the Company served on any board of directors or compensation committee of any entity (other than the Company or its subsidiaries) with which any member of the Compensation Committee, or any other director of the Company, is affiliated.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information or report be deemed incorporated by reference into any future filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

The Compensation Committee of the Board of Directors of the Company currently is composed of four Independent Directors, Matthew S. Dominski (Chairman), A. Larry Chapman, John D. Griffith and Carolyn B. Tiffany.  The Compensation Committee operates under an amended and restated written charter adopted by the Board of Directors on May 14, 2013.  A copy of the amended and restated charter is available and can be accessed in the “Invest – Investor Relations – Committee Charting” section of the Company’s website at cblproperties.com.  The Company’s Board of Directors has determined that each of the members of the Compensation Committee is “independent” pursuant to the listing standards of the NYSE as currently applicable.

The Compensation Committee has reviewed and discussed with Management of the Company the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K and presented elsewhere in this Proxy Statement.

Based on the Compensation Committee’s review and discussions referred to above, the Compensation Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in the Company’s Proxy Statement for its 2021 Annual Meeting and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC.

COMPENSATION COMMITTEE

Matthew S. Dominski (Chairman)

A. Larry Chapman

John D. Griffith

Carolyn B. Tiffany

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information or report be deemed incorporated by reference into any future filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee of the Board of Directors of the Company currently is composed of three Independent Directors, A. Larry Chapman (Chairman), Matthew S. Dominski and Carolyn B. Tiffany.  The Audit Committee operates under the second amended and restated written charter adopted by the Board of Directors on August 14, 2013.  A copy of the second amended and restated charter is available and can be accessed in the “Invest – Investor Relations – Committee Charting” section of the Company’s website at cblproperties.com.  The Company’s Board of Directors has determined that each of the members of the Audit Committee is “independent” pursuant to the listing standards of the NYSE as currently applicable.

Management is responsible for the Company’s internal controls and financial reporting process.  The Company’s independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with Management and the Company’s independent auditors.  Management reported to the Audit Committee that the Company’s consolidated financial statements for the Company’s 2020 fiscal year were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed these consolidated financial statements with Management and the Company’s independent auditors.  The Audit Committee discussed with the independent auditors the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors their firm’s independence.  The Audit Committee considered whether the provision of services by the independent auditors (other than audit services) is compatible with maintaining the independent auditors’ independence.

Pursuant to the mandates of the Sarbanes-Oxley Act of 2002, the Company’s Board of Directors has determined that A. Larry Chapman, an Independent Director and Chairman of the Audit Committee, as well as Matthew S. Dominski and Carolyn B. Tiffany, all Independent Directors and members of the Audit Committee, each qualify as an “audit committee financial expert” as such term is defined by the SEC.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC and provide in such Annual Report on Form 10-K the disclosure of A. Larry Chapman, Matthew S. Dominski and Carolyn B. Tiffany as “audit committee financial experts.”

AUDIT COMMITTEE

A. Larry Chapman (Chairman)

Matthew S. Dominski

Carolyn B. Tiffany

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

The Company’s Bylaws provide that any contract or transaction (i) between the Company or any entity (such as the Operating Partnership) for which it serves as a general partner, and one or more directors or officers of the Company or (ii) between the Company or any such entity and any other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, must be approved by a majority of the Independent Directors (excluding any director who has an interest in the matter) or by the Company’s shareholders, after the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to them.  The Company’s Code of Business Conduct also contains provisions governing the approval of certain transactions involving the Company and employees (or immediate family members of employees, as defined therein) that are not subject to the provision of the Bylaws described above.

These provisions operate in conjunction with a Related Party Transactions Approval Policy adopted by the Company’s Audit Committee and Independent Directors during 2012 which, as amended to date, includes the following material features:

•

The policy applies to any transaction in which (i) the Company or the Operating Partnership or any subsidiary of either of them, is a participant and (ii) any “Related Person” (as defined by applicable SEC rules) has a direct or indirect material interest.

•

The policy expressly excepts from its approval and ratification requirements certain ordinary course transactions – including employee and director compensation, the redemption of Operating Partnership interests pursuant to CBL Rights (as described below) and any transactions aggregating to less than $10,000 per Related Person per year.

•

The policy establishes procedures for the collection and analysis of information concerning Related Person transactions and for quarterly reporting by the Compliance Committee to the Audit Committee and the Independent Directors concerning all transactions determined to be subject to the policy.

•

The Audit Committee will then determine whether to recommend the transaction (or annual budget for a series of similar transactions, as applicable) be ratified or approved by the Independent Directors (excluding participation by any director with an interest therein).  The Audit Committee will only make such recommendation if, upon review of all material terms of the transaction, it determines that (i) the transaction is in, or is not inconsistent with, the best interests of the Company, and (ii) the terms of such transaction are at least as favorable to the Company as could be obtained from an unrelated third party.  If a majority of the Independent Directors vote to accept a positive recommendation of the Audit Committee, the transaction (or annual budget) is approved under the policy; provided, however, that transactions involving a Related Person who has such status solely due to being a 5% shareholder, where officers, directors and their family members have no interest in such transaction, may be approved under the Company’s regular Board procedures.

•	Approval or ratification of a transaction under the policy does not supersede applicable requirements of the Company’s Bylaws or Code of Business Conduct.

The application of these provisions to the review and approval of those transactions and relationships reported for fiscal 2020 is described in pertinent detail below.

Management Company and Management Agreement

The Company is party to a management agreement with the Management Company pursuant to which the Management Company renders management and administrative services with respect to the Company’s properties.  The Management Company also provides management services for certain properties owned by CBL’s Predecessor and certain other third parties for which the Management Company is paid a management fee.  See “Retained Property Interests.”  The following individuals, collectively, own 100% of the equity interests in CBL’s Predecessor:  Charles B. Lebovitz (49.50%); the four children of Charles B. Lebovitz (Stephen D. Lebovitz (11.21%), Michael I. Lebovitz (11.21%), Alan L. Lebovitz (7.25%), and Beth Lebovitz-Backer (7.25%)); Ben S. Landress (6.82%); and Charles B. Lebovitz Grantor Trust (6.76%).  The Operating Partnership owns 100% of the Management Company’s outstanding preferred stock and common stock.

Operating Partnership Agreement; CBL Rights

The Company, through subsidiaries, serves as the sole general partner of the Operating Partnership and owned, as of March 26, 2021, 196,458,778 common partnership units, representing a 1.0% interest as the sole general partner and a 96.5% interest as a limited partner for an aggregate 97.5% interest in the Operating Partnership.  As of March 26, 2021, CBL’s Predecessor owned 15,729,379 shares of the Company’s Common Stock, for an effective ownership interest of 7.80% in the Operating Partnership.  Certain directors, executive and senior officers also own shares of Common Stock, resulting in a combined total ownership interest by management and CBL’s Predecessor of 10.6% in the Company.  See “Security Ownership of Certain Beneficial Owners and Management” above for information concerning such holdings by the Company’s directors and executive officers as of March 26, 2021.

Pursuant to the Operating Partnership Agreement, the limited partners possess CBL Rights, consisting of the right to exchange all or a portion of their Common Units or Special Common Units (as applicable) in the Operating Partnership for shares of Common Stock or their cash equivalent, at the Company’s election.  The CBL Rights may be exercised at any time and from time to time to the extent that, upon exercise of the CBL Rights, the exercising party shall not beneficially or constructively own shares of Common Stock in excess of the applicable share ownership limits set forth in the Company’s Certificate of Incorporation.  The Company, however, may not pay in shares of Common Stock to the extent that this would result in a limited partner beneficially or constructively owning in the aggregate more than its applicable ownership limit or otherwise jeopardize, in the opinion of counsel to the Company, the Company’s qualification as a REIT for tax purposes.  Further, as detailed in Note 10 – Shareholders’ Equity and Partners’ Capital in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC, which accompanies this Proxy Statement, for so long as the Company’s current distribution suspension results in the existence of a distribution shortfall (as described in the Operating Partnership Agreement), with respect to any of the Series S, Series L or Series K Special Common Units of the Operating Partnership, the Company may not elect to settle any limited partner’s exercise of CBL Rights in cash, and may only do so through the issuance of shares of Common Stock (or other units of the Operating Partnership ranking junior to any such units as to which a distribution shortfall exists).

On March 10, 2020, the Company issued an aggregate of 16,333,947 shares of Common Stock to settle exchange transactions concerning the exercise of CBL Rights with respect to Common Units in the Operating Partnership held by certain related parties, as detailed in the table below:

Limited Partner Exercising Common Unit Exchange Rights	Number of Common Units Exchanged / Shares Issued
CBL & Associates, Inc.	15,520,703
Stephen D. Lebovitz	480,297
Two irrevocable trusts established by Stephen D. Lebovitz and his Wife f/b/o their children	59,015
Michael I. Lebovitz	212,346
Two irrevocable trusts established by Michael I. Lebovitz and his Wife f/b/o their children	61,586
TOTAL	16,333,947

Additionally, on or about July 31, 2020, the Company issued an aggregate of 1,783,403 shares of Common Stock to settle exchange transactions concerning the exercise of CBL Rights with respect to Common Units in the Operating Partnership held by certain related parties, as detailed in the table below:

Limited Partner Exercising Common Unit Exchange Rights	Number of Common Units Exchanged / Shares Issued
Alan L. Lebovitz	155,847
An irrevocable trust established by Alan L. Lebovitz and his Wife f/b/o their children	52,980
Charles B. Lebovitz	756,350
Four partnerships controlled by CBL & Associates, Inc. (CBL Employees Partnership/Conway – 58,203 Units; Foothills Plaza Partnership – 92,793 Units; Girvin Road Partnership – 7,254 Units and Warehouse Partnership – 50,425 Units)	208,675
College Station Associates	489,071
Ben S. Landress*	120,480
TOTAL	1,783,403

*The exchange with Ben S. Landress closed on August 5, 2020.  Mr. Landress ceased to serve as an executive officer of the Company effective May 8, 2020.

The number of shares of Common Stock received by the limited partners of the Operating Partnership upon exercise of CBL Rights is based upon the equivalent number of partnership units owned by the limited partners on a one-for-one basis, and the amount of cash received by the limited partners upon such exercise, in any exchange where the Company elects to pay cash, is based upon the market price of the shares of Common Stock at the time of exercise.

CBL Rights will expire in November 2043 if not exercised prior to that date.

Retained Property Interests and Management Services

CBL’s Predecessor owns interests in outparcels at certain of the Company’s malls and a 21.25% minority interest in Jacksonville Avenues Limited Partnership (“the Avenues”), the majority interest of which is owned by third parties.  A portion of the annual property insurance premiums paid by the Avenues is paid to a captive insurance subsidiary that is wholly owned by the Operating Partnership.  Such payments totaled

$492,282 in 2020.  Additionally, while the Avenues is managed by a third party, the Avenues paid the Management Company approximately $83,807 in management consulting fees during 2020 and such payments were reviewed by the Company’s Audit Committee.  CBL’s Predecessor also paid the Management Company $90,000 during 2020 as reimbursement for the cost of certain management and administrative services provided to CBL’s Predecessor by employees of the Management Company.

Certain Retail Leases

Certain Company officers and employees are partners in partnerships that had 15 leases of space, representing 12,961 square feet in 11 of the Company’s malls during 2020.  One such space representing 1,001 square feet was at a mall that the Company disposed of during 2020.  Such spaces are operated as food service establishments.  The aggregate of all lease payments made (or to be made) to the Company by such entities from January 1, 2020 through the end of the contract term of each of the relevant leases (based on estimates of tenant cost recoveries currently in effect) is $6.3 million, with such payments during fiscal 2020 having totaled $1.5 million.  The following table sets forth information concerning the pro-rata interest in the aggregate of all such lease payments to the Company of each individual who participates in any of these partnerships and served as an executive officer of the Company during 2020, to the extent that the value of such officer’s interest in the aggregate lease payments to the Company exceeds $120,000:

Officer’s Name and Title	Number of Partnerships in Which The Officer Participates(1)	Pro-Rata Interest in Total Lease Payments to the Company Based on Officer’s Aggregate Ownership Interest($)(2)
Charles B. Lebovitz Chairman of the Board of Directors	6	54,659
Stephen D. Lebovitz Director and Chief Executive Officer	2	98,206
Farzana Khaleel Executive Vice President – Chief Financial Officer and Treasurer	2	105,279
Michael I. Lebovitz President	6	318,218
Ben S. Landress Executive Vice President – Emeritus(3)	2	251,886

(1)	These partnership interests are held by each such individual either directly or, on a pro-rata basis, through their ownership interests in CBL’s Predecessor or other affiliated entities.
(2)

Excludes any future percentage rents based on sales levels which are not presently determinable.  Additionally, such partnerships (in the aggregate) paid $3,000 to the Management Company during 2020 as a component of the reimbursement for management and administrative services discussed above under “Retained Property Interests and Management Services.”

(3)	Ben S. Landress ceased to serve as an executive officer of the Company effective May 8, 2020.

Each of these leases has been approved at the time that they were entered into by the Independent Directors in accordance with the Bylaws, and the renewals of such leases that occurred during 2020 were all ratified by the Independent Directors.  In connection with such approvals, the Independent Directors considered management’s opinion that, at the time each of these leases and renewals were entered into, they provided for rental payments at market rates and terms.

Certain Employment Relationships

Alan L. Lebovitz, a son of Charles B. Lebovitz, serves as the Company’s Executive Vice President – Management.  He receives compensation from the Company commensurate with his level of experience and other employees having similar responsibilities, and based upon an annual review of his individual performance conducted in the same manner as for all Company officers.  During 2020, the aggregate compensation paid to Alan L. Lebovitz was $736,136, which includes:

•	cash compensation paid to Mr. Lebovitz during 2020, including a cash bonus paid in March 2020 for service in 2019 and the KERP bonus payment approved in August 2020 and paid in September 2020; and

•	the grant date fair value of equity awards granted in February 2020, calculated in accordance with Financial Accounting Standards Board ASC Topic 718.

Alan Lebovitz also has been eligible for equity awards under the Company’s 2012 Stock Incentive Plan and the Company’s insurance and other employee benefit programs on the same basis as other, similarly situated employees.  The compensation of Alan L. Lebovitz is subject to approval by the Compensation Committee in connection with that Committee’s approval of the compensation of all officers of the Company of the level of senior vice president or higher.

Other

Charles B. Lebovitz is currently an advisory director of First Horizon Bank, Chattanooga, Tennessee (“First Horizon”).  First Horizon is a participating bank in the lender group for the Company’s credit facility, for which Wells Fargo Bank National Association serves as administrative agent.  The credit facility includes a line of credit drawn to its maximum capacity of $675.9 million and a term loan, which had a principal amount of $438.8 million at December 31, 2020.  Apart from the impact of the pending Chapter 11 Cases, the credit facility was set to mature in July 2023.  First Horizon also provides certain cash management services to the Company.  In the future, the Company or the Operating Partnership may, in the ordinary course of business, engage in other transactions with First Horizon on competitive terms.  All such indebtedness has been, and will continue to be, approved by the Company’s Board of Directors.  First Horizon also is a signatory to the Amended RSA.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee evaluates the selection of the Company’s independent auditor each year, and has determined to recommend the appointment of Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.  Deloitte has served as the independent auditors for the Company since May 7, 2002.  In determining whether to recommend the re-appointment of Deloitte as the Company’s independent auditor, the Audit Committee considered various factors, including: Deloitte’s performance on prior audits, and the quality and efficiency of the services provided by Deloitte; an assessment of the firm’s professional qualifications, resources and expertise; Deloitte’s knowledge of the Company’s business and industry; the quality of the Audit Committee’s ongoing communications with Deloitte and of the firm’s relationship with the Audit Committee and Company management; Deloitte’s independence; the appropriateness of Deloitte’s fees; the length of time the firm has served in this role; the impact on the Company of changing auditors; and data on audit quality and performance, including recent PCAOB reports on Deloitte and peer firms.  Considered together, these factors enable the Audit Committee to evaluate whether the selection of Deloitte as the Company’s independent auditor, and the retention of Deloitte to perform other services, will contribute to and enhance audit quality.  Based on its evaluation, the Audit Committee believes that the continued retention of Deloitte to serve as the Company’s independent registered public accounting firm is in the best interest of our shareholders.  Accordingly, the Audit Committee has recommended, subject to ratification by the shareholders, that Deloitte serve as the Company’s independent auditors for the fiscal year ending December 31, 2021.  A representative of Deloitte will attend the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

Independent Registered Public Accountants’ Fees and Services

The Company was billed for professional services provided during fiscal years 2019 and 2020 by Deloitte in the amounts set forth in the following table.

	2019	2020
Audit Fees (1)	$1,319,593	$1,541,607
Audit-Related Fees (2)	200,709	204,700
Tax Fees – Compliance (3)	246,000	246,000
Tax Fees – Consulting (4)	266,180	448,835
All Other Fees (5)	3,790	3,790
Total	$2,036,272	$2,444,932

(1)

Consists of fees billed for professional services in connection with the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2019 and 2020, the audit of the Operating Partnership’s annual financial statements for the fiscal years ended December 31, 2019 and 2020, the audit of the Company’s and the Operating Partnership’s internal controls over financial reporting as of December 31, 2019, reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q during the 2019 and 2020 fiscal years, including the combined financial statements of the Combined Guarantor Subsidiaries of the Operating Partnership, comfort letters and other services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”.  These services include audits of the Company’s subsidiaries pursuant to requirements of certain loan agreements and joint venture agreements and other consultations.

(3)	Consists of fees billed for professional services for assistance regarding federal and state tax compliance.
(4)	Consists of fees billed for professional services for tax advice and tax planning, which consists of tax services related to joint ventures and tax planning.
(5)	Consists of subscription fees for an online accounting research tool.

The Audit Committee of the Board of Directors has considered the services rendered by Deloitte for services other than the audit of the Company’s financial statements and has determined that the provision of these services is compatible with maintaining the independence of Deloitte.

The Audit Committee has adopted a policy that it is required to approve all services (audit and/or non-audit) to be performed by the independent auditor to assure that the provision of such services does not impair such auditor’s independence.  All services, engagement terms, conditions and fees, as well as changes in such terms, conditions and fees, must be approved by the Audit Committee in advance.  The Audit Committee will annually review and approve services that may be provided by the independent auditor during the next year and will revise the list of approved services from time to time based on subsequent determinations.  The Audit Committee believes that the independent auditor can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing such auditor’s independence and that such tax services do not constitute prohibited services pursuant to SEC and/or NYSE rules.  The authority to approve services may be delegated by the Audit Committee to one or more of its members including the Chairman of the Audit Committee, but may not be delegated to management.  If authority to approve services has been delegated to an Audit Committee member, any such approval of services must be reported to the Audit Committee at its next scheduled meeting.  The Audit Committee has not relied on the de minimis exception under applicable SEC rules in approving any of the non-audit fees described above.

Recommendation and Vote Necessary to Approve the Proposal

The Board of Directors, in concurrence with the Audit Committee, proposes and recommends that the shareholders ratify the selection of Deloitte to serve as the independent auditors for the Company’s fiscal year ending December 31, 2021.  Unless otherwise directed by the shareholder submitting such proxy, proxies received in response to this solicitation by the Board of Directors will be voted for approval of the selection of Deloitte to serve as the Company’s independent auditors for the 2021 fiscal year.

The ratification of the selection of Deloitte as the Company’s independent auditors for the 2021 fiscal year must be approved by a majority of the votes cast by shares of Common Stock present or represented at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE SELECTION OF

DELOITTE & TOUCHE LLP AS THE COMPANY’S

INDEPENDENT AUDITORS FOR 2021

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Description of Advisory Vote

As previously reported in the Current Report on Form 8-K that we filed with the SEC on May 12, 2017, and in accordance with the advisory recommendation of our shareholders at the 2017 Annual Meeting, our Board of Directors has determined that we will hold a nonbinding, advisory vote to approve the compensation paid to our Named Executive Officers pursuant to Section 14A of the Exchange Act once every year.  Accordingly, we are including a proposal for our shareholders to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as described in the “Executive Compensation” section comprising pages 29 through 62 of this Proxy Statement (including the Compensation Discussion and Analysis as well as the related compensation tables and narrative discussions set forth in the “Executive Compensation” section).

The Company has statutory officers, but no employees.  Our officers, including the Named Executive Officers, receive all of their compensation in their capacity as employees of the Management Company, which also employs all of the other personnel engaged in the operation of our business.  None of our Named Executive Officers is compensated pursuant to an employment agreement with the Company and the Company does not pay them salaries or bonuses or provide them other compensation or benefits, except for the grants of equity awards under our Stock Incentive Plan as described above in the “Executive Compensation” section of this Proxy Statement.

As described in greater detail in the Compensation Discussion and Analysis above, our Compensation Committee has approved incentive compensation programs for the Company’s Named Executive Officers designed to balance short-term and long-term performance and operational goals as well as stock price performance, and provide the appropriate level of objectivity with subjectivity in an effort to support our Company’s business plan and strategy.  The Compensation Committee’s objectives in administering our executive compensation programs are to ensure that pay levels and incentive compensation are effective in attracting and retaining highly qualified personnel, while also linking overall compensation to the Compensation Committee’s evaluation of both executive and Company performance and serving our objective of linking management’s long-term economic interests with those of CBL’s shareholders.  This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation philosophy, policies, and practices described in this Proxy Statement.

Shareholder Resolution

Under this Proposal 3, shareholders have the opportunity to vote for, against, or abstain from voting with respect to the following resolution:

RESOLVED, that the compensation paid to the Named Executive Officers of CBL & Associates Properties, Inc. (the “Company”), as disclosed pursuant to Item 402 of SEC Regulation S-K in the “Executive Compensation” section of the Company’s Proxy Statement for its 2021 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis as well as the related compensation tables and narrative discussions set forth therein, is hereby approved by the Company’s shareholders on a nonbinding, advisory basis.

Recommendation and Vote Necessary to Approve the Advisory Proposal; Advisory Nature

Approval of the shareholder resolution that is the subject of this Proposal 3 will require the affirmative vote of a majority of the votes cast by shares of our Common Stock present or represented at the Annual Meeting.  Unless otherwise directed by the shareholder submitting such proxy, proxies received in response to this solicitation by the Board of Directors will be voted for approval of such resolution.  The shareholder vote on this proposal is advisory and nonbinding in nature, serves only as a recommendation to our Compensation Committee and Board of Directors, and will not overrule any decisions previously made by the Company, the Compensation Committee or the Board of Directors with respect to executive compensation, nor will it create any duty for the Company, the Compensation Committee or the Board of Directors to take any action in response to the outcome of the vote.  Director compensation disclosed in this Proxy Statement is not subject to or covered by this advisory vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE APPROVAL OF THE FOREGOING ADVISORY RESOLUTION

RELATING TO EXECUTIVE COMPENSATION

DATE FOR SUBMISSION OF SHAREHOLDER
PROPOSALS AND RELATED MATTERS

In accordance with the rules established by the SEC, shareholder proposals to be included in the Company’s Proxy Statement with respect to the 2022 Annual Meeting of Shareholders must be received by the Company at its executive offices located at 2030 Hamilton Place Blvd., Suite 500, CBL Center, Chattanooga, Tennessee 37421-6000, Attention: Corporate Secretary no later than December 24, 2021, and must comply with other applicable SEC rules.

In addition, the Company’s Bylaws provide that any shareholder of record desiring to nominate a director or have a shareholder proposal considered at an annual meeting must provide written notice of such nomination or proposal and prescribed supporting documentation, as set forth in the Bylaws, to the Company at its principal executive offices not less than 90 days (e.g., February 24, 2022) nor more than 120 days (e.g., January 25, 2022) prior to the anniversary date of the prior year’s annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the Anniversary Date, such notice and prescribed supporting documentation must be provided not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.  The Bylaws also provide that the public announcement of a postponement or adjournment of an annual meeting does not commence a new time period for the giving of any such notice.

Further, the Bylaws provide that, in order to utilize the proxy access mechanism adopted by our Board of Directors in February 2016 (as set forth in Section 2.8 of the Bylaws and described in greater detail in our Current Report on Form 8-K filed with the SEC dated February 10, 2016), in addition to satisfying all other relevant requirements under Section 2.8, a nominating shareholder or group must provide a prescribed notice requesting the inclusion of director nominees in the Company’s proxy materials and provide other required information to the Company not less than 120 days (e.g., January 25, 2022) nor more than 150 days (e.g., December 26, 2021) prior to the Anniversary Date specified above.  Section 2.8 also provides that, in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such Anniversary Date, such notice and prescribed supporting documentation must be provided not earlier than 150 days prior to such annual meeting and not later than 5:00 p.m. Eastern Time on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

HOUSEHOLDING OF PROXY MATERIALS

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement (together, the “proxy materials”).  This practice is known as “householding.”  If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process.  If the foregoing procedures apply to you, your broker has sent one copy of our proxy materials to your address.  If you wish to revoke your consent to householding, or to request householding if you are receiving multiple copies of our proxy materials, you must contact your broker, bank or other nominee.

If you did not receive proxy materials, you can obtain a copy by contacting your bank or broker or other nominee.  Or, you may contact our Executive Vice President – Chief Investment Officer, either by mail or telephone at our corporate office, as listed on the first page of this Proxy Statement, or by e-mail to Katie.Reinsmidt@cblproperties.com.

OTHER BUSINESS OF THE MEETING

Management is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement.  However, if any matters of which management is not now aware should come before the meeting or any adjournment, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto.  Upon receipt of such proxies (in the form enclosed and properly signed) in time for voting, the shares represented thereby will be voted as indicated thereon and in this Proxy Statement.

By Order of the Board of Directors

STEPHEN D. LEBOVITZ
Chief Executive Officer

Chattanooga, Tennessee

April 23, 2021

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2020, AS AMENDED, MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER TO WHOM THIS PROXY STATEMENT IS SENT UPON WRITTEN REQUEST TO CBL INVESTOR RELATIONS, CBL PROPERTIES, 2030 HAMILTON PLACE BLVD., SUITE 500, CBL CENTER, CHATTANOOGA, TENNESSEE 37421-6000.

VOTE BY INTERNET  Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time, on May 24, 2021 the day before the meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/CBL2021  You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, on May 24, 2021 the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  D42786-P50934  KEEP THIS PORTION FOR YOUR RECORDS  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  DETACH AND RETURN THIS PORTION ONLY  CBL & ASSOCIATES PROPERTIES, INC.  For Withhold For All  To withhold authority to vote for any individual  The Board of Directors recommends you vote FOR  the following:  All  All  Except  nominee(s), mark "For All Except" and write the  number(s) of the nominee(s) on the line below.  1. To re-elect nine directors to serve for one year and until their respective successors have been duly elected and qualified.  Nominees:      01) Charles B. Lebovitz  02) Stephen D. Lebovitz  03) A. Larry Chapman  04) Matthew S. Dominski  05) John D. Griffith  06) Richard J. Lieb  07) Kathleen M. Nelson  08) Carolyn B. Tiffany  09) Scott D. Vogel  The Board of Directors recommends you vote FOR proposals 2 and 3.  For Against Abstain  2. To ratify the selection of Deloitte & Touche, LLP as the independent registered public accountants for the Company's fiscal year ending  December 31, 2021.  3. An advisory vote on the approval of executive compensation.  NOTE: Such other business as may properly come before the meeting or any adjournment thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,  administrator, or other fiduciary, please give full title as such. Joint owners should each sign  personally. All holders must sign. If a corporation or partnership, please sign in full corporate  or partnership name by authorized officer.  Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date   CBL & ASSOCIATES PROPERTIES, INC.  2030 HAMILTON PLACE BLVD, SUITE 500  CHATTANOOGA, TN 37421-6000

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.  D42787-P50934  CBL & ASSOCIATES PROPERTIES, INC.  ANNUAL MEETING OF STOCKHOLDERS ON MAY 25, 2021  This proxy is solicited on behalf of the Board of Directors  The undersigned hereby appoints CHARLES B. LEBOVITZ and STEPHEN D. LEBOVITZ, and each or any of them proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders to be held on Tuesday, May 25, 2021 at 4:00 p.m., EDT, at www.virtualshareholdermeeting.com/CBL2021 or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.  IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.  (PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.)  Continued and to be signed on reverse side